As filed with the Securities and Exchange Commission on March 31, 2005   File #333-112790

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under the

SECURITIES ACT OF 1933

ENERGY EXPLORATION TECHNOLOGIES INC.
(Name of Small Business Issuer in its Charter)

Alberta	1311	N/A
State or other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S Employer Identification No

840 7th Avenue S.W., Suite 700
Calgary, Alberta, Canada, T2P 3G2         Telephone(403) 264-7020
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Copies of Communications to:

W. Scott Lawler Esq.

1530-9th Avenue S.E.,

Calgary, Alberta, Canada, T2G 0T7

Telephone (403) 693-8014, Facsimile (403) 272-3620

Approximate date of commencement of proposed sale to the public: as soon as possible after this Registration Statement is effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

#

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share	Proposed Aggregate Offering Price	Amount of Registration Fee
Common shares, no par value Common shares, no par value Common shares, no par value Common shares, no par value Common shares, no par value	1,875,000 124,000 101,700 1,400,298 58,000	$2.50 (1) $2.37 (2) $1.91 (3) $1.91 (3) $1.91 (3)	$4,828,125.00 $293,880.00 $194,247.00 $2,674,569.00 $110,780.00	$379.22 $37.23 $22.86 $314.80 $13.04

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of Regulation C as of the close of the market on December 23, 2003.

(2)

Estimated solely for the purpose of calculating the registration fee for these additional shares pursuant to Rule 457(c) of Regulation C as of the close of the market on April 30, 2004.

(3)

Estimated solely for the purpose of calculating the registration fee for these additional shares pursuant to Rule 457(c) of Regulation C as of the close of the market on March 29, 2005.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

SUBJECT TO COMPLETION

3,558,998 SHARES OF COMMON STOCK OFFERED BY THE SELLING SHAREHOLDERS

This prospectus relates to the public offer and sale by some of the shareholders of Energy Exploration Technologies Inc., an Alberta corporation (“NXT”) of 3,558,998 common shares during the period in which the registration statement containing this prospectus is effective.  The shares offered by our shareholders may be sold on the Over-the-Counter/Bulletin Board, in negotiated transactions with a broker-dealer or market maker as principal or agent, in privately negotiated transactions not involving a broker or dealer, or by a combination of these methods.  Broker dealers who effect sales under this prospectus may receive compensation from the selling shareholders in the form of discounts or commissions.  We will not receive any proceeds from the sale of these shares.  The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold.  Our common shares trade over the-counter on the OTC Bulletin Board under the symbol "ENXTF".  On March 15, 2005, the last reported closing price for our common shares as reported by the OTC Bulletin Board was $1.85 per share.

An investment in the common shares offered for sale under this prospectus involves a high degree of risk.

See "Risk Factors" beginning on page 4 of this prospectus.

______

Neither the United States Securities and Exchange Commission or the securities administrator or similar regulatory authority of any other national, state, provincial or other jurisdiction, including the Alberta Securities Commission, has approved or disapproved of the common shares offered for sale under this prospectus or the merits of that offering, or has determined that this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
______

Principal Executive Offices:  840 -7th Avenue S.W., Suite 700, Calgary, Alberta, Canada T2P 3G2

(403) 264-7020

Dated March 31, 2005

Table of Contents

PART I

PROSPECTUS SUMMARY

This summary highlights important information about our company and business.  Because it is a summary, it may not contain all of the information that is important to you.  You should carefully read this prospectus in its entirety, including the risk factors and the financial data and statements contained elsewhere in this prospectus.

Our consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America. We currently hold the bulk of our cash in Canadian currency. However, we conduct all of our equity financing activities in United States dollars. The majority of our sources and uses of cash are transactions in United States dollars. Therefore, our functional currency is the United States dollar. All references to "dollars" in this prospectus refer to United States or U.S. dollars unless specific reference is made to Canadian or CDN dollars.  The rate of exchange of Canadian dollars to United States dollars as of March 2, 2005, was CDN $1.2394 to US $1.  For information relative to the conversion of Canadian amounts into US dollars, see the section contained in explanatory Note 2 to our annual consolidated financial statements captioned "Foreign Currency Translation".

Company

We are a reconnaissance exploration company that utilizes our stress field detector (SFD) technology, for the exploration of oil and gas.  The SFD technology is a remote-sensing airborne survey technology comprised of SFD and integrated electronic data acquisition, processing and interpretation subsystems and software. Our principal executive offices are located at 700, 840 - 7 Avenue SW, Calgary, Alberta, Canada and our telephone number is (403) 264-7020. We are a reporting company in the United States under the Securities Exchange Act of 1934, and the common shares trade publicly over-the-counter within the United States on the OTC Bulletin Board under the symbol "ENXTF".

Offering

This prospectus relates to the public offer and sale by some of our common shareholders of 3,558,998 shares. The foregoing offering is to be sold during the period in which the registration statement containing this prospectus is effective. The shares offered by our shareholders are to be sold on the Over-the-Counter/Bulletin Board, in negotiated transactions with a broker-dealer or market maker as principal or agent, in privately negotiated transactions not involving a broker or dealer, or by a combination of these methods.  Broker dealers who effect sales under this prospectus may receive compensation from the selling shareholders in the form of discounts or commissions.  We will not receive any proceeds from the sale of these shares.  The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold.

Business

We use our SFD to survey large exploration areas from leased aircraft at speeds of approximately 200 mph to identify and prioritize leads for further evaluation and potential drilling.   The Company utilizes leased aircraft for the purpose of conducting the SFD surveys. Our survey equipment racks have been aircraft type certified by the Canadian Ministry of Transport for both the Piper Cheyenne and Piaggio aircraft models. SFD has been successfully field tested for independent geologists and joint venture partners.  Our SFD provides us with the ability to identify the location of potential hydrocarbon prospects in a matter of days or weeks, as compared to months or years using conventional seismic methods employed in wide-area exploration activities.  Once the location of potential hydrocarbon deposits are identified through the analysis and interpretation of the SFD data, the Company uses conventional geophysical technologies to further confirm and qualify the prospects prior to the selection of drilling sites.

Corporate Objective

Our corporate objective is to become an industry leader in technology-driven oil and natural gas exploration.  We believe our SFD technology has the potential to provide significant competitive advantages.

Business Strategy

Our primary objective is to become profitable and self-sustaining:

•	through the development or sale of our current inventory of properties;
•	by taking the lead in identifying areas, which are most attractive for exploration, using SFD;
•	through the early acquisition of mineral rights;
•	by direct participation in the selection of drilling locations; and
•	by the sale of the properties as they reach the developed stage.

We believe that the majority of the value of hydrocarbon reserves is added early in the development cycle and we plan to sell the reserves as the value-adding curve begins to level off. We do not plan to be a long-term production based company, although we may hold properties after they begin production for periods of time while we wait for oil and natural gas prices to increase. Reserves will be treated as portfolio investments and will be sold off as product prices rise and held when prices drop. This strategy will require discipline and focus, as it tends to be contrary to the activities of many industry players. Also, we will need to build a financial reserve to enable us to sustain operations through the cyclical price downturns that regularly occur in this industry.

We believe that by successfully exploiting our SFD we will be able to achieve market acceptance, and access to the additional capital to fund the exploration, land acquisition and drilling efforts that will be necessary to fund our future growth and expansion.  We are hopeful that the recent developments of our business operations in Syria and elsewhere in the Middle East will result in market acceptance of our SFD technology.  The efforts in the Middle East are still in the very early stages and it is not possible to provide any forecast of operations. We are still trying to determine what opportunities we will have by investigating the interest that has been expressed in the SFD technology. We have  completed a survey in Syria under test conditions defined by the Syrian Petroleum Company. The results of this survey are very encouraging. Our President, General Manager and all of our technical staff have spent between 5 and 12 weeks in Syria working on the test and establishing relationships. Also, since we are new to international operations and will be proceeding slowly and carefully, we are unable at this time to describe what form our operations in the Middle East may ultimately take.

OPERATIONAL RESULTS

During 2004, the following significant events occurred:

•

In February, the 11-18-25-27w4 gas well commenced production. NXT has a 22.5% working interest in the well and the net production averages 38,000 cubic meters per month (1,330,000 cubic feet). The average net income from the gas production is US $ 3,100 per month (Cdn $ 4,000 per month)

•

In March, we conducted a market test of the SFD technology in Syria. In cooperation with the Syrian Petroleum Company (SPC). NXT surveyed 61,000 km2 (23,500 mi2) in six days. NXT paid for the cost of the SFD survey and SPC provided the geologists and geophysicists to compare their data with the results of the SFD survey. NXT used the SFD survey data to identify "Prospect

Areas". A Prospect Area is defined as having a cluster of SFD anomalies on at least two crossing flight lines. NXT interprets Prospect Areas to have the highest potential for oil or natural gas. NXT identified 17 Prospect Areas from the interpretation of the survey data. SPC reviewed the 17 Prospect Areas and stated that SPC had drilled 12 of the 17 Prospect Areas. SPC was producing 11 of the 12 drilled Prospect Areas at a cumulative rate of 200,000 barrels of oil equivalent per day. Of the remaining 5 Prospect Areas, 3 had been identified with seismic and 2 were new structures. The results obtained supported the results of successful field tests for independent geologists and joint venture partners conducted in North America.

•

In June, we held our annual meeting of shareholders at which members of our board of directors were re-elected to serve another term and the appointment of our independent registered chartered accountants Deloitte & Touche LLP, was confirmed.

•

On August 25, 2004, we entered into two (2) agreements with our Chief Executive Officer and President, Mr. George Liszicasz, to solidify our respective rights to, access to and ownership of the intellectual property and sensors used in our aerial surveys, referred to as the SFD technology, and also obligate Mr. Liszicasz to provide us with his know-how and technical expertise in connection with our use of the sensors.

•

Our management periodically reviews the carrying value of our property and equipment to ensure that any permanent impairment in value is recognized and reflected in our results of operations. As a part of these reviews, our management performs an overall assessment of each of our unproved oil and natural gas properties to determine if any of these properties had been subject to any impairment in value.  As at December 31, 2004 we have determined that our unproved properties continue to have prospective commercial viability but that an impairment of $173,213     ($945,000 in 2003) should be recorded against our properties.

During 2003, the following significant events occurred:

•	In February we actively commenced business development activities in the Middle East
•	In March we sold all of our U.S. properties for $720,000 cash and the return to treasury of all of our outstanding preferred shares
•

Also in March, a well at Dalroy, Alberta that we have a small interest in was completed and tested. Right of way delays persisted until 2004 and the well was tied into the gathering system in early 2004.

The well at Carbon, Alberta commenced production and we have a 5% overriding royalty.

•	In May we conducted a 5,000 kilometer airborne survey in B.C.
•	In June we sold our working interest in the Monarch property
•	In September, we closed a private placement for $750,000 for which we issued 1,875,000 common shares
•	Also, in September our proposal to conduct an SFD technology evaluation survey in Syria was accepted by the Syrian Petroleum Company
•	In October we continued NXT from Nevada to Alberta
•	In November, drilling commenced on our South Adsett prospect in B.C.
•	In December we commenced two private placements and closed the 2003 flow-through placement segment
•	In December the South Adsett drilling was completed. It was tested in February 2004 and abandoned
•

In December we also received notice that the Ministry of Petroleum and Mineral Resources of the Syrian Arab Republic had received approval for the SFD technology evaluation survey from other Ministries and Departments such as the military as they control the fly zones.

During 2003, NXT completed the following private placements:

On September 11, 2003, NXT issued 1,875,000 shares of its common stock at $0.40 per share for total gross proceeds of $750,000. The shares were issued under the Company’s Confidential Offering Memorandum dated July 22, 2003, which was fully subscribed for.

In December 2003, NXT issued 101,700 private flow-through shares for total gross proceeds of $203,400. Flow-through shares differ from common shares in that they allow the company to pass Canadian exploration expenditure deductions through to the holders of the flow-

through shares.

Our fundraising efforts in 2004 resulted in the following transactions:

In 2004 we raised a total of $1,407,878 through the private placement of 706,269 units at $2.00 per unit. Each unit consisted of one (1) common share and a warrant to purchase an additional share for $2.75, with a term of one (1) year.

From November 3 through November 19th, we entered into a series of loan agreements with our CEO and largest shareholder, Mr. George Liszicasz, in which we borrowed a total of $233,253, at a rate of 7.0% per annum, with loans maturing on November 17, 2005; we also have the option to borrow an additional $100,000 CDN from Mr. Liszicasz. On November 20, 2004 we received a subscription agreement from one of the members of our Board of Directors, His Highness Sheikh Al Hassan Bin Ali Bin Rashid Al Nuaimi, to purchase 250,000 units at a price of $2.00 per unit. Each unit consists of one common share and a warrant to purchase one additional common share for $2.75 within the next year.  We expect to close on this subscription agreement and receive the subscription proceeds during the second quarter of 2005.

On December 1, 2004, we raised an additional $1,000,000 through the private placement of 571,429 shares, which included the issuance of warrants to purchase an additional 610,000 shares at $2.75 per share with a term of one (1) year.

RISK FACTORS

Uncertainties And Risk Factors That May Affect NXT'S Future Results And Financial Condition

You should consider an investment in the common shares to involve a high degree of risk and to be subject to many uncertainties.  The following section contains a description of the material risk factors associated with an investment in NXT and should be read and considered carefully. The risk factors and uncertainties enumerated below may materially adversely affect our business, operating results and financial condition, and could result in a complete loss of any value in the common shares.

Uncertainties And Risk Factors Generally Relating To Our Business

Our business plans are still unproven.  The failure of our plans could ultimately force us to reduce or suspend operations and even liquidate our assets and wind-up and dissolve our company

Exploration and development of oil and natural gas is extremely risky. An investment in our company should be considered highly speculative due to the nature of our involvement in the exploration, development and production of oil and natural gas.  Oil and gas exploration involves a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome.  There is a risk that expenditures we make on future exploration might not result in new discoveries of oil or gas.  Exploratory drilling is subject to numerous risks, including the risk that no commercially productive oil and natural gas reservoirs will be encountered.  The cost to drill, complete and operate wells is often uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors including unexpected drilling conditions, abnormal pressures, equipment failures, premature declines of reservoirs, blow-outs, cratering, sour gas releases, fires, spills or other accidents, as well as weather conditions, compliance with governmental requirements, delays in receiving governmental approvals or permits, unexpected environmental issues and shortages or delays in the delivery of equipment.  Our inability to locate commercial quantities of oil and natural gas would have a material adverse effect on our business, consolidated financial condition and results of operations.

Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after exploration, drilling, operating and other costs.  Completion of wells does not necessarily mean that we will earn a profit on the investment or recovery of exploration, drilling, completion and operating costs.  Drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect production.  Adverse conditions include delays in obtaining governmental approvals or consents, shut-ins of connected wells resulting from extreme weather conditions, insufficient storage or transportation capacity or other geological and mechanical conditions.

We have accumulated losses since our inception, and our continued inability to generate sufficient revenues and profits would adversely affect our ability to participate in land acquisition, seismic and drilling projects or raise additional capital, and could ultimately force us to reduce or suspend operations and even liquidate our assets and wind-up and dissolve our company

We anticipate that we will continue to incur operating losses in 2005 unless and until we are able to locate and monetize oil and gas prospects.

If we do not raise sufficient additional capital to fully fund our survey and operational requirements, we will be forced to reduce or even suspend our operations, and may even be forced to liquidate our assets and wind-up and dissolve our company

We hope to activate our assets through farm-ins, drilling or dispositions to raise additional capital. There is significant risk that we might not be able to secure the additional capital we require to fully or partially fund our plans in a manner which will not be objectionable to our company or our shareholders, including substantial dilution.  Our inability to raise sufficient additional working capital in the longer-term would likely force us to suspend our operations, and possibly even liquidate our assets and wind-up and dissolve our company.

Our current financial condition is tenuous and poses a risk that we may not be able to continue as a going concern.

Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time.

For the year ended December 31, 2003, we incurred a loss of $2,352,359. In the nine months ended September 30, 2004, we incurred a loss of $2,473,521, have an accumulated deficit of $25,275,628 and have a working capital deficiency of $19,208 as at the end of the period.  We expect to continue incurring net losses from operation and have negative operating cash flows until we can secure revenue-generating activities.  These circumstances raise substantial doubt about our ability to continue as a going concern.

Additional information regarding NXT’s ability to continue as a going concern can be found in the prospectus under the heading  Liquidity and Capital Resources – Sources of Cash , which is part of the section entitled “Operating and Financing Review and Prospects”.

Our future success is dependent upon our ability to successfully identify commercially viable hydrocarbon accumulations

Our future success is dependent upon our ability to successfully identify commercially viable hydrocarbon accumulations for development.  Based on our business plan, we will be dependent on:

• •	- the capability of our SFD technology in identifying SFD prospect
• • • •

- our ability to independently raise the funds necessary to exploit these prospects; continued development of the empirical correlations between known hydrocarbon deposits and the SFD signal responses; and - continued development of our understanding of the scientific principles of the SFD technology.

  To date, we have not identified the physical nature of the SFD process nor have we successfully      identified commercial oil and gas properties with the SFD process.

Our revenues and cash flow will be principally dependent upon the success of drilling and production from prospects in which we participate

Pursuant to our business plan, our revenues and cash flow will, at least in the near-term, be principally dependent upon the success of drilling and production from prospects in which we participate in the form of an overriding royalty or a working interest or other participation right.  Exploratory drilling is subject to numerous risks, including the risk that no commercially productive oil and natural gas reservoirs will be encountered.  The cost to drill, complete and operate wells is often uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors including unexpected formation and drilling conditions, pressure or other irregularities in formations, equipment failures or accidents, as well as weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment.

Our future operating results may fluctuate significantly

Our future operating results may fluctuate significantly depending upon a number of factors including industry conditions, prices of oil and natural gas, rate of drilling success, rates of production from completed wells and the timing of capital expenditures.  This variability could have a material adverse effect on our business, consolidated financial condition and results of operations.  In addition, any failure or delay in the realization of expected cash flows from initial operating activities could limit our future ability to continue exploration and to participate in economically attractive projects.

Volatility of oil and natural gas prices could have a material adverse effect on our business

Oil and natural gas are commodities whose prices are determined based on world demand, supply and other factors, all of which are beyond our control.  It is impossible to predict future oil and natural gas price movements with any certainty, as they have historically been subject to wide fluctuations in response to a variety of market conditions, including:

•	relatively minor changes in the supply and demand for oil and natural gas,
•	economic, political and regulatory developments, and
•	competition from other sources of energy.

Any extended or substantial decline in oil and natural gas prices would have a material adverse effect on:

•	our ability to negotiate favorable joint ventures with viable industry participants;
•	our ability to acquire drilling rights;
•	the volume of oil and natural gas that could be economically produced;
•	our cash flow; and
•	our access to capital.

We do not currently intend to engage in hedging activities and may be more adversely affected by fluctuations in oil and natural gas prices than other industry participants that do engage in such activities.  A sustained material decline in prices from historical average prices could add additional limitation factors to our borrowing base, reducing credit available to our company.  Our business, consolidated financial condition and results of operations would be materially and adversely affected by adverse changes in prevailing oil and natural gas prices.

We compete directly with independent, technology-driven exploration and service companies and with major oil and natural gas companies in our exploration for and development of commercial oil and natural gas properties.

There is a risk that other companies or individuals may develop exploration services that are superior to our SFD technology.  Increased competition could impair our ability to attract viable industry participants, and to negotiate favorable participations and joint ventures with such parties, which could materially and adversely affect our business, consolidated financial condition and results of operations.

The oil and natural gas industry is highly competitive.  Many companies and individuals are engaged in the business of acquiring interests in and developing oil and natural gas properties and the industry is not dominated by any single competitor or a small number of competitors.  We will compete with numerous industry participants for the acquisition of land and rights to prospects, and for the equipment and labor required to drill and develop those prospects.  Many of these competitors have financial, technical and other resources substantially in excess of those available to us.  These competitive disadvantages could adversely affect our ability to participate in projects with favorable rates of return.

Our inability to retain our key managerial and research and development personnel could have a material adverse effect on our business

Our success depends to a significant extent on the continued efforts of our executive officer, Mr. George Liszicasz, the inventor of our SFD technology, who is our Chief Executive Officer and who is responsible for the continuing development of our SFD technology.  The loss of Mr. Liszicasz could have a material adverse effect on our business, consolidated financial condition and results of operations.  Mr. Liszicasz would not be prevented from working for other companies in the oil and natural gas industry so long as they did not employ SFD technology should he elect to terminate his employment with us. We also do not carry key person life insurance policies on our executive officer.

Our success also depends on the continued efforts of our SFD research and development team, which is composed of a small number of individuals.  Replacement of these individuals would be very difficult as they are the only ones with any theoretical or working knowledge of how to interpret SFD data or how our SFD technology operates, and it would take a significant period of time to train any replacement personnel.  Until such time as we have a fully trained complement of SFD research and development team, the loss of any members of this team could adversely affect the pace at which we interpret SFD data or affect improvements to our SFD technology, which could adversely impact our business, consolidated financial condition and results of operations.

We may be unable to attract the qualified managerial, geological and geophysical, and research and development personnel required to implement our longer-term growth strategies

Our ability to implement our longer-term growth strategies depends upon our continuing ability to attract and retain highly qualified geological, technical, scientific, information management and administrative personnel.  It is quite possible that we will not be able to retain our key managerial, professional or technical employees, or that we will not be able to attract and retain additional highly qualified managerial, professional or technical personnel in the future.  Our inability to attract and retain the necessary personnel could impede our growth.

Our limited operating history could adversely affect our business

We are subject to all the risks and issues inherent in the establishment and expansion of a new business enterprise including, among others, problems of using a newly developed technology, hiring and training personnel, acquiring reliable facilities and equipment, and implementing operational controls. Our failure to successfully address these risks could have a material, adverse effect on our business, financial condition and results of operations.

We may be unable to effectively manage our expected growth

Our success will depend upon the expansion of our business.  Expansion will place a significant strain on our financial, management and other resources, and will require us, among other things, to:

•	change, expand and improve our operating, managerial and financial systems and controls; and
•	improve coordination between our various corporate functions.

Our business may be adversely affected by currency fluctuation, regulatory, political and other risks associated with international transactions

 We currently operate within Canada and anticipate we will also operate in other countries in the foreseeable future.  These risks include fluctuating exchange rates; regulation by the government of Canada as well as by foreign governments of fund transfers and export and import duties and tariffs. Up to the date of this prospectus, we have only transferred funds into an account held in the United Arab Emirates.  We have not tried to transfer any funds from the United Arab Emirates. or any other Middle Eastern jurisdiction.  Therefore, we are not aware if there will be any restrictions on the transfer of funds from that region.

We do not currently engage in activities to mitigate the effects of foreign currency fluctuations.  If earnings from international operations increase, our exposure to fluctuations in foreign currencies may increase.

Operations in foreign jurisdictions may encounter potentially unstable political environments that will put our staff and/or resources at risk.

We are actively pursuing opportunities in Syria and the  United Arab Emirates Certain members of our staff have spent up to two months in Syria as part of efforts to establish business relations. Moreover,  the United States has classified Syria as one of the countries with which U.S. companies are restricted from doing business.  While we are not a U.S. company and thus such restrictions are not applicable to our company, there is some concern that ultimately we might suffer some consequence of operating or attempting to operate in Syria.  However, we have no information that would support such concern.  Therefore, we cannot specifically describe this risk or its consequences on us or an investment in our company.  We may also have dealings with other countries in the Middle East region. Our success depends upon our ability to manage or avoid situations which could lead to having our staff or assets at risk.

Our business within Canada may be adversely affected by the enforcing of the Kyoto Accord

In December of 2002, the Canadian government ratified the Kyoto Accord.  Under the Kyoto Accord, industrialized countries and countries in transition to a market economy agreed to bring their emissions of greenhouse gases to 5% less than 1990 levels. They also agreed to foster energy efficiency in their economies, promote the development of cleaner energy sources, and employ agricultural practices that have a sustainable environmental impact. By ratifying the Kyoto Accord, the Canadian government agreed to reduce greenhouse gas emissions to 6% below 1990 levels by 2012. This would represent a 26% reduction from projected 2012 levels.   It is expected that the Canadian government will enact new environmental regulations in order to meet the goals set out in the Kyoto Accord.  We believe that these new regulations will have negative repercussions on our Canadian operations but cannot determine the full impact of these at this time.

A single shareholder retains the ability to influence or control our company

Mr. George Liszicasz, our principal executive officer and largest shareholder, beneficially owns approximately 24% of the common shares outstanding as of the date of this prospectus, and therefore has a substantial influence in all shareholder matters.

There is an inherent conflict of interest arising as a result of the relationship between our principal stockholder and the licensor of our SFD technology

Mr. George Liszicasz indirectly controls our company and is a major shareholder and director of Momentum Resources, which has granted us an exclusive license to identify oil and natural gas prospects, using the SFD technology, while reserving the exclusive right to use the SFD technology for purposes other than oil and natural gas exploration. As a result of the foregoing relationships, certain conflicts of interests between our company, Momentum Resources and Mr. Liszicasz may directly or indirectly arise, including the proper exercise by Mr. Liszicasz of his fiduciary duties on our behalf as a controlling stockholder and, to the extent applicable, as a director of our company in connection with any matters concerning Momentum Resources such as, by way of example and not limitation:

•	disputes regarding the validity, scope or duration of our SFD technology license;
•	the exploitation of corporate opportunities;
•	rights to proprietary property and information;
•	maintenance of confidential information as between entities;
•	the structure and amount of the compensatory arrangements under the license; and
•	potential competition between our company and Momentum Resources.

At present, Mr. Liszicasz directs 100% of his time at the business of NXT.

We may be unable to protect our intellectual property

The licensor of our SFD technology, our president, George Liszicasz, claims common law ownership of that technology, but has not obtained patent or copyright protection for those rights.  In the absence of significant patent or copyright protection, we may be vulnerable to competitors who attempt to imitate the SFDs, or to develop functionally similar technologies.

We rely upon trade secret protection and confidentiality and non-disclosure agreements with our employees, consultants and others to protect our proprietary rights.  Furthermore, if Mr. Liszicasz were to apply for and receive patent protection, we do not believe that the patent would necessarily protect Mr. Liszicasz or our company from competition.   Mr. Liszicasz and our company therefore anticipate continued reliance upon contractual rights and on common law to protect our trade secrets.  The steps taken by our company and Mr. Liszicasz to protect our respective rights may not be adequate to deter misappropriation, or to preclude an independent third party from developing functionally similar technology.

There is a risk that others will independently develop substantially equivalent proprietary information and techniques, or otherwise gain access to Mr. Liszicasz’s or our trade secrets, or otherwise disclose aspects of the SFD device, or that we will not be able to meaningfully protect our trade secrets.  There is also a risk that Mr. Liszicasz or our company will be required to defend against litigation or to enforce or defend intellectual property rights relating to SFD devices due to the fact that the SFD technology does not have any patent protection.  Legal and accounting costs relating to prosecuting or defending intellectual property rights may be substantial.

Uncertainties And Risks Relating To Common Shares

There is only a limited public market for our common shares on the OTC/Bulletin Board, and there is a risk that that a broader or more active public trading market for our common shares will never develop or be sustained, or that current trading levels will not be sustained.

.

The market price for the common shares on the OTC Bulletin Board has been and we anticipate will continue to be extremely volatile and subject to significant price and volume fluctuations in response to a variety of external and internal factors.  This is especially true with respect to emerging companies such as ours.  Examples of external factors, which can generally be described as factors that are unrelated to the operating performance or financial condition of any particular company, include changes in interest rates and worldwide economic and market conditions, as well as changes in industry conditions, such as changes in oil and natural gas prices, oil and natural gas inventory levels, regulatory and environment rules, and announcements of technology innovations or new products by other companies.  Examples of internal factors, which can generally be described as factors that are directly related to our consolidated financial condition or results of operations, would include release of reports by securities analysts and announcements we may make from time-to-time relative to our operating performance, drilling results, advances in technology or other business developments.

Because we have a limited operating history and no profits to date, the market price for the common shares is more volatile than that of a seasoned issuer.  Changes in the market price of the common shares, for example, may have no connection with our operating results or prospects.  No predictions or projections can be made as to what the prevailing market price for the common shares will be at any time, or as to what effect, if any, that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Sales of substantial amounts of the common shares on the public market, or the perception that substantial sales could occur, could adversely affect the prevailing market prices for those shares and also, to the extent the prevailing market price for the common shares is reduced, adversely impact our ability to raise additional capital in the equity markets.  In addition, our employees, former employees, directors and consultants currently hold vested options entitling them to acquire 653,663 common shares.  Should these persons exercise these options, it is likely they would sell some or all of the underlying common shares on the public markets in order to procure liquidity to pay taxes as well as other reasons they may deem pertinent.

You will be subject to the penny stock rules to the extent our stock price on the OTC Bulletin Board is less than $5.00

Since the common shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States, trading in the common shares on the OTC Electronic Bulletin Board is subject, to the extent the market price for the common shares is less than $5.00 per share, to a number of regulations known as the "penny stock rules".  The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for the common shares and may severely and adversely affect the ability of broker-dealers to sell the common shares.

You should not expect to receive dividends

We have never paid any cash dividends on shares of our capital stock, and we do not anticipate that we will pay any dividends in the foreseeable future.  Our current business plan is to retain any future earnings to finance the expansion of our business.  Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our consolidated financial condition, results of operations, capital requirements and other factors as our board of directors may deem relevant at that time.

Our right to issue additional capital stock at any time could have an adverse effect on your proportionate ownership and voting rights

We are authorized under our Articles of Incorporation to issue an unlimited number of common shares and an unlimited number of preferred shares.  Subject to compliance with applicable corporate and securities laws, we may issue these shares under such circumstances and in such manner and at such times, prices, amounts and purposes as our board of directors may, in their discretion, determine to be necessary and appropriate.  Your proportionate ownership and voting rights as a common shareholder could be adversely affected by the issuance of additional common shares, including a substantial dilution in your net tangible book value per share.

IDENTITY OF DIRECTORS, SENIOR MANAGEMENT AND AUDITORS

A.

DIRECTORS AND SENIOR MANAGEMENT.

The following sets forth the names, business addresses, and functions of our directors and senior management:

Donald E. Foulkes

39 Pinnacle Ridge Dr., Calgary, Alberta T3Z 3N7

Mr. Foulkes is a member of NXT's Board of Directors.

Dennis Hunter

Box 9069, Santa Rosa, CA  95403

Mr. Hunter is a member of NXT's Board of Directors.

George Liszicasz - Chief Executive Officer and President

383 Arbour Lake Way NW, Calgary, Alberta, T3G 4A2

Mr. Liszicasz is responsible for setting corporate goals and strategy, as well as providing SFD date interpretation.

Douglas Rowe

246 Artist View Way, Calgary Alberta, T3N 3N1

Mr. Rowe is a member of NXT's Board of Directors.

Scott R. Schrammar - Corporate Secretary

9438 U.S. 19 North, PMB 210, Port Richey, Fl 34668

Mr. Schrammar is responsible for our company’s corporate filings.

Robert Van Caneghan

123 Redcliff Road, Staten Island, NY 10305

Mr. Van Caneghan is a member of NXT's Board of Directors.

Brian Kohlhammer

6612 Silverview Drive NW

Calgary, AB, T3B 3K8

Mr. Kohlhammer is a member of NXT’s Board of Directors and a member of its Audit Committee.

Lloyd Robert Lipsett

4316 Passchendaele Rd SW, Calgary AB,T2T 6A8

Mr Lipsett is General Manager and is responsible for day-to-day operations such as business development, management of our oil and gas interests, surveys, oil and gas operations and land management.

B.

AUDITORS

Deloitte & Touche LLP

3000 Scotia Centre, 700-2nd Ave SW, Calgary Alberta T2P OS7

Auditors since July 9, 2002

Members of: Canadian Institute of Chartered Accountants

OFFER STATISTICS AND EXPECTED TIMETABLE

A.

OFFER STATISTICS

We are registering 3,558,998 common shares on behalf of the selling shareholders.  The shares offered by this prospectus are being offered by the selling shareholders on a continuous or delayed basis until sold.  The selling shareholders will offer the shares at the prevailing market price at the time of sale by each selling shareholder and therefore no specific price has been set for this offering.

B.

EXPECTED TIMETABLE

The time period during which this offering will be open is until all of the shares are sold. Sales of shares may be effected by selling shareholders from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices.  Such transactions may or may not involve brokers or dealers.  The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

The selling shareholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals.  Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

As the selling shareholders have already paid for the shares offered hereunder, NXT will not receive any proceeds from the sale of the shares.

KEY INFORMATION

The following information has been derived from NXT’s audited financial statements for the periods ended December 31, 2003, 2002, 2001, 2000, 1999 and its unaudited financial statements for the period ended September 30, 2004 and 2003.

A.  SELECTED FINANCIAL DATA

Energy Exploration Technologies Inc.	For the Nine Months Ended		For the Year Ended
	September 30th, 2004	September 30th, 2003	December 31, 2003	December 31, 2002	December 31, 2001	December 31, 2000	December 31, 1999
Net revenues	$66,686	$--	$--	$75,628	$--	$--	$ --
Loss from continuing operations	(2,457,713)	(1,242,871)	(2,975,090)	(2,020,816)	(3,246,772)	(2,285,023)	(1,122,947)
Net loss from continuing operations	(2,455714)	(1,237,242)	(2,973,639)	1,953,907)	3,167,321)	(1,919,290)	(762,513)
Income (loss) from discontinued operations	35,825	166,322	159,765	(3,722,213)	(1,221,269)	(738,524)	(772,000)
Net loss for the period	(2,419,889)	(1,070,920)	(2,813,879)	(5,676,120)	(4,388,590)	(2,692,439)	(1,563,916)
Comprehensive loss for the period	(2,473,521)	(760,802)	(2,352,359)	(5,636,909)	(4,547,542)	(2,692,439)	(1,563,916)
Basic and diluted net loss from operations per share	($0.12)	($0.07)	$(0.17)	$(0.12)	$(0.23)	$(0.18)	$(0.09)
Basic and diluted net loss from continuing operations per share	(0.12)	(0.07)	(0.17)	(0.12)	(0.22)	(0.15)	(0.06)
Basic and diluted loss per share	(0.12)	(0.04)	(0.13)	(0.33)	(0.31)	(0.20)	(0.12)
Weighted average shares outstanding	19,939,469	17,108,516	17,599,783	16,971,153	14,222,820	12,987,297	12,684,289

	As Of
	September 30th, 2004	September 30, 2003	December 31, 2003	December 31, 2002	December 31, 2001	December 31, 2000	December 31, 1999
Total Assets	$1,956,418	$3,428,277	$$2,636,124	$4,018,825	$11,763,100	$12,168,228	$10,729,926
Current liabilities	$513,807	$ 202,234	$687,051	$149,033	$826,886	$1,048,086	$602,321
Long-term debt	--	--	$-	$-	$1,463,729	$1,535,136	$-
Net assets	$1442,611	$3,225,953	$1,949,073	$3,869,792	$9,472,485	$9,585,006	$10,127,605
Capital stock (excluding redeemable preferreds)	$26,494,125	$24,212,389	$24,527,066	$23,365,426	$23,331,210	$18,896,189	$16,342,749

B.

CAPITALIZATION AND INDEBTEDNESS

Following is a statement of NXT’s capitalization and indebtedness as of September 30, 2004.

	December 31, 2003	September 30, 2004
DEBT	NIL	NIL
CAPITALIZATION(1)(2)
Common Shares	24,527,066	26,494,125
TOTAL DEBT AND CAPITALIZATION	$24,527,066	$26,494,125

(1)

Our company is authorized to issue an unlimited number of common shares and preferred shares with no par value. At December 31, 2003 our issued and outstanding common shares were 19,306,852. We have no outstanding shares of preferred stock.

(2)

The increase in common shares outstanding at September 30, 2004 is due to: (a) the issue of 706,269 common shares as part of a private placement at $2.00 per share; the gross proceeds were $1,412,538; (b) the exercise of options for a total of 157,621 common shares as follows: 1,000 at $0.29, 56,665 at $0.38 and 16,666 at $0.43, c) the issue of 30,000 common shares at $1.80 per share for services and d) the issue of 200,000 common shares at $2.00 per share for services.

C.

REASONS FOR THE OFFER AND USE OF PROCEEDS

Not Applicable.

INFORMATION ON THE COMPANY

A.

HISTORY AND DEVELOPMENT OF NXT

OVERVIEW

NXT is an oil and gas exploration company that utilizes the Stress Field Detector (SFD) technology invented by George Liszicasz, our CEO, President and largest shareholder. The SFD technology is a remote-sensing airborne survey technology comprised of SFD sensors, integrated electronic data acquisition, processing and interpretation subsystems and software. Our principal executive offices are located at 700, 840 - 7 Avenue SW, Calgary, Alberta, Canada and our telephone number is (403) 264-7020.

We use the airborne SFD technology to survey large exploration areas from leased aircraft at speeds of approximately 200 mph to identify and prioritize oil and gas prospects for further evaluation and potential drilling.  Our SFD affords us the relatively inexpensive ability to acquire, analyze and interpret data on potential hydrocarbon prospects in a matter of days or weeks, as compared to months or years for other wide-area exploration activities.  These advantages can dramatically reduce finding costs and the time required to identify oil and gas prospects. Once SFD prospects are identified, highly focused conventional geological and geophysical methods are employed to evaluate the potential commercial viability of the prospects. Finding costs include seismic acquisition, purchasing mineral rights and drilling and completing exploration wells.

Corporate History

We were initially incorporated in Nevada on September 27, 1994 under the name Auric Mining Corporation.  In January 1996, we acquired all of the common stock of NXT Energy USA (then known as Pinnacle Oil Inc.) from its stockholders in exchange for our common stock.  As a consequence of this reverse acquisition, NXT Energy USA became our wholly-owned subsidiary and its stockholders acquired a 92% controlling interest in our common stock.

Prior to this transaction, we were a corporate shell conducting no active business, and NXT Energy USA was a development stage research and development enterprise holding world-wide rights to use the SFD technology for hydrocarbon exploration purposes.  Immediately after this transaction, we changed our name to Pinnacle Oil International, Inc, and subsequently, on June 13, 2000, we changed our name to Energy Exploration Technologies. On October 24, 2003, we continued or were re-incorporated in the Province of Alberta, Canada under the Business Corporations Act (Alberta), which was approved by a majority of our shareholders at a special meeting held on that date.

From January 1, 2001, to September 30, 2004, NXT has invested a total amount of $6,428,883 in capital expenditures.  Of such amount of capital expenditures, $3,674,103 was spent on acquisition costs, exploration cost and development costs of properties located in the United States.  In March 2003, NXT sold these properties in exchange for $720,000 cash and the return to treasury of all of the outstanding shares of preferred stock.  During the period from January 1, 2001 to September 30, 2004, the total amount invested by NXT in capital expenditure on assets located in Canada equaled $2,754,780.  This amount can be broken down in the following categories:  (a) acquisition costs associated with purchasing land of $789,023; (b) exploration costs, including seismic and drilling costs of $1,882,523; and development costs associated with the construction of facilities, pipelines and development drilling of $83,234.  NXT currently is not in the process of making any capital expenditures at this time.

B.

BUSINESS OVERVIEW

Corporate Objective

Our corporate objective is to become an industry leader in technology-driven oil and natural gas exploration.  We believe our SFD technology has the potential to provide significant competitive advantages.

Business Strategy

Our primary objective is the achievement of profitability and self-sustaining growth:

•	through the development or sale of our current inventory of properties;
•	by using the SFD survey technology to identify oil and gas prospects that have the potential to justify the acquisition of mineral rights for oil and gas developments;
•	through the early acquisition of mineral rights;
•	through the use of conventional exploration technologies to confirm the oil and gas prospects identified with the SFD survey technology ;
•	by either directly participating in the selection of drilling locations or joint venturing with partners who will earn an interest by drilling the prospects at their cost and risk; and
•	by the monetization of the properties as they reach the development stage.

We believe that the majority of the value of hydrocarbon reserves is added early in the development cycle and we plan to sell the reserves as the value-adding curve begins to level off. We do not plan to be a long-term production based company, although we may hold properties after they begin production for periods of time while we wait for oil and natural gas prices to increase. Reserves will be treated as portfolio investments and will be sold off as product prices rise and held when prices drop. This strategy will require discipline and focus, as it tends to be contrary to the activities of many industry participants. Also, we will need to build a financial reserve to enable us to sustain operations through the cyclical price downturns that regularly occur in this industry.

We believe that by successfully exploiting our SFD we will be able to achieve market acceptance and access to additional capital to fund the exploration, land acquisition and drilling efforts that will be necessary to sustain our future growth and expansion.

Stress Field Detector Technology

Nature of SFD

Our SFD allows us to measure variations in energy fields, which we believe to be related to subsurface structures under stress and hydrocarbon accumulations.  By analyzing these field patterns, we are able to determine the probability of locating commercially viable hydrocarbon deposits.

Subsurface mechanical stresses are caused by tectonic forces that disrupt the stress and pressure equilibrium in buried strata. Sedimentary basins are created in a marine environment and initially consist of relatively undisturbed flat-lying or gently dipping sediments or sedimentary rock generally maintaining balanced pressure equilibrium and therefore low constant stress.  Where the sedimentary package is exposed to tectonic forces that compress, fold, fault or fracture the sedimentary column, a balanced mechanical equilibrium is not maintained. The sedimentary rock strata must absorb the additional stress caused by these tectonic forces. In other areas where the regional strata are characterized by non-uniform geologic layering or intrusive geological features, there appears to be exhibited higher residual stress than the surrounding regional strata.

Subsurface hydraulic stresses are caused by the presence of fluids (liquids and gases) such as water, oil and natural gas, within the strata and, more particularly, the inherent and directional pressures resulting from the relative buoyancy of the fluids.  Oil and gas will percolate upwards through the strata by way of fractures or permeable strata until they either reach the surface or are stopped or trapped by a non-porous barrier, in which case they will continue to exert pressure against the trapping barrier.

While the response of our SFD to known structurally trapped accumulations is more readily demonstrated, responses to stratigraphically trapped accumulations have led us to infer that a hydraulic component of stress exists in certain trapping conditions.  As a consequence, our SFD technology has practical applications as an oil and natural gas finding tool.

The exact nature of the energy fields the SFD reacts to and measures are unknown.  The two known energy sources to which the SFD may respond are electromagnetic fields (i.e., of an electric, magnetic or electromagnetic character) and gravitational fields.  For the reasons explained below, we believe that the energy fields we are measuring are both non-electromagnetic and non-gravitational in character.

•

We have determined that when the SFD encounters changing natural or artificially-created electromagnetic fields, it does not appear to respond to the resulting changes in energy levels.  As a consequence, we believe that the energy fields measured are non-electromagnetic by nature.

•

While conducting aerial surveys, the SFD is subjected to changes in horizontal and vertical acceleration arising from turbulence that exceed, by significant orders of magnitude, the changes in acceleration forces attributable to naturally occurring gravity.  Since the SFD does not appear to respond to these horizontal and vertical acceleration forces, it follows that the lesser forces of acceleration associated with gravity do not affect it.  As a consequence of this lack of response, we believe that the energy fields measured are non-gravitational by nature.

We hypothesize that the principal component of our SFD technology, which we refer to as the SFD sensor, is a passive transducer that creates and maintains a stress-related non-electromagnetic and non-gravitational energy field that interacts with stress-related non-electromagnetic and non-gravitational energy fields associated with subsurface conditions.

Our testing and development of the SFD technology to date has been almost entirely focused on an applied basis toward the identification of hydrocarbon related subsurface conditions. We have not scientifically proven our hypothesis and, at this time, we do not plan to conduct more comprehensive scientific evaluations.

SFD Survey System

Our SFD technology is comprised of the following components, which we collectively refer to as our SFD survey system, used for the following functions:

•

Stress Field Detector—the stress field detector or SFD is a unit, which houses the SFD sensor, the principal component of our technology.  As discussed above, the SFD sensor is a passive transducer that interacts with energy fields created by subsurface stresses as our aircraft flies over those areas and registers that interaction in the form of digital electronic signals.  When NXT conducts SFD surveys, we use an SFD array incorporating eight interchangeable SFD sensors, which allows us to collect eight sets of SFD signals.  The ability to collect data from multiple SFD sensors is important for several reasons.  First, it facilitates repeatability and signal verification, and cuts down on the need for additional SFD survey flights.  Second, we use different SFD sensor designs which allow us to collect different qualitative information.  For example, one design of SFD sensor appears to better identify anomalies associated with subsurface structures, while another design appears to offer more information concerning faults and a third appears to offer information concerning the quality of the reservoir in the subsurface structure.  Finally, the SFD sensors are extremely sensitive devices, and the operational ability of any one sensor while on an SFD survey flight may be adversely impacted by a number of factors, including turbulence, the turning motion and angle of the aircraft, signal saturation or over-load, and in some cases the age of a given sensor.

•

Data Acquisition System—used in conjunction with the SFD array on surveys, our data acquisition system is a compact, portable computer system which concurrently acquires the eight electronic digital signals from the SFD array in two different data formats per sensor or sixteen signal sets in total, marks each of the signal sets with their geographic location using global positioning satellite coordinates and then stores this information for subsequent processing and interpretation at our home base.

•

Data Processing and Interpretation Systems—once returned to our home base, the SFD data collected is processed and converted into a format that can be used by our interpretive staff.  All processing is performed by our staff using computer workstations and processing software, which has been developed in-house.  Once the SFD data has been processed, our geological and geophysical staff review the data, plot the flight lines and produce computer-generated base maps using our processing software and industry standard mapping software and databases.

SFD Data Acquisition

Our SFD survey system is flown over pre-selected exploration areas at varying altitudes and from different directions.  The SFD sensors interact with the constantly changing stress fields and responses are recorded in the form of digital electronic signals resembling waveforms, referred to as SFD signals.  Our proprietary data acquisition system acquires and records these signals and marks their geographic location with global positioning satellites. These integrated signals are now referred to as SFD data. The SFD signals are also displayed in real time on board our survey aircraft, which allows our on-board technical crew to immediately identify areas of particular interest for further investigation. SFD Data Interpretation

Once SFD datasets are returned to our offices, our geological and geophysical interpretive staff process the data, plot the flight lines and produce computer-generated base maps. We then commence the following screening and interpretation process:

•

First, we screen the SFD data for anomalous signals on the flight line, which we refer to as SFD anomalies.  These SFD anomalies include signals from both unknown or non-producing areas that we survey as well as signals obtained over known oil and natural gas pool crossings.

•

Then our geological team puts each identified SFD anomaly into subsurface context using our in-house geological database.  The SFD anomaly may then become a SFD lead should the signals of the SFD anomaly appear to coincide in proper geologic context.  In other words we answer the question, "Does the anomaly make sense where it appears in the sedimentary basin?".  Where we have sufficiently qualified an SFD lead with further SFD data acquired from additional surveys, we reclassify the lead as a "recommended SFD prospect" for further geological and geophysical evaluation.

•

Lastly, should the recommended SFD prospect be targeted for exploration, traditional geological and geophysical methods, usually 2D or 3D seismic, are employed to evaluate the potential commercial viability of the prospect and to pinpoint drilling sites.

SFD Time Frames

We conduct our SFD surveys at speeds of approximately 200 mph, and survey approximately 600 linear miles in a three-hour survey.  For each survey, it takes our staff between one to two days of data processing and interpretation—including plotting flight routes, screening and analyzing anomalies, putting the anomalies in geologic context and ranking the anomalies—to sufficiently identify and recommend the SFD prospects from that survey.

As a consequence, we are able to record and interpret approximately 600 linear miles of SFD data acquired in one SFD survey flight over a period of only a few days.  By way of comparison, traditional land-based seismic crews record up to five linear miles of 2D seismic per day.  Two or more weeks are then required to process the data, followed by several weeks for interpretation.  As a result, it can take a minimum of six months to record and interpret 1,000 linear miles of new 2D seismic data.

We identify approximately twenty SFD leads on average for each three-hour survey, and ultimately on average, two or 10% of these leads are considered for further evaluation.  The SFD prospects which we tender can be pool to field-sized targets that could require two to ten wells or more to exploit depending upon the accumulation.  The actual number of these recommended SFD prospects that are accepted and ultimately drilled would, however, be dependent upon any number of competitive, geological and environmental variables.

Analysis Of SFD Survey Results To Date

We have not identified and drilled any commercially viable prospects. The drilling results have validated the effectiveness of our SFD technology in locating the proper structures as most of the wells drilled have encountered hydrocarbon bearing formations.

Joint Ventures

We form standard industry joint ventures on a prospect-by-prospect basis with various partners, depending upon the requirements of the specific prospect.  The joint venture agreements that we previously entered into have expired; our previous joint venture agreement with Camwest Exploration expired in May 2003; and our joint venture agreement with Encal Energy expired in September 2002. However, we have retained our working interests in those joint ventures and such working interests are governed by standard industry operating agreements.

BUSINESS AND GEOGRAPHIC SEGMENTS

We currently operate in only one business segment, oil and natural gas exploration and development. We intend to develop oil and natural gas exploration prospects identified using our SFD technology to the point of mineral rights acquisition either with or without joint venture partners.  We do not currently sell or market our SFD data or surveying services as a separate product to third parties. For geographical segment information, see explanatory Note 17 to our annual consolidated financial statements.

Future Activities

We are in the process of implementing the changes we have made to our business strategy.  In the past, we were compelled by our joint venture agreements to accept our partners’ decisions on which prospects were to be drilled. The prospects selected by our partners were often not the preferred SFD targets.

As a result of the low success rates achieved in those joint ventures, which previously expired, we believe that we must:

•	take the lead in applying SFD to larger relatively unexplored basins, including regions outside of North America;
•	upon identification of likely prospects, run gravity and 2D seismic to pinpoint drilling locations;
•	acquire mineral rights or negotiate participation rights, and
•	drill the selected sites, either directly or with interested joint venture partners.

By taking control in certain circumstances, we will attempt to ensure that the following objectives are appropriately addressed:

•	focus our exploration efforts on areas where SFD will be most effective;
•	expeditiously pursue seismic, land acquisition and drilling operations to prove prospects when we believe the circumstances to be warranted;
•

avoid exploration areas where we cannot acquire all prospective zones as our SFD technology cannot determine the depth of subsurface reservoirs or other potential hydrocarbon-bearing features with a sufficient degree of accuracy; and

•

avoid exploration areas with inherent technical difficulties of a nature our SFD technology cannot currently satisfactorily address, as our SFD technology cannot to date determine whether reservoirs containing SFD identified prospects have sufficient porosity and permeability to enable any hydrocarbon accumulations to be extracted in commercial quantities.

Our future activities will be aggressively directed towards creating value from our existing lands through an active program of soliciting farm-ins, participating in the most attractive drilling prospects as well as dispositions of those prospects and reserves which we feel have limited upside potential or are not core to our plans.

Management will be seeking to monetize assets on a continuous basis to fund exploration efforts. A number of properties have been identified as disposition candidates and are being marketed. Creating a consistent revenue stream to fund on-going operations is critical at this point and will be a prime focus for much of 2005. At the same time, we will be seeking opportunities that do not require large outlays of capital but which will enable us to earn interests in mineral rights through the application of SFD.

Competition

Since we use our SFD technology for wide-area oil and natural gas reconnaissance exploration, our competition would generally be described as other companies using other technologies for wide-area oil and natural gas reconnaissance exploration.  The principal competitive technology in this regard is seismic, which is well accepted in the industry and has been used for over 70 years.  While there are numerous seismic service companies, none use their technology for their own exploration but rather they sell the service to the oil and gas industry. The largest seismic providers to our knowledge are Compagnie Generale de Geophysique, S.A, Seitel, Inc., Veritas DGC Inc. and Petroleum Geo-Services A.S.A.

There are also a number of other technologies used in the industry for passive wide-area oil and natural gas reconnaissance exploration, including aeromagnetic, gravity surveys, ground or surface radar, satellite surveys, telemetrics and spectrum analyzers.  However, we do not believe that any of these technologies have been widely accepted in the industry as a highly predictive general exploration tool.

To our knowledge, there are no other companies in the oil and natural gas exploration industry who commercially employ any technology similar to our SFD technology.

Employees

We utilize specialized skill and knowledge in the identification and evaluation of prospects and in the research, development and improvement of the SFD technology.  We have obtained the necessary skill and knowledge to operate our technology through our current employees.  .  As of December 31, 2004, we had a staff of 13 consisting of  7 full-time employees and 6 consultants including 3 financial staff, 6 operations staff, 1 electronics engineer, a research scientist holding a Ph.D. in micro-electronics and 2 administrative staff.

Manufacturing Capacity And Suppliers

We are not dependent upon any third party contract manufacturers or suppliers to satisfy our technology requirements.  Our SFD sensors and the SFD unit in which they are incorporated are custom designed, fabricated and assembled in-house.  The customized software used in our data acquisition system are written and modified by outside consulting programmers with whom we have long-standing relationships.  The computer hardware we use in our SFD survey systems (other than the SFD unit), and the balance of the computer software we use, are all readily available from retail or wholesale sources.

Subsidiaries

We have two wholly-owned operating subsidiaries:   NXT Energy Canada Inc. and NXT Aero Canada Inc., federal Canadian corporations formed on April 1, 1997 and October 30, 2000, respectively. NXT Energy Canada focuses on Canadian-based exploration and the survey flight activities are conducted through NXT Aero Canada. We also have two wholly-owned inactive subsidiaries: NXT Energy USA, Inc. and NXT Aero USA, Inc., Nevada corporations formed on October 20, 1995 and August 28, 2000, respectively.

Governmental And Environmental Regulation

SFD Survey Flight Operations

The operation of our business, namely, conducting aerial SFD surveys and interpreting SFD data, is not subject to material governmental or environmental regulation with the exception of flight rules issued by Transport Canada governing the use of private aircraft, including rules relating to low altitude flights.

Oil and Gas Exploration and Development Projects

The oil and natural gas industry in general is subject to extensive controls and regulations imposed by various levels of the federal and provincial governments in Canada.  In particular, oil and natural gas exploration and production is subject to laws and regulations governing environmental quality and pollution control, limits on allowable rates of production by well or proration unit, and other similar regulations.  Laws and regulations are generally intended to prevent the waste of oil and natural gas, to protect rights to produce oil and natural gas between owners in a common reservoir, to control the amount of oil and natural gas produced by assigning allowable rates of production, and to reduce contamination of the environment.  Environmental regulations affect our operations on a daily basis.  Drilling in certain areas has been opposed by environmental groups and, in certain areas, has been restricted.  We believe that the trend to stricter environmental legislation and regulations will continue.

We do not expect that any of these government controls or regulations will affect projects in which we participate in a manner materially different than they would affect other projects of similar size or scope of operations.  All current legislation is a matter of public record and we are not able to accurately predict what additional legislation or amendments may be enacted.  Governmental regulations may be changed from time to time in response to economic or political conditions.  Any laws enacted or other governmental action taken which prohibit or restrict onshore and offshore drilling or impose environmental protection requirements that result in increased costs to the oil and natural gas industry in general would have a material adverse effect on our business, financial condition and results of operations.

Operating Hazards

SFD Survey Flight Operations

The operations of SFD survey flights are subject to the usual hazards incident to general and low-level flight operations.  These hazards can cause personal injury and loss of life, as well as severe damage to and destruction of property.  We maintain general business insurance coverage and insurance specific to the operation of a third party aircraft.

Oil and Gas Exploration and Development Projects

The oil and natural gas exploration and development projects in which we participate will be subject to the usual hazards incident to the drilling of oil and natural gas wells, including the risk of fire, explosion, blow-out, pipe failure, casing collapse, abnormally pressured formations and environmental hazards such as oil spills, gas leaks, ruptures and discharges of toxic gases.  These hazards can cause personal injuries or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations.

The project operator will, in accordance with prevailing industry practice, maintain insurance against some, but not all, of these risks.  The insurance maintained by the project operator generally would not cover claims relating to failure of title to oil and natural gas leases, trespass during survey acquisition or surface damage attributable to seismic operations, or business interruption, nor would it protect against loss of revenues due to well failure.  There can be no assurance that any insurance obtained by the project operator covering claims related to worker's compensation, comprehensive general liability for bodily injury and property damage, comprehensive automobile liability and pollution, cleanup, underground blowout and evacuation will be adequate to cover any losses or liabilities which may be incurred within projects in which we participate.  We also cannot predict the continued availability of insurance coverage or the availability of insurance at premium levels that justify its purchase.

In cases where we have direct liability as a result of our participation on a working interest basis, the failure or inability of the project operator to procure insurance at an acceptable cost or the occurrence of a significant adverse event not fully insured or indemnified against could have a direct material, adverse effect on our business, financial condition and results of operations.  In these cases, our exposure will be commensurate with our participation percentage.

While we would have no direct liability in cases where our participation is limited to an overriding royalty interest, the failure or inability of the project operator to procure insurance at an acceptable cost or the occurrence of a significant adverse event not fully insured or indemnified against could have an indirect material, adverse effect on our business, financial condition and results of operations to the extent it adversely affects our joint venture partner's ability to complete current projects or explore for and develop additional projects.

SFD Technology Agreement

Our rights to use the SFD Technology arises from a technology agreement that we entered into with Momentum Resources Corporation in August 1996 and our subsequent contribution to the development of the SFD sensors by providing research and development funding and technical support.

Our president, Mr. George Liszicasz, developed the prototype sensor for the SFD technology, which later transferred to Momentum Resources Corporation, a Bahamian corporation (“Momentum”), of which Mr. Liszicasz is a part-owner. Eventually, the prototype became the subject of a Restated Technology Agreement dated August 1, 1996 and amended on April 3, 1998.  Pursuant to this agreement, Momentum agreed to provide certain services for the acquisition and provision of raw SFD data and to undertake the further technical development and commercial advancement of the Prototype Stress Field Detector, However, Momentum was unwilling or unable to fulfill its obligations under the agreement and NXT was required to acquire and provide raw SFD data and to financially contribute to the enhancement and development of the second generation of SFD sensors. NXT engaged additional staff with specialized knowledge and skills in semi-conductor and quantum technology to assist Mr. Liszicasz in developing such sensors.

The ownership and sharing of the SFD technology has been recently documented and agreed to between NXT and Mr. Liszicasz by entering into an Interim Operating Agreement and a Technical Services Agreement, with the first agreement effective August 25, 2004 and the second agreement effective January 1, 2006.

The Interim Operating Agreement states that NXT has an undivided and unencumbered title to the four (4) operating stress field detectors engineered and constructed by Mr. Liszicasz from June 1, 1999 plus all sensors which might be manufactured by Mr. Liszicasz in the future with the financial contribution of NXT.  This agreement also states that Mr. Liszicasz is to provide NXT with his know-how and technical expertise in connection with NXT's use of the sensors, which includes construction, redesign and advancement of the sensors; and interpretation and analysis of data produced by surveys using the sensors. The Interim Operating Agreement expires on December 31, 2005.

The Technical Services Agreement goes into effect following the expiration of the Interim Operating Agreement and expires on January 1, 2011.  This agreement continues the obligations of Mr. Liszicasz to provide NXT with his know-how and technical expertise in connection with NXT’s use of the sensors and confirms NXT’s title to the sensors. The other purpose of this agreement is to provide additional consideration to Mr. Liszicasz for providing his services under this agreement.

The material terms of the Technical Services Agreement are as follows:

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Mr. Liszicasz is to be employed by NXT as its President and Chief Executive Officer.

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In the course of his employment, Mr. Liszicasz is to provide the SFD with certain support services so that NXT can carry out its operations in the exploration for hydrocarbon resources.

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Mr. Liszicasz granted to NXT an exclusive, world-wide license to use, develop, copy and modify the existing sensors and to the extent necessary also the theories of quantum physics which are utilized in the operation of the sensors, and which theories remain the property of Mr. Liszicasz.

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Mr. Liszicasz shall be paid an annual salary that is set by NXT’s Compensation Committee.

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Mr. Liszicasz shall be entitled to participate in NXT’s bonus plan or plans that may be provided from time to time by NXT.

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Mr. Liszicasz shall receive 10,000,000 shares of NXT’s preferred stock which may be converted into shares of NXT’s common stock on a one for one basis; conversion of the preferred shares in conditional upon NXT reaching certain milestones: (a) the first 2,000,000 shares are immediately convertible; (b) the next 2,000,000 shares are convertible upon NXT reaching $50 million in annual gross revenues; (c) the next 2,000,000 shares are convertible upon NXT reaching $100 million in annual gross revenues; (d) the next 2,000,000 shares are convertible upon NXT reaching $250 million in annual gross revenues; and (e) the final 2,000,000 shares are convertible upon NXT reaching $500 million in annual gross revenues.

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Half of the 10,000,000 shares of NXT’s preferred stock to be issued to Mr. Liszicasz are subject to approval by NXT’s shareholders at NXT’s next annual meeting of shareholders. In the event that such approval is not given, 5,000,000 shares of the preferred stock shall be cancelled.

The material terms of the Restated Technology Agreement, as amended by the Amendment to the Restated Technology Agreement, dated April 3, 1998, are summarized as follows:

We hold the exclusive worldwide right to use, possess and control all SFDs created as of August 1, 1996, as well as any enhancements and know-how relating thereto, through December 31, 2005.

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We are also entitled to the exclusive use of all SFD data generated by the SFDs for hydrocarbon identification and exploration purposes.

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The agreement provides for the Company to pay Momentum Resources a data fee equal to (i) 1% of the “Prospect Profits” actually received by us or our subsidiaries with respect to the commercial exploitation of each Prospect for which SFD data is provided by Momentum on or before December 31, 2000; and (ii) 5% of any Prospect Profits actually received by us or our subsidiaries with respect to the commercial exploitation of each Prospect for which SFD data is provided by Momentum after December 31, 2000, up to December 31, 2005. As of the date of this prospectus, we have not generated any Prospect Profits and thus have not paid any data fees to Momentum Resources. “Prospect Profits” generally means the aggregate of all gross revenues that we or our subsidiaries receive with respect to the commercial exploitation of all Prospects calculated, less all project expenses actually paid by us or our subsidiaries with respect to the commercial exploitation of all Prospects. “Prospects” generally means any identified search areas that have commercially extractable amounts of hydrocarbons as determined by the interpretation of the SFD data.

In addition to the noted royalty the agreement provides for the Company to grant Momentum Resources "performance options" entitling it to purchase 16,000 unregistered common shares for each month in which production from SFD prospects exceeds 20,000 barrels of hydrocarbons. The exercise price for these warrants will be the "fair market value" of our common shares as determined by the mean between the closing representative bid and asked price for our common shares on the last business day of the quarter of calculation as reported by NASDAQ or NASD or if the common shares are not traded on such date, on the next preceding trading day. The options automatically expire to the extent unexercised three years from the date of grant. We are not obligated, under any circumstances, to grant options which would entitle the holders to acquire more than 8% of our common shares, after taking into consideration outstanding unexercised options. The performance options are also non-transferable except to Momentum Resource's affiliates. As of the date of this prospectus, no performance options have been earned by Momentum Resources.

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Momentum Resources is prohibited during the term of the license from (i) engaging in the identification or exploitation of hydrocarbons for its own account or any party other than the Company; (ii) granting any license or sublicense to any third party to use SFDs or SFD data to any other party for any purpose; (iii) disclosing confidential and/or proprietary information relating to the SFD or SFD data to any other party; or (iv) selling, assigning or transferring its business, or license or sublicense the SFD or SFD data to any party.

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The initial term of the Agreement expires on December 31, 2005, however, it renews automatically for additional one year terms unless we give written notice to Momentum Resources, no later than 60 days prior to the expiration of the pending term, of our election not to automatically renew the Agreement.  NXT intends to notify Momentum Resources of its election not to automatically renew the Agreement.

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Momentum Resources, in turn, reserves the right to terminate the SFD technology Agreement upon the occurrence of any of the following events:

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our failure to make any payment required under the Agreement;

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our abandonment or discontinuance of the conduct of the oil and gas exploration business;

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our dissolution or liquidation; our assignment of our assets for the benefit of our creditors, or our filing bankruptcy, or the appointment of a receiver for our business or property; or

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our failure to perform any other material covenant, agreement or term of the Agreement.

C.

ORGANIZATIONAL STRUCTURE

NXT conducts its activities primarily through its wholly owned subsidiary, NXT Energy Canada Inc., which focuses on Canadian-based exploration. We also have a division office in the United Arab Emirates. Prior to the sale of our U.S. properties in March of 2003, we also operated through NXT Energy USA Inc., which focused on United States-based exploration.  Survey flight activities are conducted through our subsidiary, NXT Aero Canada Inc. The parent company concentrates on improving our SFD survey system and oversees the operations of and provides management, financial and administrative services to our subsidiaries.

D.

PROPERTY, PLANT AND EQUIPMENT

Facilities

Our principal executive office and research and development facilities are located at 700-840-7 Avenue SW, Calgary, Alberta, T2P 3G2.  Our sublease, consisting of approximately 6,600 square feet, expires on January 31, 2006.   Our combined obligations for base lease payments and building operating cost and other pass-through items under this lease are approximately CDN $13,100 per month. We are currently considering new premises.

Survey Aircraft

We have developed a universal platform for our SFD equipment that can be readily installed into most types of aircraft and we no longer require custom fitted airplanes.  We lease airplanes as needed to conduct surveys.

Petroleum Properties

For a description of our petroleum properties, Note 5,  of our annual consolidated financial statements.

Legal Proceedings

On November 27, 2002, we were served a Statement of Claim which had been filed on November 25, 2002, in the Court of Queen’s Bench of Alberta, Judicial District of Calgary (Action No. 0201-19820), naming Energy Exploration Technologies Inc. and George Liszicasz as defendants.  Mr. Dirk Stinson, the plaintiff, alleges that NXT failed to pay him compensation of $74,750, plus interest, under a consulting agreement and further alleges that NXT, without lawful justification, obstructed Mr. Stinson from trading his shares of NXT. On December 10, 2002, we filed our Statement of Defence.  On July 14, 2003, we received notice that the Mr. Stinson had dropped all claims except for the claim regarding compensation under the consulting agreement. Mr. Stinson is a past President and director of NXT and is currently a director and shareholder of Momentum Resources.

We believe the claim against us is contentious because of the ambiguity of the arrangements  and are vigorously defending ourselves against the claim.

On March 18, 2003, we were served a Statement of Claim which had been filed on March 14, 2003, in the Court of Queen’s Bench of Alberta, Judicial District of Calgary (Action No. 0301-04309), naming Glen Coffey, Murray’s Aviation Repairs (1980) Ltd., Energy Exploration Technologies, its wholly-owned subsidiary, NXT Energy Canada, Inc., Dennis Wolsky, as Administrator of the Estate of Jerry Wolsky, deceased and Embassy Aero Group Ltd. as defendants.  Tops Aviation Ltd., Spartan Aviation Inc. and John Haskakis (the “Plaintiffs”) allege that the defendants were negligent and in breach of a Ferry Flight Contract between one or some of the defendants and one or some of the Plaintiffs under which Mr. Jerry Wolsky was to deliver a Piper Twin Comanche aircraft to Athens, Greece.  The aircraft crashed in Newfoundland enroute to Athens killing Mr. Wolsky. The Plaintiff is seeking, among other things, damages in the amount of $450,000 Cdn for loss and damages to the aircraft and cargo; and damages in respect to search and rescue expenses, salvage, storage, transportation expenses and pollution and contamination expenses.

Neither we nor our subsidiary, NXT Energy Canada, Inc., were parties to the Ferry Flight Contract.  We believe the claim against us and our subsidiary is without merit and intend to vigorously defend ourselves against the claim and will seek an expeditious dismissal of the claim.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

The following discussion of our consolidated financial condition and results of operations should be read in conjunction with our consolidated financial statements and their explanatory notes included as part of this prospectus.

Overview

Energy Exploration Technologies Inc. is an oil and gas exploration company that utilizes the Stress Field Detector (SFD) technology invented by George Liszicasz, our CEO, President and largest shareholder. The SFD technology is a remote-sensing airborne survey technology comprised of SFD sensors, integrated electronic data acquisition, processing and interpretation subsystems and software. Our principal executive offices are located at 700, 840 - 7 Avenue SW, Calgary, Alberta, Canada and our telephone number is (403) 264-7020.

We use the airborne SFD technology to survey large exploration areas from leased aircraft at speeds of approximately 200 mph to identify and prioritize oil and gas prospects for further evaluation and potential drilling.

The Company utilizes leased aircraft for the purpose of conducting the SFD surveys. Our survey equipment racks have been aircraft type certified by the Canadian Ministry of Transport for both the Piper Cheyenne and Piaggio aircraft models. SFD has been successfully field tested for independent geologists and joint venture partners. Our SFD provides us with the ability to identify the location of potential hydrocarbon prospects in a matter of days or weeks, as compared to months or years using conventional seismic methods employed in wide-area exploration activities.  Once the location of potential hydrocarbon deposits are identified through the analysis and interpretation of the SFD data, the Company uses conventional geophysical technologies to further confirm and qualify the prospects prior to the selection of drilling sites.

We now conduct our activities primarily through our wholly owned subsidiary, NXT Energy Canada Inc., which focuses on Canadian-based exploration. We also have a division office in the United Arab Emirates. Prior to the sale of our U.S. properties in March of 2003, we also operated through NXT Energy USA Inc. which focused on United States-based exploration.  Survey flight activities are conducted through our subsidiary, NXT Aero Canada Inc. The parent company concentrates on improving our SFD survey system and oversees the operations of and provides management, financial and administrative services to our subsidiaries

The following discussion of our consolidated financial condition and results of operations should be read in conjunction with our consolidated financial statements and their explanatory notes included as part of this prospectus.

A. RESULTS OF CONSOLIDATED OPERATIONS

Operating Revenues –September 30, 2004

On February 4, 2004, a well at Entice, Alberta, in which we have a 22.5% working interest, commenced production. Our share of production averaged 35 thousand cubic feet (mcf) per day during the quarter ended September 30, 2004.  Revenues, net of royalty expenses, for the period were $16,181.  The average price received was $4.66 per mcf and the operating cost was $0.65 per mcf.

Operating Revenues − 2003 compared to 2002

Our U.S. production commenced in late April 2002 and our share of on-going production was approximately 500 thousand cubic feet per day from that time until the sale of all of the U.S. properties on March 1, 2003.We have had no production since that time. The related revenue and expenses are included in loss from discontinued operations.

We commenced production in late March 2002 from the Beiseker property in Alberta, Canada. Our share of production from the three wells was approximately 200 thousand cubic feet per day from that point until it was sold on July 1, 2002. It generated $75,628 in revenue for the period from commencement of production until the property was sold for a gain of $42,046.

Operating Revenues − 2002 compared to 2001

There was no production in 2001.

Operating loss from continuing operations – September 30, 2004

We incurred an operating loss of $416,450 for our quarter ended September 30, 2004, as compared to a loss of $485,469 for the corresponding period in 2003, representing a $69,019 (15%) overall decrease.  This decrease was primarily attributable to the following changes:

•	Administrative costs decreased by $32,255 (8.1%) in 2004 compared to the same period in 2003 due to the completion of the continuance of Energy Exploration Technologies Inc. into Alberta; and
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Survey operations and support decreased by $25,136 (132%) in 2004 compared to 2003. In third quarter of 2004 there were no survey flights completed, but in 2003 we had completed a small survey flight. .

Operating Loss from Continuing Operations – 2003 compared to 2002

The operating loss of $2,975,090 for 2003 was $954,274 (48%) greater than the loss of $2,020,816 for 2002. This was primarily attributable to the following:

•	a reduction of oil and natural gas revenues of $75,628 due to sale of the Canadian producing properties in July 2002;
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an increase of $ 340,475 (24%) in administrative expenses due to costs associated with the corporate continuance, reduced allocations of expenses to research and increased costs associated with the efforts to establish a presence in the Middle East;

•	an increase of $794,102 (377%) in depletion and impairment expenses due to impairment of the Canadian properties; and
•	an increase of $81,590 (167%) in survey operations and support as we made several survey flights in 2003 and none in 2002;

and this was partially offset by:

•	a decrease in amortization and depreciation of $183,100 (76%) from $239,766 in 2002 to $56,666 in 2003. This was due to the sale of the aircraft in 2002; and
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a decrease of $152,862 in research and development from $152,862 in 2002 to $nil in 2003. This reduction was due to resources being applied fully to application of the technology as well as reduced staff levels in this area.

Operating Loss from Continuing Operations – 2002 compared to 2001

The operating loss was $2,020,816 for 2002, compared to a loss of $3,246,772 for 2001, representing a $1,225,956 (38%) overall decrease. This was primarily attributable to the following:

•	an increase in oil and natural gas revenues in 2002 of $75,628 from $nil in 2001. These Canadian properties came on stream in early 2002 and were sold July 1, 2002;
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a decrease of $704,657 (77%) in depletion and impairment of oil and natural gas properties to $210,871 in 2002 from $915,528 in 2001due to almost entirely to a reduction in impairments to Canadian properties;

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a decrease in amortization and depreciation of $97,158 (29%) from $336,924 in 2001 to $239,766 in 2002 due to the decision in early 2002 to sell the aircraft. The aircraft were not depreciated from that point. The reduction related to the aircraft was partially offset by increased depreciation taken on leaseholds and office equipment to reflect the termination of the lease;

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a decrease of  $265,560 (63%) in research and development to $152,862 in 2002 from $418,422 in 2001 as we began to reduce the resources spent on research and devoted more resources to application of the technology, as well as reduced staff levels in this area; and

•	a decrease of $91,622 (65%) in survey operations and support from $140,531 in 2001 to $48,909 in 2002 as the number of flights was reduced.

Interest income – September 30, 2004

Interest income for the quarter ended September 30, 2004 was $831 compared to the loss of $1,017.  This increase is attributable to the interest received on the money held in escrow for the prepaid rent on our office space.

Other comprehensive income – September 30, 2004

The foreign currency exchange gain of $64,413 for the quarter ended September 30, 2004 was caused by the change in the United States – Canadian currency rates from $1.3338 at June 30, 2004 to $1.2616 at September 30, 2004.  The foreign currency exchange loss of $13,128 for the same period in 2003 was due to the change in rates from $1.3475 at June 30, 2003 to $1.34999 at September 30, 2003. Comprehensive gains or losses arise in consolidating our accounting records for financial reporting purposes as a result of the fluctuations in during the period.

Other Income and Expense – 2003 compared to 2002

Interest income was down by $24,309 (92%) to $2,190 in 2003 from $26,499 in 2002 and this was caused by reduced cash balances in 2002.
Other income decreased from $40,410 in 2002 to an expense of $739 in 2003. There was a gain of $42,046 from the sale of the Beiseker property in 2002.

Other Income and Expense – 2002 compared to 2001

Interest income was down by $53,614 (67%) to $26,499 in 2002 from $80,113 in 2001 and this was caused by reduced cash balances in 2002.
Other income of $40,410 in 2002, compared to a loss of $662 in 2001, is attributable to the gain of $42,046 that was made on the sale of the Beiseker property.

Income (loss) from discontinued operations – September 30, 2004

Income from discontinued operations for the quarter ended September 30, 2004 was $5,052 compared to the 2003 loss of $26,660.  In 2004, the income is due to the sale of aircraft equipment which had previously been written off.  The loss in 2003 was attributed to our write-off of the remaining aircraft equipment held for sale.

Loss from Discontinued Operations – 2003 compared to 2002

The loss of $3,722,213 from discontinued operations in 2002 decreased and became income of $159,765 in 2003. The main reasons are the production revenue received in early 2003 before the sale, a small gain on the sale of the U.S. properties and large property impairments in 2002.

Loss from Discontinued Operations – 2002 compared to 2001

There was an increase in the loss from discontinued operations of $2,500,944 (205%) from $1,221,269 in 2001 to $3,722,213 in 2002. This was due to property impairments related to the Poblano prospect.

Relationships and Transactions on Terms That Would Not Be Available From Clearly Independent Third Parties

On May 9, 2003, we sold all of our U.S. properties for $1,450,000, which consisted of $720,000 in cash and the remainder in the redemption of all of our issued and standing preferred shares.  We believe that this transaction, although entered into with the holder of our preferred stock, consisted of commercial terms due to the fact that the price for these properties was set by arm’s length negotiations between the parties.  Liquidity And Capital Resources

Foreign Exchange

We have not previously engaged in activities to mitigate the effects of foreign currency. At our current levels of activity, a U.S. $0.01 change in the U.S. / Canadian exchange rate will impact our net income by $63,000.

Sources of Cash

In the quarter ended September 30, 2004 we had a net cash outflow of $218,062 compared to the third quarter of 2003 when we had a cash inflow of $46,402. The 2004 results were  due to the operating activities use of cash of $883,259,  the effects of the fluctuations in foreign exchange on the oil and gas properties book values in 2004 of $72,292 and  the effects of the fluctuations in foreign exchange on other properties’ value of $16,293  partially offset by funds received from options exercised of $27,067, the funds received from the issuance of shares of $655,617, proceeds from sale of oil and gas property in the amount of $1,633, income generated from discontinued operations in the amount of $5,025  and exchange gains of $64,413. The 2003 results were due to the funds received from the private placement of $740,815, partially offset by the operating activities of $450,439 and the funds invested in Canadian oil and natural gas properties of $221,005.  Net cash used by our operating activities during the three month period ended September 30, 2004 of $745,658 was an increase of $295,219 over the same period from 2003 and was caused by the reduction of current liabilities.

On November 3, 2004, we entered into a loan agreement with our CEO and largest shareholder, Mr. George Liszicasz, in which we borrowed $250,000 CDN (which was converted into US$231,499).  On November 16, 2004, we amended the loan agreement whereby we borrowed an additional $31,000 USD.  On November 17, 2004, we entered into an additional loan agreement with Mr. Liszicasz for further $100,000 CDN, which has not yet been drawn upon.  These agreements provide that the loans accrue interest at the rate of 0.58% per month (7.0% per annum).  On November 19, 2004, we entered into a Loan Agreement Amendment, whereby the maturity date for all three (3) loans was extended to November 17, 2005.

On November 20, 2004 we received a subscription agreement from one of the members of our Board of Directors, His Highness Sheikh Al Hassan Bin Ali Bin Rashid Al Nuaimi, to purchase 250,000 units at a price of $2.00 per unit.  Each unit consists of one common share and a warrant to purchase one additional common share for $2.75 within the next year.  We expect to close on this subscription agreement and receive the committed funds during the second quarter of 2005.

Our cash flow requirements for 2003 were funded principally by: (i) the sale of our U.S. properties for $720,000 in cash and the return to treasury of our preferred shares in March 2003; (ii) a private placement which closed in September 2003 of 1,875,000 common shares for total gross proceeds of $750,000; and (iii) the private flow-through share placement in December 2003 of 101,700 common shares for total gross proceeds of $203,400.

Except as described below, there are no guarantees, commitments, leases, debt agreements or other agreements which could be triggered by an adverse change in our credit rating, earnings, cash flows or stock price, including requirements to perform under standby agreements.

NXT received certain investments totaling $203,400 in 2003 and $72,000 in 2004, for which it has passed on exploration tax credits to the investors.  As a result of these investments, NXT was required to expend a total of $295,400 on oil and gas projects in Canada.  The total amount was expended in 2004 on completion of a gas well located in Canada.

Current Cash Position and Historical Changes in Cash Position – September 30, 2004

Our cash position as of September 30, 2004 was $308,151 as compared to $1,024,201 as of December 31, 2003.  This decrease in our cash position was attributable to the cash used in operating activities of $2,375,035, cash increase from financing activities of $1,817,877, net cash used in investing activities of $92,160, net cash used by discontinued operations of $13,100 and the net comprehensive loss of $53,632. Our cash position as of September 30, 2003 was $1,009,289 as compared to $585,070 as of December 31, 2002.

Our working capital deficiency of $19,208 as of September 30, 2004 was a decrease of $583,065 compared to working capital of $563,857 as of December 31, 2003. The subscriptions payable of $377,320, which is the main cause of the deficiency, will be extinguished by the issue of shares in the second quarter of 2005.

Cash used in operating activities in the quarter ended September 30, 2004 increased by $432,820 (96%) to $883,259 for 2004 as compared to the same period in 2003. The increased cash draws were attributable to the reduction of current liabilities.

Financing activities in 2004 generated $655,617 from the issue of common shares and $27,067 from the exercise of stock options, compared to financing activities in 2003, which generated $740,815 from the issue of common shares.

Investing activities used cash of $86,952 for the quarter ended September 30, 2004 as compared to $225,255 used in the quarter ended September 30, 2003. The reason for the increase was attributable to the effects of fluctuations in foreign exchange on the oil and gas properties book values in 2004.  In 2003 we had invested in oil and natural gas properties.

Discontinued operations generated cash of  $5,025 in the quarter for the actual billing as compared to the tax accruals.  The quarter ended September 30, 2003 used $5,591 of cash from discontinued operations for small on-going administrative expenses.

Other comprehensive income, specifically currency exchange, was a gain of $64,413 in the quarter ended September 30, 2004 as compared to the loss $13,128 in the quarter ended September 30, 2003. The reasons for the change are explained above.

Current Cash Position and Historical Changes in Cash Position –December 31, 2003

Our cash position as of December 31, 2003 was $1,024,201 as compared to $585,070 as of December 31, 2002.

The $439,131 increase in our cash position for 2003 compared to 2002 was attributable to:

•	$1,026,374 cash used in operating activities;
•	$1,025,767 cash provided by financing activities;
•	$746,108 cash used in investing activities;
•	$724,331 cash provided by discontinued operations; and
•	a $461,515 comprehensive gain due to the effect of exchange rate changes.

The $2,409,538 decrease in our cash position for 2002 compared to 2001 was attributable to:

•	$2,065,594 cash used in operating activities;
•	$372,825 cash used in investing activities;
•	$ 10,330 cash used in discontinued operations;
•	a $39,211 comprehensive gain due to the effect of exchange rate changes.

Operating Activities - 2003 compared to 2002

Our operating activities required cash in the amount of $1,026,374 for 2003, as compared to cash requirements of $2,065,594 for 2002

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The $1,026,374 in cash used in operating activities for 2003 reflected our net loss of $2,973,639 for that period, adjusted for non-cash deductions and a net decrease in non-cash working capital balances.

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The $2,065,594 in cash used in operating activities for 2002 reflected our net loss of $1,953,907 for that period, adjusted for non-cash deductions and a net increase in non-cash working capital balances.

Financing Activities - 2003 compared to 2002

Financing activities in 2003 generated cash of $1,025,767compared to the cash of $nil generated from financing activities in 2002.

•	During 2003 we raised $930,567 net through private placements and $95,200 in cash was provided through the exercise of options.
•	There was no financing activity during 2002.

Investing Activities- 2003 compared to 2002

Investing activities used cash of $746,108 in 2003 compared to a $372,825 use of cash 2002.

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In 2003 there were small property sales which generated $86,125 in cash and the primary use of cash was for other property and equipment ($41,330) and oil and natural properties ($808,879).

In 2003 there were proceeds of $199,326 from the sale of oil and gas properties and $3,900 from the sale of other property and equipment and the primary use of cash was for oil and natural gas properties ($463,107).

Discontinued Operations- 2003 compared to 2002

•	Cash generated from discontinued operations in 2003 was $724,331 which was the proceeds on the sale of the U.S. properties.
•	Cash used in discontinued operations in 2002 was $10,330.

Plan of Operation and Prospective Capital Requirements

We have approximately $233,500 in cash on hand as of March 29, 2005 to fund our plans and to contribute toward our administration, operational and research and development requirements for the next twelve months.  We will be required to raise additional financing through equity issues, borrowings or property dispositions.

Our consolidated financial statements included with the registration statement in which this prospectus is included are prepared using generally accepted accounting principles in the United States of America that are applicable to a going concern, which assumes the realization of assets and the settlement of liabilities in the normal course of operations. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time. Our consolidated financial statements do not include any adjustments to amounts and classifications of assets and liabilities that may be necessary should we be unable to continue as going concern.

In the nine months ended September 30, 2004, we incurred a loss of $2,473,521, have an accumulated deficit of $25,275,628, and have a working capital deficiency of $19,208 as at the end of the period.  We had capital commitments of $203,400 related to flow-through share obligations that was met in 2004 and an additional $72,000 that must be utilized by the end of 2005.

We expect to continue incurring net losses from operations and have negative operating cash flows until we can secure revenue generating activities.  These circumstances raise substantial doubt about our ability to continue as a going concern.

We have taken the following measures to ensure the ongoing viability of the company:

•

On November 3, 2004, we entered into a loan agreement with our CEO and largest shareholder, Mr. George Liszicasz, in which we borrowed $250,000 CDN.  On November 16, 2004, we amended the loan agreement whereby we borrowed an additional $31,000 USD.  On November 17, 2004, we entered into an additional loan agreement with Mr. Liszicasz for a further $100,000 CDN, which we have not yet drawn down on.  These agreements provide that the loans accrue interest at the rate of 0.58% per month (7.0% per annum). On November 19, 2004, we entered into a Loan Agreement Amendment, whereby the maturity date for all three (3) loans was extended to November 17, 2005. On November 20, 2004 we received a subscription agreement from one of the members of our Board of Directors, His Highness Sheikh Al Hassan Bin Ali Bin Rashid Al Nuaimi, to purchase 250,000 units at a price of $2.00 per unit.  Each unit consists of one common share and a warrant to purchase one additional common share for $2.75 within the next year.  We expect to close on this subscription agreement and receive the committed funds in the second quarter of 2005.

•

On December 3, 2004, we received 1,000,000 USD for the private placement of 521,429 common shares and warrants entitling the holder to purchase 621,700 common shares at the exercise price of 2.75 USD.

•

We have undertaken a variety of cost reduction activities including but not limited to termination of contract employees, reduction of officer’s salary and reduction of corporate travel.

We can give no assurance that any or all projects in our pending programs will be commercial, or if commercial will generate sufficient revenues in time to cover our operating or other costs. Should this be the case, we would be forced, unless we can raise sufficient additional working capital, to suspend our operations, and possibly even liquidate our assets and wind-up and dissolve our company.

OTHER MATTERS

Foreign Exchange

Foreign currency translation gains or losses are included as a comprehensive income (loss) item on our statements of loss and comprehensive loss and shareholders' equity (deficit) in consolidating our accounting records for financial reporting purposes as a result of the fluctuation in United States-Canadian currency exchange rates during that period.  We cannot give you any assurance that our future operating results will not be adversely affected by currency exchange rate fluctuations.

Effect of Inflation

We do not believe that our operating results were unduly affected during the third quarter of 2004 or 2003 by inflation or changing prices.

Critical Accounting Policies

We follow the full cost method of accounting for oil and natural gas properties and equipment whereby we capitalize all costs relating to our acquisition of, exploration for and development of oil and natural gas reserves.  Our consolidated financial condition and results of operations are sensitive to, and may be adversely affected by, a number of subjective or complex judgments relating to methods, assumptions or estimates required under the full cost method of accounting concerning the effect of matters that are inherently uncertain.  For example:

•

Capitalized costs under the full cost method of accounting are generally depleted and depreciated on a country-by-country cost center basis using the unit-of-production method, based on estimated proved oil and gas reserves as determined by independent engineers where significant.  In addition, capital costs in each cost center are also restricted from exceeding the sum of the present value of the estimated discounted future net revenues of those properties, plus the cost or estimated fair value of unproved properties (the "ceiling test").  Should this comparison indicate an excess carrying value, a write-down would be recorded.  In making these accounting determinations, we rely in part upon a reserve report prepared by independent engineers specifically engaged for this purpose.  To economically evaluate our proved oil and natural gas reserves, these independent engineers must necessarily make a number of assumptions, estimates and judgments that they believe to be reasonable based upon their expertise and professional and U.S. Securities and Exchange Commission guidelines.  Were the independent engineers to use differing assumptions, estimates and judgments, then our consolidated financial condition and results of operations would be affected.  For example, we would have lower revenues and net profits (or higher net losses) in the event the revised assumptions, estimates and judgments resulted in lower reserve estimates, since our depletion and depreciation rate would then be higher and it might also result in a write down under the ceiling test.  Similarly, we would have higher revenues and net profits (or lower net losses) in the event the revised assumptions, estimates and judgments resulted in higher reserve estimates.

•

Our management also periodically assesses the carrying values of unproved properties to ascertain whether any impairment in value has occurred.  This assessment typically includes a determination of the anticipated future net cash flows based upon reserve potential and independent appraisal where warranted.  Impairment is recorded if this assessment indicates the future potential net cash flows are less than the capitalized costs. Were our management to use differing assumptions, estimates and judgments, then our consolidated financial condition and results of operations would be affected.  For example, we would have lower net profits (or higher net losses) in the event the revised assumptions, estimates and judgments resulted in increased impairment expense.

Recent Accounting Pronouncements

In August 2001, the U.S. Financial Accounting Standards Board (FASB) issued SFAS No. 143, "Accounting for Asset Retirement Obligations".  SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset.  We were required to adopt the provisions of SFAS No. 143 on January 1, 2003.  We have sold our U.S. properties, along with the associated abandonment liabilities, and we have no retirement liabilities associated with the Canadian properties.  Therefore, this SFAS has no impact on us at this time.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, that revised FASB Statement No. 123, Accounting for Stock-based Compensation and superseded APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services through share-based employee transactions. SFAS No. 123R requires a public entity to measure the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant. The cost will be recognized over the period during which an employee is required to provide services in exchange for the award. SFAS is effective as of the beginning of the first or annual reporting period that begins after June 15, 2005. The ultimate amount of increased compensation expense will be dependent on whether the company adopts SFAS 123R using the modified prospective or retrospective method, the number of option shares granted during the year, their timing and vesting period, and the method used to calculate the fair value of the awards, among other factors.

The company has begun, but has not completed, evaluating the impact of adopting ASFAS 123R on its results of operations. The company currently determines the fair value of stock-based compensation using a Black-Scholes option-pricing model.  In connection with evaluating the impact of adopting SFAS 123R, the company is also considering the potential implementation of different valuation models to determine the fair market value of stock-base compensation, although no decision has been yet made. However, the company does believe that the adoption of SFAS 123R will have a material impact on its results of operations, regardless of the valuation technique used.

The following standards issued by the FASB do not impact us at this time:

•

Statement No. 149 – Amendment for Statement 133 on Derivative Instruments and Hedging Activities effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.

•

Statement No. 150 – Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity effective for financial instruments issued at the beginning of the first interim period beginning after June 15, 2003.

•

Fin 45 – Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others effective prospectively for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions; for financial statements of interim or annual periods ending after December 15, 2002 for disclosure requirements. Interpretation No. 46 - Consolidation of Variable Interest Entities, effective for financial statements issued after January 31, 2003.

•

Interpretation No. 46 - Consolidation of Variable Interest Entities, effective for financial statements issued after January 31, 2003.

•

Interpretation No. 46R - Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, requires consolidation of entities in which the Corporation is the primary beneficiary, despite not having voting control, effective for financial statements issued after December 31, 2003.

•

SFAS 146 – Accounting for Costs Associated with Exit or Disposal Activities, effective prospectively for such activities initiated after December 31, 2002. It requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan.

•

In September 2004, the SEC released SAB 106, which expresses the staff’s views on the application of SFAS 143 by oil and gas producing companies following the full cost accounting method.  SAB 106 provides interpretive responses related to computing the full cost ceiling to avoid double-counting the expected future cash outflows associated with asset retirement obligations, required disclosures relating to the interaction of SFAS 143 and the full cost rules, and the impact of SFAS 143 on the calculation of depreciation, depletion, and amortization. This has no impact on our company at this time.

•

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29 that amends Opinion 29 to eliminate the exception from fair market measurement for nonmonetary exchanges of similar productive assets and replaces it with an exception for exchanges that do not have commercial substance. The provisions of this statement are effective for all nonmonetary exchanges occurring in fiscal years beginning after June 15, 2005. The adoption of this Statement is not expected to have material effect on the results of operations or financial position of the company.

Research and Development

Our research and development activities have focused on developing, improving and testing our SFD survey system and related components.  As we are now in the more mature stage of full practical application we have reduced our expenditures in the base research and are devoting our resources to enhanced application capability. Research and development expenses in 2003 were nil, $152,862 in 2002 and $418,422 in 2001.

Off–Balance Sheet Arrangements

None

Tabular Disclosure of Contractual Obligations

Contractual Obligations

           From November 3 through November 19th, NXT entered into a series of loan agreements with its CEO and largest shareholder, Mr. George Liszicasz, pursuant to which NXT borrowed a total of $233,253, at a rate of 7.0% per annum.

          Mr. Liszicasz is employed as our Chief Executive Officer under a five-year employment agreement entered into on December 1, 2002, which contains the following principal compensatory provisions:

•	An initial base salary of CDN $21,000 per month, with an automatic increase of 5% on each anniversary date. However, Mr. Liszicasz reduced his monthly salary to CDN $10,500.
•	An annual bonus equal to 5% of our "net income after taxes" in the event we earn more than $5 million in net income after taxes in any year.
•	An annual performance bonus, as determined in the sole discretion of our board of directors.

At the conclusion of his initial term, Mr. Liszicasz’s employment agreement renews automatically each year for a successive one-year term, unless we or Mr. Liszicasz elects by a written, 60-day notice not to renew; or the agreement is terminated earlier in accordance with its terms.

On January 3, 2005 Energy Exploration Technologies, Inc signed a contract for investor awareness and promotion services in Europe with  CoMarCon Germany. Under this contract, NXT has the obligation to pay CoMarCon $25,000 in cash and to issue 50,000 shares. As of the date of this report the $25,000 cash has been paid and 50,000 shares have been issued.

In March 2005 a contract was signed with Pangaea Investments under which Pangaea will provide investor relations and public relations services for a monthly fee of $5,000 CDN plus reimbursement of certain expenses, 100,000 common shares and a grant of an option to buy 100,000 additional common shares.  The 100,000 common shares have been issued as of the date of this report. The contract may be terminated by either party upon 30 days’ notice.

In January 2005, a 12 month agreement was signed with Aware Capital under which Aware will provide investor relations and promotional services for a finders’ fee that will equal 3% of any financing arranged for by Aware and accepted and closed by NXT subject to certain limitations. As of the date of this report no fees have been paid or earned. The agreement also provides for $150,000 restricted shares of common stock to be delivered to NXT’s legal counsel and held in escrow pending Aware’s performance and completion of duties and obligations under the agreement. To the date of this report no shares have been issued under this agreement.

NXT’s office lease was renewed in November 2004 and expires on January 31, 2006.  From October 1, 2004 through the date of expiration, NXT s obligated to make $171,477 in total payments for this lease. As of the date of this statement $108,918 of this amount was payable to January 31, 2006.

On August 25, 2004 the Technical Service Agreement was signed between NXT and George Liszicasz, its CEO. According to the terms of the agreement Mr. Lisziczsz is entitled to receive  preferred shares convertible into common shares as follows:

Stage

Number of Preferred Shares

Annual Gross Revenue of the Company

1

2,000,000

N/A – convertible on signing

2

2,000,000

$ 50,000,000

3

2,000,000

$100,000,000

4

2,000,000

$250,000,000

5

2,000,000

$500,000,000

The ratification of the agreement by the Board of Directors is subject to the receipt of fairness opinion. J.D. McCormick Financial Services has been retained to provide the fairness opinion. The target date for the ratification is the date (to be announced) of the next Annual General Meeting in June 2005. The first 2,000,000 shares will be issued after the ratification.

36

Financial Statements

TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANT

Deloitte & Touche LLP

3000 Scotia Centre

700 Second Street S.W.

Calgary  AB  T2P 0S7

Canada

Tel: (403) 267-1700

Fax: (403) 264-2871

www.deloitte.ca

REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

To the Shareholders of Energy Exploration Technologies Inc.:

We have audited the consolidated balance sheet of Energy Exploration Technologies Inc. as at December 31, 2003 and  2002 and the consolidated statements of loss and comprehensive loss, cash flows and shareholders’ equity (deficit) for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Energy Exploration Technologies Inc. as at December 31, 2003 and  2002 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

The consolidated financial statements of Energy Exploration Technologies Inc. for the year ended December 31, 2001 were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those consolidated financial statements in their report dated March 22, 2002. These financial statements have been revised to give effect to the discontinued operations, as described in Note 16. Our procedures included agreeing previously reported amounts related to the discontinued operations to the previously issued financial statements, agreeing the amounts classified as discontinued operations and related disclosures to Energy Exploration Technologies Inc.’s underlying records obtained from management and testing mathematical accuracy of the amounts related to the discontinued operations applicable to the 2001 amounts. In our opinion, the adjustments related to the discontinued operations for 2001 are appropriately and properly applied. However, we were not engaged to audit, review or apply any procedures to the 2001 consolidated financial statements of Energy Exploration Technologies Inc. other than with respect to such adjustments and disclosures, and accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole.

Calgary, Alberta, Canada

                                                                      /s/ Deloitte & Touche LLP

March 17, 2004

Independent Registered Chartered Accountants

(Except for Note 18 which is as of March 11, 2005)

Deloitte & Touche LLP

3000 Scotia Centre

700 Second Street S.W.

Calgary,  AB  T2P 0S7

Canada

Tel: (403) 267-1700

Fax: (403) 264-2871

www.deloitte.ca

Comments by Auditor on Canada-United States of America Reporting Difference

The standards of the Public Company Accounting Oversight Board (United States) for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in note 1 to the financial statements. Although we conducted our audits in accordance with both Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States), our report is expressed in accordance with Canadian reporting standards, which do not permit a reference to such conditions and events in the auditors’ report when these are adequately disclosed in the financial statements.

Calgary, Alberta, Canada                                                 /s/ Deloitte & Touche LLP

March 17, 2004

Independent Registered Chartered Accountants

(Except for Note 18 which is as of March 11, 2005)

THIS REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS IS A COPY OF THE REPORT

PREVIOUSLY ISSUED BY ARTHUR ANDERSEN LLP AND HAS NOT BEEN REISSUED.

REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS

To the Shareholders of
Energy Exploration Technologies Inc.:

We have audited the consolidated balance sheets of ENERGY EXPLORATION TECHNOLOGIES INC. as at December 31, 2001 and 2000, and the consolidated statements of loss and comprehensive loss, shareholders’ equity (deficit) and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Canada and the United States.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in accordance with generally accepted accounting principles in the United States.

/s/ Arthur Andersen LLP

Chartered Accountants

Calgary, Canada
March 22, 2002

ENERGY EXPLORATION TECHNOLOGIES INC. CONSOLIDATED BALANCE SHEETS (expressed in U.S. dollars except share data)
	December 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$1,024,201	$585,070
Accounts receivable	76,133	328,174
Due from officers and employees	-	5,004
Note receivable from former officer (note 3)	43,952	-
Prepaid expenses	106,622	73,315
	1,250,908	991,563
Note receivable from former officer [note 3]	-	34,212
Flight equipment held for sale [notes 2 and 4]	-	22,985
Oil and natural gas properties, on the basis of full cost accounting, net of impairments [notes 2 and 5]	1,194,406	2,763,919
Other property and equipment, net of accumulated depreciation, amortization and impairment [notes 2 and 6]	190,810	206,146
	$2,636,124	$4,018,825
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade payables	$ 136,098	$74,293
Other accrued liabilities	78,452	74,740
Subscriptions payable [note 18]	472,501	-
	687,051	149,033
Commitments and contingencies [notes 1 and 15]

Shareholders' equity:
Preferred shares; Unlimited shares authorized Nil shares issued as of December 31, 2003 and 800,000 issued as of December 31, 2002 [notes 9 and 16]	-	730,000
Common shares,: Unlimited shares authorized; 19,305,518 and 16,971,153 shares issued as of December 31, 2003, and December 31, 2002, respectively [note 8]	24,527,066	23,365,426
Warrants [notes 8 and 10]	-	-
Deficit	(22,855,739)	(20,041,865)
Accumulated other comprehensive income (loss)	277,746	(183,769)
	1,949,073	3,869,792
	$2,636,124	$4,018,825

The accompanying notes to consolidated financial statements
are an integral part of these consolidated balance sheets

ENERGY EXPLORATION TECHNOLOGIES INC. CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS (expressed in U.S. dollars except share data)

	Years ended December 31,
	2003	2002	2001
Revenues:
Oil and natural gas revenues [note 16]	$ -	$ 75,628	$ -
Operating expenses:
Oil and natural gas operating expenses [note 16]	-	1,559	-
Administrative [note 12]	1,782,952	1,442,477	1,435,367
Depletion and impairment of oil and natural gas properties [notes 2, 5 and 16]	1,004,973	210,871	915,528
Amortization and depreciation [notes 2, 6 and 16]	56,666	239,766	336,924
Research and development [note 2]	-	152,862	418,422
Survey operations and support [note 2]	130,499	48,909	140,531
	2,975,090	2,096,444	3,246,772
Operating loss	(2,975,090)	(2,020,816)	(3,246,772)
Other income (expense):
Interest income	2,190	26,499	80,113
Other income (expense)	(739)	40,410	(662)
	1,451	66,909	79,451
Net loss for the period from continuing operations	(2,973,639)	(1,953,907)	(3,167,321)
Income (loss) from discontinued operations[note 16]	159,765	(3,722,213)	(1,221,269)
Net loss for the period	(2,813,874)	(5,676,120)	(4,388,590)
Other comprehensive income (loss):
Foreign currency translation adjustment	461,515	39,211	(158,952)
Comprehensive loss for the period	$ (2,352,359)	$ (5,636,909)	$ (4,547,542)
Basic and diluted net loss from continuing operations per share [note 8]	$ (0.17)	$ (0.12)	$ (0.22)
Basic and diluted loss per share [note 8]	$ (0.13)	$ (0.33)	$ (0.31)
Weighted average shares outstanding	17,599,783	16,971,153	14,222,820

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements of loss and comprehensive loss

ENERGY EXPLORATION TECHNOLOGIES INC. CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) (expressed in U.S. dollars except share data)

Accumulated Other Comprehensive Income (Loss)		Common Shares		Series 'A' Convertible Preferred Shares		Warrants		Deficit
		Shares	Amount	Shares	Amount	Number	Amount
Balance — December 31, 2000	$(64,028)	13,112,916	$ 18,896,189	800,000	$730,000	—	—	$ (9,977,155)

2001:
Issued for cash at $1.15 per share on September 18, 2001, net of issuance costs	—	3,858,237	4,359,252	—	—	—	—	—
Grant and vesting of options to investor relations consultant (note 12)	—	—	75,769	—	—	—	—	—
Net loss from continuing operations for fiscal 2001	—	—	—	—	—	—	—	(3,167,321)
Net loss from discontinued operations for fiscal 2001	—	—	—	—	—	—	—	(1,221,269)
Net other comprehensive loss for fiscal 2001	(158,952)	—	—	—	—	—	—	—
Balance — December 31, 2001	(222,980)	16,971,153	23,331,210	800,000	730,000	—	—	(14,365,745)
2002:
Grant and vesting of options to investor relations consultant (note 12)	—	—	34,216	—	—	—	—	—
Net loss from continuing operations for fiscal 2002	—	—	—	—	—	—	—	(1,953,907)
Net loss from discontinued operations for fiscal 2001	—	—	—	—	—	—	—	(3,722,213)
Net other comprehensive income for fiscal 2002	39,211	—	—	—	—	—	—	—
Balance — December 31, 2002	(183,769)	16,971,153	23,365,426	800,000	730,000	—	—	(20,041,865)

2003:
Grant and vesting of options to investor relations consultant (note 12)	—	—	46,773	—	—	—	—	—
Issued for cash at $0.40 per share on September 19, 2003, net of issuance costs	—	1,999,000	744,050	—	—	—	—	—
Redemption of preferred shares				(800,000)	(730,000)
Compensation expense related to issuance of options to employees and directors	—	—	89,100	—	—	—	—	—
Options exercised for cash at prices between $ 0.21 and $ 2.00 per share during 2003	—	234,999	95,200	—	—	—	—	—
Flow-through shares issued for cash at $2.00 per share on December 31, 2003, net of issuance costs and including warrant	—	101,700	186,517	—	—	7,496	—	—
Net loss from continuing operations for fiscal 2003	—	—	—	—	—	—	—	(2,973,639)
Net income from discontinued operations for fiscal 2003	—	—	—	—	—	—	—	159,765
Net other comprehensive income for fiscal 2003	461,515	—	—	—	—	—	—	—
Balance — December 31, 2003	$277,746	19,306,852	$ 24,527,066	—	$ —	7,496	$ —	$(22,855,739)

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements of shareholders' equity (deficit)

ENERGY EXPLORATION TECHNOLOGIES INC. Consolidated Statements Of Cash Flows (expressed in U.S. dollars)

	Years ended December 31,
	2003	2002	2001
Operating activities:
Net loss for the period	$ (2,973,639)	$ (1,953,907)	$ (3,167,321)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation of other property and equipment	56,666	239,766	336,924
Depletion and impairment of oil and natural gas properties	1,004,973	210,871	915,528
Compensation costs settled by issuance of options	89,100	-	-
Consulting costs settled by issuance of common stock and options	46,773	34,216	75,769
Loss (gain) on sale of other property and equipment	(12,003)	(42,046)	1,184
Changes in non-cash working capital:
Accounts receivable	252,041	(124,436)	542,018
Due from officers and employees	5,004	(4,912)	8
Prepaid expenses and other	(33,307)	70,471	(75,299)
Trade payables	61,805	(436,721)	(319,253)
Subscriptions payable	472,501	-	-
Other accrued liabilities	3,712	(58,896)	48,256
Net cash used in operating activities	(1,026,374)	(2,065,594)	(1,642,186)
Financing activities:

Funds raised through the sale of common stock, net of issuance costs	930,567	-	4,359,252
Funds raised through the exercise of options	95,200	-	-
Net cash generated by financing activities	1,025,767	-	4,359,252
Investing activities:
Funds invested in other property and equipment	(41,330)	-	-
Proceeds on sale of other property and equipment	27,716	3,900	49,149
Funds invested in oil and natural gas properties	(808,879)	(463,107)	(1,015,608)
Proceeds on sale of oil and natural gas properties	86,125	199,326	69,096
Funds repaid (interest accrued) on loan to former employee	(9,740)	(2,115)	2,789
Changes in non-cash working capital:
Accrued oil and natural gas property costs and trade payables	-	(110,829)	43,254
Net cash used in investing activities	(746,108)	(372,825)	(851,320)
Net cash generated (used) by discontinued operations	724,331	(10,330)	(2,991,465)
Effect of net other comprehensive income (loss)	461,515	39,211	(158,952)
Net cash inflow (outflow)	439,131	(2,409,538)	(1,284,671)
Cash and cash equivalents, beginning of year	585,070	2,994,608	4,279,279
Cash and cash equivalents, end of year	$ 1,024,201	$ 585,070	$ 2,994,608

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements of cash flows

1. Organization and Ability to Continue Operations

Energy Exploration Technologies Inc. ("we", "our company" or "NXT") was incorporated under the laws of the State of Nevada on September 27, 1994.

In March 2003 we divested all our U.S. properties. For reporting purposes, the results of operations and the cash flows of the U.S. properties have been presented as discontinued operations.  Accordingly, prior period financial statements have been reclassified to reflect this change. For details, refer to note 16.

NXT was continued from the State of Nevada to the Province of Alberta, Canada on October 24, 2003. The shareholders voted on and approved this change which moved the jurisdiction of incorporation from the U.S. to Canada. The tax effects are disclosed in the proxy statement circulated to shareholders for the Special Meeting on October 24, 2003. As a result of the continuance into Canada, our common and preferred shares no longer have a par value assigned, as is the practice in the United States. Therefore the amount that was disclosed as “Additional paid-in Capital” in prior years on the consolidated balance sheets and consolidated statements of shareholders’ equity (deficit) has been added to the share issued amount. This is a legal jurisdiction reporting difference only.

We are a technology-based reconnaissance exploration company which utilizes our proprietary stress field detection (SFD) remote-sensing airborne survey technology to quickly and inexpensively identify and high-grade oil and natural gas prospects.

We conduct our reconnaissance exploration activities, as well as land acquisition, drilling, completion and production activities through our wholly-owned subsidiary, NXT Energy Canada Inc and we conduct the aerial surveys through our wholly owned subsidiary, NXT Aero Canada Inc.

 NXT Energy USA Inc. and NXT Aero USA Inc. are two wholly owned subsidiaries through which we previously conducted our U.S. operations but these companies have been inactive since the sale of the U.S. properties in early 2003.

For the year ended December 31, 2003, we incurred a loss of $2,352,359 and our ability to continue as a going concern will be dependent upon successfully identifying hydrocarbon bearing prospects, and financing, developing and monetizing these assets for a profit. We anticipate that we will continue to incur further losses until such time as we receive revenues from production or sale of properties with respect to currently held prospects or through prospects we identify and exploit for our own account.

We have divested our U.S. properties, raised capital through private placements in 2003 and we are in the midst of additional fund raising in 2004. As a result of these measures, we believe we will be able to pursue and exploit our goals and opportunities throughout 2004.

We can give no assurance that any or all pending projects will generate sufficient revenues to cover our operating or other costs.  Should this be the case, we would be forced, unless we can raise sufficient additional working capital, to suspend our operations, and possibly even liquidate our assets and wind-up and dissolve our company.

These consolidated financial statements are prepared using generally accepted accounting principles that are applicable to a going concern, which assumes the realization of assets and the settlement of liabilities in the normal course of operations. Should this assumption not be appropriate, adjustments in the carrying amounts of the assets and liabilities to their realizable amounts and the classification thereof will be required and these adjustments and reclassifications may be material.

2. Significant Accounting Policies

Basis of Presentation

We have prepared these consolidated financial statements for our years ended December 31, 2003, 2002 and 2001 and as at December 31, 2003 and 2002 in accordance with accounting principles generally accepted in the United States of America for annual financial reporting.

Consolidation

We have consolidated the accounts of our wholly-owned subsidiaries with those of NXT in the course of preparing these consolidated financial statements.  All significant inter-company balances and transactions amongst NXT and its subsidiaries have been eliminated as a consequence of the consolidation process, and are therefore not reflected in these consolidated financial statements.

Estimates and Assumptions

The preparation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these consolidated financial statements and the reported amount of revenues and expenses during the reporting periods.  Actual results may differ from those estimates.

Cash and Cash Equivalents

For purposes of preparing the consolidated balance sheets and statements of cash flows contained in these consolidated financial statements, we consider all investments with original maturities of ninety days or less to constitute "cash and cash equivalents".

Debt Issuance Costs

We amortize debt issuance costs on a straight-line basis over the life of the related debt.

Fair Value of Financial Instruments

Our financial instruments consist of cash and cash equivalents, accounts receivable, notes receivable, trade payables, accrued liabilities and subscriptions payable. The book value of these financial instruments approximates their fair values due to their short-term to maturity and similarity to current market rates.  It is the opinion of our management that we are not exposed to significant interest, currency or credit risks arising from these financial instruments.

Flight Equipment Held For Sale

Both aircraft were sold in 2002. We carry our flight equipment held for sale at the lower of the carrying amount or the fair value less cost to sell. These assets are not depreciated as long as they are held for sale.

Oil and Natural Gas Properties

We follow the full cost method of accounting for oil and natural gas properties and equipment whereby we capitalize all costs relating to our acquisition of, exploration for and development of oil and natural gas reserves.  These capitalized costs include:

•	land acquisition costs;
•	geological and geophysical costs;
•	costs of drilling both productive and non-productive wells;
•	cost of production equipment and related facilities; and
•	various costs associated with evaluating petroleum and natural gas properties for potential acquisition.

We only capitalize overhead that is directly identified with acquisition, exploration or development activities. All costs related to production, general corporate overhead and similar activities are expensed as incurred.

Under the full cost method of accounting, capitalized costs are accumulated into cost centers on a country-by-country basis.  These costs, plus a provision for future development costs (including estimated dismantlement, restoration and abandonment costs) of proved undeveloped reserves, are then depleted and depreciated using the unit-of-production method, based on estimated proved oil and gas reserves as determined by independent engineers where significant.  For purposes of the depletion and depreciation calculation, proved oil and gas reserves are converted to a common unit of measure on the basis of their approximate relative energy content. NXT was a development stage enterprise until 2002 and any net revenues received prior to achieving commercial production were accounted for as an adjustment to capitalized costs. NXT achieved commercial operations at the beginning of the second quarter of 2002.

In applying the full cost method of accounting, capital costs in each cost center less accumulated depletion and depreciation and related deferred income taxes are restricted from exceeding an amount equal to the sum of the present value of their related estimated future net revenues discounted at 10% less estimated future expenditures, and the lower of cost or estimated fair value of unproved properties included in the costs being amortized, net of related tax effects.  Should this comparison indicate an excess carrying value, a write-down would be recorded.

The carrying values of unproved oil and natural gas properties, which are excluded from the depletion calculation, are assessed on a quarterly basis to ascertain whether any impairment in value has occurred.  This assessment typically includes a determination of the anticipated future net cash flows based upon reserve potential and independent appraisal where warranted.  Impairment is recorded if this assessment indicates the future potential net cash flows are less than the capitalized costs.

All recoveries of costs through the sale or other disposition of oil and gas properties and equipment are accounted for as adjustments to capitalized costs, with no gain or loss recorded, unless the sale or disposition involves a significant change in the relationship between costs and the value of proved reserves or the underlying value of unproved property, in which case the gain or loss is computed and recognized.

We conduct oil and natural gas exploration, drilling, development and production activities through joint venture partners.  These consolidated financial statements reflect only our proportionate interest in these activities.

Other Property and Equipment

We carry our other capitalized property and equipment at cost, and depreciate or amortize them over their estimated service lives using the declining balance method as follows:

Aircraft	5%
Computer and SFD system equipment	30%
Computer and SFD system software	100%
Equipment	20%
Furniture and fixtures	20%
Flight equipment	10%
Leasehold improvements	20%
Tools	20%
Vehicle	30%

When we retire or otherwise dispose of our other capitalized property and equipment, we remove their cost and related accumulated depreciation or amortization from our accounts, and record any resulting gain or loss in the results of operations for the period.  Our management periodically reviews the carrying value of our property and equipment to ensure that any permanent impairment in value is recognized and reflected in our results of operations. For details, refer to note 6.

Revenue Recognition

Revenue associated with sales of crude oil and natural gas is recorded when title passes to the customer.

Research and Development Expenditures

We expense all research and development expenditures we incur to develop, improve and test our SFD survey system and related components, including allocable salaries.

Survey Operations and Support

We expense all survey operations and support expenditures we incur and these consist primarily of the cost to:

•	conduct field evaluations to evaluate the SFD survey system;
•	develop, organize, staff and train our survey and interpretation operational functions;
•	aircraft operating costs, travel expenses and allocable salaries of our personnel while on survey assignment; and
•	allocable salaries of our personnel while interpreting SFD data.

Foreign Currency Translation

Foreign currency translation adjustments resulting from the translation of the financial statements of our Canadian subsidiaries, whose functional currency is Canadian dollars, into U.S. dollar equivalents for purposes of consolidating our financial statements, are included in other comprehensive income (loss).  We use the following methodology to convert Canadian dollar denominated accounts and transactions into U.S. dollars:

•	all asset and liability accounts are translated into U.S. dollars at the rate of exchange in effect as of the end of the applicable fiscal period;
•	all shareholders' equity accounts are translated into U.S. dollars using historical exchange rates; and
•	all revenue and expense accounts are translated into U.S. dollars at the average rate of exchange for the applicable fiscal period.

We record the cumulative gain or loss arising from the conversion of the noted Canadian dollar denominated accounts and transactions into U.S. dollars as a foreign currency translation adjustment as a component of the accumulated other comprehensive loss for that period.

 Income Taxes

We follow the liability method of accounting for income taxes (see Note 13). This method recognizes income tax assets and liabilities at current rates, based on temporary differences in reported amounts for financial statement and tax purposes. The effect of a change in income tax rates on future income tax assets and future income tax liabilities is recognized in income when substantively enacted.

Stock-Based Compensation for Employees and Directors

In accounting for the grant of our employee and director stock options, we have elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations. Under APB 25, companies are not required to record any compensation expense relating to the grant of options to employees or directors where the awards are granted upon fixed terms with an exercise price equal to fair value at the date of grant and the only condition of exercise is continued employment.  See note 11.

Summarized below is pro forma financial information for the three years ended December 31, 2003.2002 and 2001 which presents the net loss for the year and loss per common share for the year calculated in accordance with SFAS No. 123:

December 31	2003	2002	2001
Net loss for the period as reported	$ (2,813,874)	$ (5,676,120)	$ (4,388,590)
Add: Stock-based employee compensation expense, included in reported net loss	89,100	-	-
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(306,509)	(738,176)	(686,211)
Pro forma net loss for the period	$ (3,031,283)	$ (6,414,296)	$ (5,074,801)
Pro forma basic and diluted loss per common share	$ (0.17)	$ (0.37)	$ (0.36)

Recent Accounting Pronouncements

In August 2001, the U.S. Financial Accounting Standards Board (FASB) issued SFAS No. 143, "Accounting for Asset Retirement Obligations".  SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset.  We were required to adopt the provisions of SFAS No. 143 on January 1, 2003.  We have sold our U.S. properties, along with the associated abandonment liabilities, and we have no retirement liabilities associated with the Canadian properties.  Therefore, this SFAS has no impact on us at this time.

In January 2003, the FASB issued Statement No. 148 “Accounting for Stock-Based Compensation – Transition and Disclosure, an Amendment of FASB Statement No. 123” (FAS 148).  FAS 148 amends FAS 123 “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair-value method of accounting for stock-based compensation.  The impact of this accounting standard is discussed more fully in note 11.

The following standards issued by the FASB do not impact us at this time:

•

Statement No. 149 – Amendment for Statement 133 on Derivative Instruments and Hedging Activities effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.

•

Statement No. 150 – Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity effective for financial instruments issued at the beginning of the first interim period beginning after June 15, 2003.

•

Interpretation No. 45 – Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others effective prospectively for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions; for financial statements of interim or annual periods ending after December 15, 2002 for disclosure requirements.

•

Interpretation No. 46 - Consolidation of Variable Interest Entities, effective for financial statements issued after January 31, 2003

•

Interpretation No. 46R - Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, requires consolidation of entities in which the Corporation is the primary beneficiary, despite not having voting control, effective for financial statements issued after December 31, 2003.

•

SFAS 146 – Accounting for Costs Associated with Exit or Disposal Activities, effective prospectively for such activities initiated after December 31, 2002. It requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan.

3. Note Receivable from Former Officer

In September 1998, we loaned the sum of CDN $54,756 (US $35,760 as of that date) to one of our officers in connection with his relocation to Calgary, Alberta.  The interest rate averaged 5%. Pursuant to the terms of an underlying promissory note, the officer was required to repay the loan on a monthly basis, with a balloon payment due on October 3, 2003. The officer left NXT in 2002 and we are pursuing repayment of the note.

4. Flight Equipment Held for Sale

Both aircraft were sold in 2002.

Summarized below are our capitalized costs for the aircraft and flight equipment held for sale as of December 31, 2003 and 2002:

	December 31,
	2003	2002
Flight equipment held for sale	$ Nil	$ 108,244
Less write-down	-	(85,259)
Net aircraft and flight equipment held for sale	$ Nil	$ 22,985

These assets are reported as part of assets from our United States operations as of December 31, 2002. See note 17.

5. Oil and Natural Gas Properties

Summarized below are the oil and natural gas property costs we capitalized for our years ended December 31, 2003 and 2002, and as of December 31, 2003 and 2002:

	Year Ended December 31	Year Ended December 31	As of December 31	As of December 31	As of December 31
	2003	2002	2003	2002	2001
Acquisition costs	$ 389,679	$ 232,226	$ 1,658,346	$ 1,268,667	$ 1,036,441
Exploration costs	865,926	1,380,801	8,257,804	7,391,878	6,011,077
Development costs	-	27,681	83,234	83,234	55,553
	1,255,605	1,640,708	9,999,384	8,743,779	7,103,071
Less depletion	(17,291)	(140,122)	(157,413)	(140,122)	-
Less impairment	(1,365,008)	(3,495,970)	(6,977,395)	(5,612,387)	(2,116,417)
Less dispositions	(1,442,819)	(158,255)	(1,670,170)	(227,351)	(69,096)
Net oil and natural gas properties	$ (1,569,513)	$ (2,153,639)	$ 1,194,406	$2,763,919	$ 4,917,558

      The property costs net of depletion, impairments and dispositions, by proved and unproved classification, are as   follows     at December 31, 2003 and 2002:

	As of December 31	As of December 31
	2003	2002
Proved property costs	$ Nil	$ 781,446
Unproved property costs	1,194,406	1,982,473
	$ 1,194,406	$ 2,763,919

As there were no proved properties at the end of 2003, a ceiling test was not performed. For 2002, the ceiling tests resulted in write-downs of $263,000.

The impairment of oil and natural gas properties also includes the write-down of the cost of drilling and completing wells which are either non-commercial or which we are unable to complete for technical reasons.  We have written-off these individual well costs as an impairment cost since this determination was made prior to the establishment of proved reserves.

At the end of each quarter, our management performs an overall assessment of each of our unproved oil and natural gas properties to determine if any of these properties had been subject to any impairment in value (see note 2).  The method we use is to compare the average price paid per acre for petroleum and natural gas rights in the province, after applying a discount to recognize the shorter remaining life of certain of our leases and the possible reduced economic value, to the recorded carrying cost of our leases. Based upon these evaluations, we have determined that our unproved properties continued to have prospective commercial viability as of these dates but that an impairment of $945,000 had occurred in 2003 ($Nil in 2002).  Based upon these considerations, we have recorded these impairments against our properties to date as noted above.

6. Other Property and Equipment

Summarized below are our capitalized costs for other property and equipment as of December 31, 2003 and 2002:

	December, 31
	2003	2002
Computer and SFD equipment	$ 332,011	$ 268,254
Computer and SFD software	142,238	118,470
Equipment	86,046	80,912
Furniture and fixtures	187,588	165,984
Leasehold improvements	238,475	195,983
SFD survey system (including software)	127,845	115,471
Tools	1,897	1,559
Flight equipment	1,380	-
Vehicle	18,828	18,828
	1,136,308	965,461
Less accumulated depreciation, amortization and impairment	(944,083)	(759,315)
Net other property and equipment	$192,225	$ 206,146

7. Long-Term Debt

At December 31, 2001, we owed $1,535,136 on an asset-based loan collateralized by our Piaggio P180 Avanti aircraft.  On May 1, 2002, we completed the sale of our Piaggio Avanti P180 aircraft to a third party and used the proceeds to settle the principal and interest due on this loan in full. We also expensed the remaining unamortized debt issuance costs of $22,805.  For 2002, we paid $61,264 of interest on this long-term debt.

8. Common Stock

We calculate basic earnings per common share from continuing operations using net income from continuing operations, net of income taxes, divided by weighted average number of common shares outstanding. We calculate basic earnings per common share using net income attributable to common shareholders and the weighted average number of common shares outstanding. We calculate diluted earnings per common share from continuing operations and diluted earnings per common share in the same manner as basic, except we use the weighted-average number of diluted common shares outstanding in the denominator.

In calculating diluted earnings per common share for the years ended December 31, 2003, 2002 and 2001,we excluded all options either because the exercise price was greater than the annual average market price of our common shares in those years or the exercise of the options would have been anti-dilutive. During these three years, outstanding stock options were the only potentially dilutive instrument.

On September 11, 2003, we raised $750,000 in gross proceeds through a private placement of 1,875,000 common shares at $0.40 per share.  Net proceeds to our company were $744,050 after deducting $5,950 in offering expenses and we also issued 124,000 shares as finders’ fees.

On December 31, 2003 we closed a private placement of 101,700 flow-through common shares at $2.00 ($2.60 CAN) per share for $203,400 in gross proceeds. Net proceeds were $186,517. We issued 7,496 warrants with a strike price of $2.75 and a one year term and paid $14,992 in cash as finders’ fees.

9. Preferred Shares

The series 'A' preferred shares were not entitled to payment of any dividends, although they were entitled under certain circumstances to participate in dividends on the same basis as if converted into common shares.  Each series 'A' preferred share carried a $7.50 liquidation preference should our company wind-up and dissolve.  Each series 'A' preferred share was convertible by either the holder or NXT into common shares based upon a $7.50 per share conversion price, subject to adjustment should NXT sell common shares or common share purchase options or warrants at prices less than $7.50 per share in specified circumstances.

All of the outstanding preferred shares were returned to treasury effective May 9, 2003 as part of the consideration received for the sale of the U.S. properties

10. Performance Warrants

On August 1, 1996, we granted a performance-based contractual right to acquire NXT warrants to the licensor of our SFD technology, to  Momentum Resources Corporation ("Momentum Resources"), in connection with the amendment of our exclusive SFD technology license with Momentum Resources to use the SFD technology for hydrocarbon exploration.  The primary purpose of the amendment was to indefinitely extend the termination date of the license.  Pursuant to this contractual right, Momentum Resources is entitled to a separate grant of warrants entitling it to purchase 16,000 common shares at the then current trading price for each month after December 31, 2000 in which production from SFD-identified prospects during that month exceeds 20,000 barrels of hydrocarbons.  Momentum Resources has not earned any warrants under the SFD technology license as of December 31, 2003.

11. Employee and Director Options

Description of Plans

Through December 31, 2003, we have granted options to selected employees, directors, advisors and consultants of our company pursuant to the following separate arrangements or plans (the "Plans"):

•	separate stand-alone directors' options which we granted to selected directors as compensation for serving on our board of directors;
•

the 1997 Pinnacle Oil International, Inc. Stock Plan (the "1997 Plan"), pursuant to which 1,500,000 common shares are reserved for issuance to employees, directors and consultants in the form of stock options or outright stock grants;

•

the 1999 Pinnacle Oil International, Inc. Executive Option Plan (the "1999 Plan"), pursuant to which 1,000,000 common shares are reserved for issuance to executive officers in the form of stock options;

•

the 2000 Pinnacle Oil International, Inc. Directors' Option Plan (the "2000 Plan"), pursuant to which 400,000 common shares are reserved for issuance to selected directors in the form of stock options; and

•	the 2003 Stock Plan under which 375,000 common shares are reserved for issuance to consultants.

Summary of Option Grants

We have summarized below all transactions involving option grants under the Plans for our three fiscal years ended December 31, 2003:

	2003		2002		2001
	Common Shares Under Options	Weighted Average Exercise Price	Common Shares Under Options	Weighted Average Exercise Price	Common Shares Under Options	Weighted Average Exercise Price
Outstanding at beginning of year	1,501,842	$2.02	2,174,900	$2.25	2,219,900	$ 15.46
Granted	790,000	0.35	344,000	0.36	1,692,900	2.00
Exercised	(234,999)	(0.41)	-	-	-	-
Cancelled or lapsed	(47,901)	1.85	(1,017,058)	(2.10)	(1,737,900)	(18.88)
Outstanding at end of year	2,008,942	$1.45	1,501,842	$2.02	2,174,900	$ 2.25
Exercisable at end of year	1,309,270	$1.84	1,063,842	$2.02	824,067	$2.21
Available for grant at end of year	1,149,959		438,000		299,000

We have summarized below all outstanding options under the Plans as of December 31, 2003:

			As of December 31, 2003
Stock Option Plan	Grant Date	Exercise Price	Outstanding	Vested

Independent Grants
	January 4, 2001	$2.00	15,000	15,000
	June 24, 2003	$0.38	100,000	100,000

1997 Employee Stock Option Plan
	January 4 2001	$2.00	378,892	346,892
	December 27, 2000	$4.125	15,000	11,000
	February 1, 2001	$2.00	6,250	6,250
	May 15, 2001	$2.50	120,000	120,000
	July 5, 2001	$2.00	30,000	15,000
	August 13, 2002	$0.38	100,000	33,330
	September 20, 2002	$0.29	8,000	2,666
	March 27, 2003	$0.14	60,000	-
	September 8,2003	$0.43	270,000	-

1999 Executive Stock Option Plan

	May 1, 1999	$2.00	520,800	520,800

2000 Directors Stock Option Plan
	May 15, 2000	$2.00	35,000	35,000
	April 17, 2000	$2.00	60,000	60,000
	August 13, 2002	$0.38	120,000	39,999
	September 20, 2002	$0.29	10,000	3,333
	September 8, 2003	$0.43	160,000	-
			2,008,942	1,309,270

The employee options outstanding as of December 31, 2003 vest over three to five years from the grant date, depending upon the recipient, based upon the continued provision of services as an employee. The director options granted after January 1, 2000 that are outstanding as of December 31, 2003 vest one-third each on the first through third anniversaries of the grant date, respectively, based upon the continued provision of services as a director.  Both the employee and director options generally lapse, if unexercised, five years from the date of vesting.

Compensation Expense Associated With Grant of Options

Pursuant to APB 25, we have recorded $89,100 ( 2002 – nil, 2001 – nil) in compensation expense relating to the grant of options for 2003 as the exercise price for certain options we have granted to our employees and directors was less than the market price of the underlying common shares on the effective date of grant.  See note 2.

Had we elected to follow the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation", we would have recorded additional compensation expense of approximately $464,798, $738,176 and $686,211 for the years ended December 31, 2003, December 31, 2002 and December 31, 2001, respectively.  These amounts are determined using an option-pricing model with the following assumptions:

		2003	2002	2001
	Weighted-Average Fair Value of Options Granted in Each Year ($/option)	1.45	1.69	1.98

•	Dividends paid per common share ($/share)	Nil	Nil	Nil
•	Estimated average life (years)	4.5	4.5	4.5
•	Expected volatility in the price of NXT’s common shares (%)	207	225	57
•	Risk free interest rate (%)	4	4	4

12. Investor Relations Options

On May 15, 2001, as additional compensation to our investor relations consultant pursuant to an investor and public relations services agreement, we granted that consultant options to purchase 155,000 common shares at $2.50 per share.  The underlying agreement provided that 50,000 options would vest immediately, and an additional 35,000 options would vest upon each of the first, second and third anniversary dates of the agreement, respectively, even if the agreement was not subsequently renewed so long as the agreement has not been terminated by either party prior to the end of the termination of the prior term or NXT has not terminated this agreement for "good cause" as defined in the agreement.  These options lapse, to the extent vested and unexercised, five years after the date of vesting.  Pursuant to SFAS No. 123, for the year ended December 31, 2003, we recorded compensation expense, as part of administrative expenses, determined in accordance with the Black-Scholes option pricing model in the amount of $46,773 in connection with the grant and vesting of these options.

13. Income Taxes

Net Operating Losses Carried Forward

As of December 31, 2003, the following net operating losses are available to reduce our taxable income in future years:

Country	Amount	Expiration Dates
United States	$ 9,273,221	2010—2022
Canada	$ 3,650,053	2004—2010

Deferred Income Tax Assets and Liabilities

As of December 31, 2003, our accounts contained the following deferred income tax assets and liabilities:

United States	Amount	Statutory Tax Rate	Tax Benefit
Tax benefit of loss carry forwards	($48,718)	34%	$(16,564)
Tax asset related to depreciation	$9,273,221	34%	3,152,895
Valuation reserve			(3,136,331)
			$Nil

Canada	Amount	Statutory Tax Rate	Tax Benefit
Tax benefit of loss carry forwards	$4,361,265	39.25%	$1,711,578
Tax asset related to depreciation	$3,650,053	39.25%	1,432,463
Valuation reserve			(3,144,041)
			$Nil

As of December 31, 2002, our accounts contained the following deferred income tax assets and liabilities:

United States	Amount	Statutory Tax Rate	Tax Benefit
Tax benefit of loss carry forwards	$9,449,886	34%	$3,212,961
Tax asset related to depreciation	127,041	34%	43,194
Valuation reserve			(3,256,155)
			$ Nil

Canada	Amount	Statutory Tax Rate	Tax Benefit
Tax benefit of loss carry forwards	$3,233,103	39.25%	$1,268,831
Tax asset related to depreciation	2,656,551	39.25%	1,042,563
Valuation reserve			(2,311,394)
			$ Nil

We have not provided for any amount of current or deferred U.S. federal, state or foreign income taxes for the current period or any prior period presented.  We have provided a full valuation allowance on the deferred tax asset and liability, consisting primarily of net operating loss carry forwards, because of uncertainty regarding its realization.  The increase in the valuation allowance on the deferred tax asset during the year ended December 31, 2003 was $712,823 as compared to $1,727,592 for the year ended December 31, 2002.

14. Related Party Transactions

Summarized below is information concerning related party transactions and balances not disclosed elsewhere in these consolidated financial statements for the years ended December 31, 2003, 2002 and 2001:

December 31	2003	2002	2001
Collective legal fees expensed to law firms in fiscal 2003, 2002 and 2001 with partners who were also directors of NXT or NXT Energy Canada	Nil	$ 72,440	$ 61,411
Collective wages, fees and benefits paid to executive officers of NXT in fiscal 2003, 2002 and 2001, who were also directors of NXT	$ 107,382	$ 234,958	$ 487,607
Accounts receivable due from executive officers	Nil	$ 5,004	$ 790

Our rights to use the first generation of our SFD technology sensors arises from a sharing of the technology with Momentum Resources Corporation, and an agreement pursuant to which we were originally granted the exclusive worldwide right to use, possess and control the SFD Data for hydrocarbon identification and exploration purposes and any SFD data derived from that use for the same purpose pursuant to a sharing of the SFD Technology permitted by Momentum Resources Corporation, which was originally the exclusive owner of the SFD. Momentum Resources is owned 50% by one of our significant stockholders who is a director and an executive officer of NXT as of December 31, 2003.  Under the terms of the SFD technology agreement, we are to pay Momentum a royalty equal to 5% of any Prospect Profits (as such terms is defined in the agreement) which we may receive based on data received from Momentum Resources Corporation. No such royalty was earned or payable as of December 31, 2003.

15. Commitments and Contingencies

The lease for the principal offices expired on January 31, 2003.  A new sub-lease from another tenant was signed with a term of eighteen months ending July 31, 2004.  The space is approximately 6,600 square feet and the monthly cost is about $13,100 CDN.

On November 27, 2002, we were served a Statement of Claim which had been filed on November 25, 2002, in the Court of Queen’s Bench of Alberta, Judicial District of Calgary (Action No. 0201-19820), naming Energy Exploration Technologies Inc. and George Liszicasz as defendants.  Mr. Dirk Stinson, the plaintiff, alleges that NXT failed to pay him compensation under a consulting agreement and further alleges that NXT, without lawful justification, obstructed Mr. Stinson from trading his shares of NXT.  At the time of the filing of this suit, Mr. Stinson was a major shareholder of our common stock.  He is a past President and director of NXT and is currently a director and shareholder of Momentum Resources.  Mr. Stinson was seeking, among other things, damages in the amount of $1,614,750 and an injunction directing NXT to instruct our transfer agent to immediately remove the legend from Mr. Stinson’s shares.  On December 10, 2002, we filed our Statement of Defence.  On July 14, 2003, we received notice that the plaintiff had dropped all claims except for a claim for $74,750 plus interest for compensation under a consulting agreement.

We believe the claim against us  is contentious because of the ambiguity of the arrangements and we are vigorously defending ourselves against the claim.

On March 18, 2003, we were served a Statement of Claim which had been filed on March 14, 2003, in the Court of Queen’s Bench of Alberta, Judicial District of Calgary (Action No. 0301-04309), naming Glen Coffey, Murray’s Aviation Repairs (1980) Ltd., Energy Exploration Technologies, its wholly-owned subsidiary, NXT Energy Canada, Inc., Dennis Wolsky, as Administrator of the Estate of Jerry Wolsky, deceased and Embassy Aero Group Ltd. as defendants.  Tops Aviation Ltd., Spartan Aviation Inc. and John Haskakis (the “Plaintiffs”) allege that the defendants were negligent and in breach of a Ferry Flight Contract between one or some of the defendants and one or some of the Plaintiffs under which Mr. Jerry Wolsky was to deliver a Piper Twin Comanche aircraft to Athens, Greece.  The aircraft crashed in Newfoundland enroute to Athens killing Mr. Wolsky. The Plaintiffs are seeking, among other things, damages in the amount of $450,000 CDN for loss and damages to the aircraft and cargo; and damages in respect to search and rescue expenses, salvage, storage, transportation expenses and pollution and contamination expenses.

Neither we nor our subsidiary, NXT Energy Canada, Inc., were parties to the Ferry Flight Contract.  We believe the claim against us and our subsidiary is without merit and intend to vigorously defend ourselves against the claim and are seeking an expeditious dismissal of the claim.

16.  Discontinued Operations

In January 2003, we adopted a formal plan to divest our U.S. oil and gas properties. On May 9, 2003 we closed a sale transaction with our U.S. joint venture partner to sell the properties for total consideration of $1,450,000 with proceeds of $720,000 in cash and the return to treasury of all the outstanding preferred shares.  The effective date of the transaction was March 1, 2003 and was recorded at fair market value.  For reporting purposes, the results of operations and the financial position of the properties have been presented as discontinued operations.  Accordingly, prior period financial statements have been reclassified to reflect this change.

17. Segment Information

We operate in only one business segment, oil and natural gas exploration and development, insofar as we develop oil and natural gas exploration prospects identified using our proprietary SFD airborne survey technology.

Summarized below with respect to our years ended December 31, 2003 and 2002is geographic information relating to:

•	revenues we have received during the year from continuing operations allocated amongst the geographic areas in which the revenue was generated;
•	our net loss for the year from continuing operations allocated amongst the geographic areas in which the revenue and associated expenses were generated.
•	our net income (loss) for the year from discontinued operations allocated amongst the geographic areas in which the revenue and associated expenses were generated.

Years Ended	United States	Canada	Total
December 31, 2003:
Revenues from oil and gas production	$Nil	$Nil	$Nil
Net loss from continuing operations	$Nil	$(2,973,639)	$(2,973,639)
Income from discontinued operations	$159,765	$Nil	$159,765
December 31, 2002:
Revenues from oil and gas production	$Nil	$75,628	$75,628
Net loss from continuing operations	$Nil	$(1,953,907)	$(1,953,907)
Loss from discontinued operations	$(3,722,213)	$Nil	$(3,722,213)
December 31, 2001:
Revenues from oil and gas production	$Nil	$Nil	$Nil
Net loss from continuing operations	$Nil	$(3,167,321)	$(3,167,321)
Loss from discontinued operations	$(1,221,269)	$Nil	$(1,221,269)

Summarized below is geographic information relating to our assets as of December 31, 2003 and 2002, allocated amongst the geographic areas in which the assets were physically located or principally connected:

Assets as of:	United States	Canada	Total
December 31, 2003	$Nil	$2,682,647	$2,682,647
December 31, 2002	$1,682,768	$2,336,057	$4,018,825

In preparing the above tables, we have eliminated all inter-segment revenues, expenses and assets.

18. Subsequent Events

   (a) During December 2003, NXT initiated a Private Placement which has not closed as of the date of this report. Each unit has an issue price of $2.00 and consists of one common share and one warrant with a strike price of $2.75 and a one year term. We had raised $472,501 in gross proceeds prior to December 31, 2003 and this amount is shown as subscriptions payable on the balance sheet.

(b) From November 3 through November 19th, NXT entered into a series of loan agreements with its CEO and largest shareholder, Mr. George Liszicasz, pursuant to which NXT borrowed a total of $233,253, at a rate of 7.0% per annum, with loans maturing on November 17, 2005; under these agreements, NXT has the option to borrow an additional $100,000 CDN from Mr. Liszicasz.

(c) On December 3, 2004, NXT entered into a subscription agreement for the issuance of 571,429 shares of common stock and warrants for the purchase an additional 610,000 shares of common stock at an exercise price of $2.75 per share with a term of one (1) year. The shares and warrants were issued for total consideration of $1,000,000 from an unaffiliated party located in Toronto, Ontario.  The proceeds in the amount of $1,000,000 were received  on  December  6, 2004.

(d) On  November 25, 2004, NXT renewed its lease for its office space to January 31, 2006. Under the terms of the lease, NXT will pay $140,894 in leases payments from January 1, 2005 through January 31, 2006.

(e) On November 4, 2004, NXT’s Board of Directors approved two (2) agreements entered into with NXT’S Chief Executive Officer and President, Mr. Liszicasz, regarding the ownership of, use of and access to SFD technology that NXT has jointly developed with Mr. Liszicasz.  The agreements entered into by NXT and Mr. Liszicasz are an Interim Operating Agreement and a Technical Services Agreement. The Interim Operating Agreement is effective as of August 25, 2004 and the Technical Services Agreement is effective as of January 1, 2006.

Mr. Liszicasz developed the prototype sensor for the SFD technology, which later transferred to Momentum Resources Corporation, a Bahamian corporation (“Momentum”), of which Mr. Liszicasz is a part-owner. Eventually, the prototype became the subject of a Restated Technology Agreement dated August 1, 1996 and amended on April 3, 1998.  Pursuant to this agreement, Momentum agreed to provide certain services for the further technical development and commercial advancement of the Prototype Stress Field Detector, However, Momentum was unwilling or unable to fulfill its obligations under the agreement and NXT was required to financially contribute to the enhancement and development of the second generation of SFD sensors. NXT engaged additional staff with specialized knowledge and skills in semi-conductor and quantum technology to assist Mr. Liszicasz in developing such sensors.

The Interim Operating Agreement states that NXT has an undivided and unencumbered title to the four (4) SFD devices engineered and constructed by Mr. Liszicasz from June 1, 1999, plus all sensors which might be manufactured by Mr. Liszicasz in the future with the financial contribution of NXT.  This agreement also states that Mr. Liszicasz is to provide NXT with his know-how and technical expertise in connection with NXT's use of the sensors, which includes construction, redesign and advancement of the sensors; and interpretation and analysis of data produced by surveys using the sensors. The Interim Operating Agreement expires on December 31, 2005.

The Technical Services Agreement goes into effect following the expiration of the Interim Operating Agreement and expires on January 1, 2011.  This agreement continues the obligations of Mr. Liszicasz to provide NXT with his know-how and technical expertise in connection with NXT’s use of the sensors and confirms NXT’s title to the sensors. The other purpose of this agreement is to provide additional consideration to Mr. Liszicasz for providing his services under this agreement.

   (f) Our management periodically reviews the carrying value of our property and equipment to ensure that any permanent in value is recognized and reflected in our results of operations. As a part of these reviews, our management performs an overall assessment of each of our unproved oil and natural gas properties to determine if any of these properties had been subject to any impairment in value.  As at December 31, 2004 we have determined that our unproved properties continue to have prospective commercial viability but that an impairment of $173,213   ($945,000 in 2003) should be recorded against our properties.

ENERGY EXPLORATION TECHNOLOGIES INC.
Consolidated Balance Sheets
(Unaudited) (expressed in U.S. dollars except share data)

	September 30, 2004	December 31, 2003
Assets
Current assets
Cash	$ 308,151	$ 1,024,201
Accounts receivable	77,424	76,133
Due from officers and employees	2,037	-
Note receivable from former officer [note 3]	47,050	43,952
Prepaid expenses	59,937	106,622
	494,599	1,250,908

Oil and natural gas properties, on the basis of full cost accounting,
net of depletion and impairments [note 4]	1,282,708	1,194,406

Other property and equipment, net of accumulated depreciation,
amortization and impairment [note 5]	179,111	190,810
	$ 1,956,418	$ 2,636,124

Liabilities And Shareholders' Equity
Current liabilities
Trade payables	$ 125,135	$ 136,098
Other accrued liabilities	11,352	78,452
Subscriptions payable [note 6]	377,320	472,501
	513,807	687,051

Contingencies, continuing operations and commitments [notes 1 and 10]

Shareholders' equity
Preferred shares [note 7]
Authorized: unlimited
Issued : Nil	-	-
Common shares
Authorized: unlimited
Issued : 20,400,742 and 19,306,852 at September 30, 2004 and
December 31, 2003, respectively [note 6]	26,494,125	24,527,066

Warrants [notes 6 and 8]	-	-
Accumulated Deficit	(25,275,628)	(22,855,739)
Accumulated other comprehensive income	224,114	277,746
	1,442,611	1,949,073

	$ 1,956,418	$ 2,636,124

The accompanying notes to consolidated financial statements
are an integral part of these consolidated balance sheets

ENERGY EXPLORATION TECHNOLOGIES INC.
Consolidated Statements Of Loss And Comprehensive Loss
(Unaudited) (expressed in U.S. dollars except share data)

	Three months ended		Nine months ended		six months ended June 30,
	September 30		September 30
	2004	2003	2004	2003	2004	2003

Oil and natural gas revenue	$ 16,181	$ -	$ 37,823	$ -	$ 21,642	-
Gain on sale of properties	1,562	-	28,863	-	27,301	-
	17,743	-	66,686	-	48,943	-

Oil and natural gas operating expenses	1,818	-	4,207	-	2,389	-
Administrative [notes 6 and 11]	418,971	451,226	1,800,709	1,075,626	1,381,738	624,400
Depletion and impairment of oil and
natural gas properties [notes 4 and 12]	203	-	541	59,974	338	59,974
Amortization and depreciation [notes 5 and 12]	19,254	15,160	43,880	43,365	24,626	28,205
Survey operations and support	(6,053)	19,083	675,062	63,906	681,115	44,823
	434,193	485,469	2,524,399	1,242,871	2,090,206	757,402

	(416,450)	(485,469)	(2,457,713)	(1,242,871)	(2,041,263)	(757,402)

	831	(1,017)	1,999	-	1,168	1,017

	-	4,767	-	5,629	-	863
	831	3,750	1,999	5,629	1,168	1,880

	(415,619)	(481,719)	(2,455,714)	(1,237,242)	(2,040,095)	(755,522)

	5,052	(26,660)	35,825	166,322	30,773	192,981
	(410,567)	(508,379)	(2,419,889)	(1,070,920)	(2,009,322)	(562,541)

Foreign currency translation adjustment	64,413	(13,128)	(53,632)	310,118	(118,045)	323,246
	$ (346,154)	$ (521,507)	$ (2,473,521)	$ (760,802)	$ (2,127,367)	$ (239,295)

	$ (0.02)	$ (0.03)	$ (0.12)	$ (0.07)	$ (0.10)	$ (0.04)

	$ (0.02)	$ (0.03)	$ (0.12)	$ (0.04)	$ (0.11)	$ 0.01

	20,263,608	17,108,516	19,939,469	17,108,516	19,823,575	16,971,153

ENERGY EXPLORATION TECHNOLOGIES INC.
Consolidated Statements Of Shareholders' Equity
(Unaudited) (expressed in U.S. dollars except share data)

Accumulated Other
Comprehensive	Common Shares	Preferred Shares	Warrants	Accumulated
Income (loss)	Shares	Amount	Shares	Amount	Number	Amount	Deficit	Total

Beginning balance — December 31, 2002	$ (183,769)	16,971,153	$23,365,426	800,000	$ 730,000	-	$ -	$(20,041,865)	$ 3,869,792
Grant and vesting of options to investor
relations consultant [note 11]	-	-	17,048	-	-	-	-	-
Redemption of preferred shares	-	-	-	(800,000)	(730,000)	-	-	-	(730,000)
Issued for cash at $0.40 per share on
September 11, 2003 net of issuance costs	1,875,000	740,815	740,815
Compensation expense related to issuance
of options to employees and directors	89,100
Net loss for the nine months ended
September 30, 2003 on continuing operations	-	-	-	-	-	-	-	(1,237,242)	(1,237,242)
Gain on discontinued operations for the
nine months ended September 30, 2003	-	-	-	-	-	-	-	166,322	166,322
Net other comprehensive income for the
nine months ended September 30, 2003	310,118	-	-	-	-	-	-	-	310,118
Balance — September 30,2003	$ 126,349	18,846,153	$24,212,389	-	$ -	-	$ -	$(21,112,785)	$ 3,225,953

Beginning balance — December 31, 2003	$ 277,746	19,306,852	$24,527,066	-	$ -	7,496	$ -	$(22,855,739)	$ 1,949,073
Options exercised for cash at prices between
$0.29 and $2.00 per share	-	157,621	194,164	-	-	-	-	-	194,164
Issued for cash at $2.00 per share on
February 12, 2004 net of issuance costs	-	573,269	1,063,277	-	-	604,331	-	-	1,063,277
Issued for services at $1.80 per share on
April 18,2004	-	30,000	54,000	-	-	-	-	-	54,000
Issued for services at $2.00 per share on
July 22, 2004	200,000	400,000	400,000
Issued for cash at $2.00 per share on
July 22, 2004 net of issuance costs	55,000	109,853	60,680	109,853
Issued for cash at $2.00 per share on
Sept 10, 2004 net of issuance costs	78,000	145,765	44,960	145,765
Net loss for the nine months ended
September 30, 2004 on continuing operations	-	-	-	-	-	-	-	(2,455,714)	(2,455,714)
Loss from discontinued operations for the
nine months ended September 30, 2004	-	-	-	-	-	-	-	35,825	35,825
Net other comprehensive loss for the
nine months ended September 30, 2004	(53,632)	-	-	-	-	-	-	-	(53,632)
Balance — September 30,2004	$ 224,114	20,400,742	$26,494,124	-	$ -	717,467	$ -	$(25,275,628)	$ 1,442,611

ENERGY EXPLORATION TECHNOLOGIES INC.
Consolidated Statements Of Cash flow
(Unaudited) (expressed in U.S. dollars)
	Three months ended		Nine months ended
	September 30		September 30
	2004	2003	2004	2003

Operating activities
Net loss for the period from continuing operations	$ (415,619)	$ (481,719)	$ (2,455,714)	$ (1,237,242)
Amortization and depreciation of other property
and equipment	19,254	15,160	43,880	43,365
Depletion and impairment of oil and natural gas properties	203	-	541	59,975
Consulting costs settled by issuance of common stock
and options	-	-	54,000	17,048
Gain on sale of oil and natural gas properties	(1,562)	21	(28,863)	(12,003)
Changes in non-cash working capital
Accounts receivable	17,629	(60,729)	47,634	182,943
Interest accrued on loan to former employee	(3,156)	(497)	(3,098)	(7,432)
Due from officers and employees	11,771	2,921	(2,037)	2,998
Prepaid expenses and other	21,614	(19,364)	46,685	9,548
Trade payables	(339,664)	21,163	(10,963)	101,257
Other accrued liabilities	(56,128)	(16,495)	(67,100)	(47,966)
Compensation settled with options	-	89,100	-	89,100
Net cash used by operating activities	(745,658)	(450,439)	(2,375,035)	(798,409)

Financing activities
Funds raised through the sale of common shares,
net of issuance costs	655,617	740,815	1,718,894	740,815
Funds raised through the exercise of options	27,067	-	194,164	-
Subscriptions payable	(137,601)	-	(95,181)	-
Net cash generated by financing activities	545,083	740,815	1,817,877	740,815

Investing activities
Funds invested in other property and equipment	(16,293)	(4,100)	(32,721)	(45,763)
Proceeds on sale of other property and equipment	-	-	-	1,916
Funds received (invested) in oil and natural gas properties	(72,292)	(221,005)	(89,597)	(601,470)
Proceeds on sale of oil and natural gas properties	1,633	(150)	30,158	86,125
Net cash generated (used ) by investing activities	(86,952)	(225,255)	(92,160)	(559,192)

Net cash generated (used) by discontinued operations	5,025	(5,591)	(13,100)	730,888

Effect of net other comprehensive income (loss)	64,413	(13,128)	(53,632)	310,117

Net cash inflow (outflow)	(218,062)	46,402	(716,050)	424,219

Cash, beginning of period	526,213	962,887	1,024,201	585,070

Cash, end of period	$ 308,151	$ 1,009,289	$ 308,151	$ 1,009,289
Non cash discontinued operations
Aircraft parts sold for credit with airplane
leasing company	$ -	$ -	$ 48,925	$ -
Cash paid for taxes	$ -	$ -	$ -	$ -
Cash paid for interest	$ -	$ -	$ -	$ -
The accompanying notes to consolidated financial statements are an integral part of these consolidated statements of cash flows

ENERGY EXPLORATION TECHNOLOGIES INC.

Notes To Consolidated Financial Statements

(expressed in U.S. dollars)
(unaudited)

1.

ORGANIZATION AND ABILITY TO CONTINUE OPERATIONS

Energy Exploration Technologies Inc. ("we", "our company" or "NXT") was incorporated under the laws of the State of Nevada on September 27, 1994.

In March 2003 we divested all our U.S. properties. For reporting purposes, the results of operations and the cash flow of the U.S. properties have been presented as discontinued operations.  Accordingly, prior period financial statements have been reclassified to reflect this change.

NXT was continued from the State of Nevada to the Province of Alberta, Canada on October 24, 2003. The shareholders voted on and approved this change which moved the jurisdiction of incorporation from the U.S. to Canada. The tax effects are disclosed in the proxy statement circulated to shareholders for the Special Meeting on October 24, 2003. As a result of the continuance into Canada, our common and preferred shares no longer have a par value assigned, as is the practice in the United States. Therefore the amount that was disclosed as “Additional paid-in Capital” in prior years on the consolidated balance sheets and consolidated statements of shareholders’ equity (deficit) has been added to the share issued amount. This is a legal jurisdiction reporting difference only.

We are a technology-based reconnaissance exploration company and we utilize our proprietary stress field detection (SFD) remote-sensing airborne survey technology to quickly and inexpensively identify and high-grade oil and natural gas prospects.

We conduct our reconnaissance exploration activities, as well as land acquisition, drilling, completion and production activities through our wholly-owned subsidiary, NXT Energy Canada Inc. and we conduct the aerial surveys through our wholly owned subsidiary, NXT Aero Canada Inc.

NXT Energy USA Inc. and NXT Aero USA Inc. are two wholly owned subsidiaries through which we previously conducted our U.S. operations but these companies have been inactive since the sale of the U.S. properties in early 2003.

These consolidated financial statements are prepared using generally accepted accounting principles in the United States of America that are applicable to a going concern, which assumes the realization of assets and the settlement of liabilities in the normal course of operations. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time. These consolidated financial statements do not include any adjustments to amounts and classifications of assets and liabilities that may be necessary should we be unable to continue as going concern.

In the nine months ended September 30, 2004, we incurred a loss of $2,473,521, had an accumulated deficit of $25,275,628 and had a working capital deficiency of $19,208 as at the end of the period.  At September 30, 2004 we had capital commitments of $203,400 related to flow-through share obligations that had to be met in 2004 and an additional $72,000 that had to be utilized by the end of 2005.  Both of these capital commitments have been met as of the date of this statement.

We expect to continue incurring net losses from operation and have negative operating cash flows until we can secure revenue generating activities.  These circumstances raise substantial doubt about our ability to continue as a going concern.

We have taken the following measures to ensure the ongoing viability of the company:

•

On November 3, 2004, we entered into a loan agreement with our CEO and largest shareholder, Mr. George Liszicasz, in which we borrowed $250,000 CDN.  On November 16, 2004, we amended the loan agreement whereby we borrowed an additional $31,000 USD.  On November 17, 2004, we entered into an additional loan agreement with Mr. Liszicasz for a further $100,000 CDN, which we have not yet drawn on.   These agreements provide that the loans accrue interest at the   rate of 0.58% per month (7.0% per annum). On November 19, 2004, we entered into a Loan Agreement Amendment with Mr. Liszicasz, whereby the maturity date for all three (3) loans was extended to November 17, 2005

•

On November 20, 2004 we received a subscription agreement from one of the members of our Board of Directors, His Highness Sheikh Al Hassan Bin Ali Bin Rashid Al Nuaimi, to purchase 250,000 units at a price of US$2.00 per unit.  Each unit consists of one common share and a warrant to purchase one additional common share for US$2.75 within the next year. We expect to close on this subscription agreement and receive the committed funds in the second quarter of 2005.

•

We have undertaken a variety of cost reduction activities including but not limited to termination of contract employees and reducing corporate travel.

•

(f) On December 3, 2004, NXT raised an additional $1,000,000 through the private placement of 571,429 shares, which included the issuance of warrants to purchase an additional 610,000 shares at $2.75 per share with a term of one (1) year.

1.

SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

We have prepared these consolidated financial statements for our three month and nine month interim periods as at September 30, 2004 and ended September 30, 2004 and 2003 in accordance with accounting principles generally accepted in the United States of America for interim financial reporting.  While these financial statements for these interim periods reflect all normal recurring adjustments which, in the opinion of our management, are necessary for fair presentation of the results of the interim period, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. The results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results to be expected for the full year.  Refer to our consolidated financial statements included in our annual report on Form 10-K for our fiscal year ended December 31, 2003.

Estimates and Assumptions

The preparation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these consolidated financial statements and the reported amount of revenues and expenses during the reporting periods.  Actual results may differ from these estimates.

Stock-Based Compensation for Employees and Directors

In accounting for the grant of our employee and director stock options, we have elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations. Under APB 25, companies are not required to record any compensation expense relating to the grant of options to employees or directors where the awards are granted upon fixed terms with an exercise price equal to fair value at the date of grant and the only condition of exercise is continued employment.

The following table illustrates the effect of net loss and loss per share if the company had applied the fair value recognition provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation”, to stock-based employee compensation.

Accounting for Asset Retirement Obligations

In September 2004, the SEC released SAB 106, which expresses the staff’s views on the application of SFAS 143 by oil and gas producing companies following the full cost accounting method.  SAB 106 provides interpretive responses related to computing the full cost ceiling to avoid double-counting the expected future cash outflows associated with asset retirement obligations, required disclosures relating to the interaction of SFAS 143 and the full cost rules, and the impact of SFAS 143 on the calculation of depreciation, depletion, and amortization. This has no impact on our company at this time.

2.

NOTE RECEIVABLE FROM OFFICER

In September 1998, we loaned the sum of CDN $54,756 (US $35,760 as of that date) to one of our officers in connection with his relocation to Calgary, Alberta.  The interest rate averaged 5%. Pursuant to the terms of an underlying promissory note, the officer was required to repay the loan on a monthly basis, with a balloon payment due on October 3, 2003. The officer left our company in 2002 and we are pursuing repayment of the note

3.

OIL AND NATURAL GAS PROPERTIES

Summarized below are the oil and natural gas property costs we capitalized for the nine months ended September 30, 2004 and 2003 and as of September 30, 2004 and December 31, 2003:

Net oil and natural gas property costs at September 30, 2004 and December 31, 2003 are all Canadian unproved properties.  At September 30, 2004 there were no impairments of our Canadian full cost center.

The impairment amounts in the table above of oil and natural gas properties also include the write-down of the cost of drilling and completing wells which are either non-commercial or which we are unable to complete for technical reasons. While, as noted below, our management believes in the prospective commercial viability and non-impairment of the overall prospects of which each of these wells are a part and is continuing active exploration and development activities with respect to each of these prospects, we have nevertheless written-off these individual well costs as an impairment cost since this determination was made prior to the establishment of proved reserves.

At the end of each quarter, our management performs an overall assessment of each of our unproved oil and natural gas properties to determine if any of these properties has been subject to any impairment in value.  Based upon these evaluations, our management has determined that each of our oil and natural gas properties continued to have prospective commercial viability as of these dates. While we are currently conducting active exploration and development programs with respect to each of these unproved oil and natural gas properties, we anticipate that all of these properties will be evaluated and the associated costs transferred into the amortization base or be impaired over the next five years.

4.

OTHER PROPERTY AND EQUIPMENT

Summarized below are our capitalized costs for other property and equipment as of September 30, 2004 and December 31, 2003:

5.

COMMON SHARES

The loss per share is presented in accordance with the provision of SFAS No. 128, Earnings Per Share (“EPS”).  Basic EPS is calculated by dividing the income or loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.  Basic and diluted EPS were the same for the three and nine months ended September 30, 2004 and 2003 because the company had losses from operations and therefore, the effect of all potential common stocks was anti-dilutive.

In calculating diluted earnings per common share for the nine month periods ended September 30, 2004 and 2003, we excluded all options and warrants, either because the exercise price was greater than the average market price of our common shares in those quarters or the exercise of the options or warrants would have been anti-dilutive. During these periods, outstanding stock options and warrants were the only potentially dilutive instruments.

On February 12, 2004, we raised $1,143,633 in gross proceeds through a private placement of 573,269 units. Each unit consisted of a common share at $2.00 ($2.60 CDN) per share and a warrant with a strike price of $2.75 and a one year life.  Net proceeds to our company were $1,063,277 after deducting $80,356 in offering expenses and finders’ fees. In addition, we had also received $377,320 in gross proceeds at September 30, 2004 for which shares had not been issued at September 30, 2004 and this amount is shown as subscriptions payable on the balance sheet.

On April 18, 2004 we issued 30,000 common shares in full payment of an invoice for $54,000 for services provided by a consultant to NXT to assist us with corporate strategy and planning.

On July 22, 2004, we issued 200,000 common shares in full payment of an invoice for $400,000 for services to establish a branch office in the United Arab Emirates and market the company’s SFD Technology in the region.

On July 22, 2004, we raised $264,245 in gross proceeds through a private placement of 133,000 units.  Each unit consisted of a commons share at $2.00 ($2.60 CDN) per share and a warrant with a strike price of $2.75 and a one year life.  Net proceeds to our company were $255,618 after deducting $8,627 in offering expenses and finder’s fees.

6.

PREFERRED SHARES

The preferred shares are not entitled to payment of any dividends, although they are entitled under certain circumstances to participate in dividends on the same basis as if converted into common shares.  Preferred shares carry liquidation preferences should our company wind-up and dissolve.

The preferred shares were all returned to treasury effective May 9, 2003 as part of the compensation received for the sale of the U.S. properties.

7.

PERFORMANCE WARRANTS

On August 1, 1996, we granted Momentum Resources Corporation a performance-based contractual right to acquire NXT warrants in connection with our use of the SFD Technology for hydrocarbon exploration.  The initial term of the contract with Momentum Resources expires on December 31, 2005and can be cancelled by NXT providing written notice to Momentum Resources no later than 60 days prior to the expiration of the pending term.   Pursuant to this contractual right, Momentum Resources is entitled to a separate grant of warrants entitling it to purchase 16,000 common shares at the then current trading price for each month after December 31, 2000 in which production from SFD-identified prospects during that month exceeds 20,000 barrels of hydrocarbons.  Momentum Resources has not earned any warrants under the SFD technology license as of September 30, 2004.

8.

EMPLOYEE AND DIRECTOR OPTIONS

We have summarized below all outstanding options under our various stock option plans and arrangements as of September 30, 2004:

The employee options outstanding as of September 30, 2004 will vest over the next three years, based upon the continued provision of services as an employee or consultant. The options vest one-third each on the first through third anniversaries of the grant date, respectively, based upon the continued provision of services. The options generally lapse, if unexercised, five years from the date of vesting.

9.

COMMITMENTS AND CONTINGENCIES

We have a sub-lease which ends January 31, 2005.  The space is approximately 6,600 square feet and our monthly cost is about $13,100 CDN. We have decided to seek an extension of our sub-lease through to the end of the term of the “head lease”, which ends January 31, 2006.

On November 27, 2002, we were served a Statement of Claim which had been filed on November 25, 2002, in the Court of Queen’s Bench of Alberta, Judicial District of Calgary (Action No. 0201-19820), naming Energy Exploration Technologies Inc. and George Liszicasz as defendants.  Mr. Dirk Stinson, the plaintiff, alleges that NXT failed to pay him compensation under a consulting agreement and further alleges that NXT, without lawful justification, obstructed Mr. Stinson from trading his shares of NXT.  At the time of the filing of this suit, Mr. Stinson was a major shareholder of our common stock.  He is a past President and director of NXT and is currently a director and shareholder of Momentum Resources.  Mr. Stinson was seeking, among other things, damages in the amount of $1,614,750 and an injunction directing NXT to instruct our transfer agent to immediately remove the legend from Mr. Stinson’s shares.

On December 10, 2002, we filed our Statement of Defence.  On July 14, 2003, we received notice that the plaintiff had dropped all claims except for a claim for $74,750 plus interest for compensation under a consulting agreement.

We believe that the claim against us is contentious because of the ambiguity of the arrangements and we are vigorously defending the claim.

On March 18, 2003, we were served a Statement of Claim which had been filed on March 14, 2003, in the Court of Queen’s Bench of Alberta, Judicial District of Calgary (Action No. 0301-04309), naming Glen Coffey, Murray’s Aviation Repairs (1980) Ltd., Energy Exploration Technologies, its wholly-owned subsidiary, NXT Energy Canada, Inc., Dennis Wolsky, as Administrator of the Estate of Jerry Wolsky, deceased and Embassy Aero Group Ltd. as defendants.  Tops Aviation Ltd., Spartan Aviation Inc. and John Haskakis (the “Plaintiffs”) allege that the defendants were negligent and in breach of a Ferry Flight Contract between one or some of the defendants and one or some of the Plaintiffs under which Mr. Jerry Wolsky was to deliver a Piper Twin Comanche aircraft to Athens, Greece.  The aircraft crashed in Newfoundland enroute to Athens killing Mr. Wolsky. The Plaintiffs are seeking, among other things, damages in the amount of $450,000 CDN or loss and damages to the aircraft and cargo; and damages in respect to search and rescue expenses, salvage, storage, transportation expenses and pollution and contamination expenses.

Neither we nor our subsidiary, NXT Energy Canada Inc., were parties to the Ferry Flight Contract.  We believe the claim against us and our subsidiary is without merit and intend to vigorously defend ourselves against the claim and are seeking an expeditious dismissal of the claim. The legal process is continuing and an Examination for Discovery will be held on Monday, November 29, 2004.

10.

INVESTOR RELATIONS OPTIONS

On May 15, 2001, as additional compensation to our investor relations consultant pursuant to an investor and public relations services agreement, we granted that consultant options to purchase 155,000 common shares at $2.50 per share.  The underlying agreement provided that 50,000 options would vest immediately, and an additional 35,000 options would vest upon each of the first, second and third anniversary dates of the agreement, respectively, even if the agreement was not subsequently renewed so long as the agreement has not been terminated by either party prior to the end of the termination of the prior term or NXT has not terminated this agreement for "good cause" as defined in the agreement.  These options lapse, to the extent vested and unexercised, five years after the date of vesting.

11.

DISCONTINUED OPERATIONS

In January 2003, we adopted a formal plan to divest our U.S. oil and gas properties. On May 9, 2003 we closed a sale transaction with our U.S. joint venture partner to sell the properties for total consideration of $1,450,000 with proceeds of $720,000 in cash and the return to treasury of all the outstanding preferred shares.  The effective date of the transaction was March 1, 2003 and was recorded at market value.  For reporting purposes, the results of operations and the financial position of the properties have been presented as discontinued operations.

The gain in 2004 from discontinued operations amounted to $35,825 and was a gain on the sale of aircraft equipment, which had previously been written off.

12.

SEGMENT INFORMATION

We operate in only one business segment, oil and natural gas exploration and development.  We intend to develop all oil and natural gas exploration prospects identified using our proprietary SFD airborne survey technology either directly or with joint venture partners.

Summarized below with respect to our three month and nine month periods ended September 30, 2004 and 2003 is geographic information relating to:

•	revenues we have received during the period from our external customers, allocated amongst the geographic areas in which the revenue was generated;

•	our net income (loss) from continuing operations for the period, allocated amongst the geographic areas in which the revenue and associated expenses were generated; and
•	our net income (loss) from discontinued operations for the period, allocated amongst the geographic areas in which the revenue and associated expenses were generated.

In preparing the above tables, we have eliminated all inter-segment revenues, expenses and assets.

14. SUBSEQUENT EVENTS.    (a) During December 2003, NXT initiated a Private Placement which has not closed as of the date of this report. Each unit has an issue price of $2.00 and consists of one common share and one warrant with a strike price of $2.75 and a one year term. We had raised $377,320 in gross proceeds prior to September 30, 2004 for which shares had not been issued yet as of that date.  This amount is shown as subscriptions payable on the balance sheet.

(b) From November 3 through November 19th, NXT entered into a series of loan agreements with its CEO and largest shareholder, Mr. George Liszicasz, pursuant to which NXT borrowed a total of $231,449, at a rate of 7.0% per annum, with loans maturing on November 17, 2005; under these agreements, NXT has the option to borrow an additional $100,000 CDN from Mr. Liszicasz.

(c) On December 3, 2004, NXT entered into a subscription agreement for the issuance of 571,429 shares of common stock and warrants for the purchase an additional 610,000 shares of common stock at an exercise price of $2.75 per share with a term of one (1) year. The shares and warrants were issued for total consideration of $1,000,000 from an unaffiliated party located in Toronto, Ontario.  The proceeds of $1,000,000 were received on December 6, 2004.

(d) On  November 25, 2004, NXT renewed its lease for its office space to January 31, 2006. Under the terms of the lease, NXT will pay $140,895 in leases payments from January 1, 2005 through January 31, 2006.

(e) On November 4, 2004, NXT’s Board of Directors approved two (2) agreements entered into with NXT’S Chief Executive Officer and President, Mr. Liszicasz, regarding the ownership of, use of and access to SFD technology that NXT has jointly developed with Mr. Liszicasz.  The agreements entered into by NXT and Mr. Liszicasz are an Interim Operating Agreement and a Technical Services Agreement. The Interim Operating Agreement is effective as of August 25, 2004 and the Technical Services Agreement is effective as of January 1, 2006.

Mr. Liszicasz developed the prototype sensor for the SFD technology, which later transferred to Momentum Resources Corporation, a Bahamian corporation (“Momentum”), of which Mr. Liszicasz is a part-owner. Eventually, the prototype became the subject of a Restated Technology Agreement dated August 1, 1996 and amended on April 3, 1998.  Pursuant to this agreement, Momentum agreed to provide certain services for the further technical development and commercial advancement of the Prototype Stress Field Detector, However, Momentum was unwilling or unable to fulfill its obligations under the agreement and NXT was required to financially contribute to the enhancement and development of the second generation of SFD sensors. NXT engaged additional staff with specialized knowledge and skills in semi-conductor and quantum technology to assist Mr. Liszicasz in developing such sensors.

The Interim Operating Agreement states that NXT has an undivided and unencumbered title to the four (4) SFD devices engineered and constructed by Mr. Liszicasz from June 1, 1999, plus all sensors which might be manufactured by Mr. Liszicasz in the future with the financial contribution of NXT.  This agreement also states that Mr. Liszicasz is to provide NXT with his know-how and technical expertise in connection with NXT's use of the sensors, which includes construction, redesign and advancement of the sensors; and interpretation and analysis of data produced by surveys using the sensors. The Interim Operating Agreement expires on December 31, 2005.

The Technical Services Agreement goes into effect following the expiration of the Interim Operating Agreement and expires on January 1, 2011.  This agreement continues the obligations of Mr. Liszicasz to provide NXT with his know-how and technical expertise in connection with NXT’s use of the sensors and confirms NXT’s title to the sensors. The other purpose of this agreement is to provide additional consideration to Mr. Liszicasz for providing his services under this agreement.

   (f) Our management periodically reviews the carrying value of our property and equipment to ensure that any permanent impairment in value is recognized and reflected in our results of operations. As a part of these reviews, our management performs an overall assessment of each of our unproved oil and natural gas properties to determine if any of these properties had been subject to any impairment in value.  As at December 31, 2004 we have determined that our unproved properties continue to have prospective commercial viability but that an impairment of $173,213 ($945,000 in 2003) should be recorded against our properties.

DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

NXT’s articles provide for a minimum of one director and a maximum of 15 directors comprising our board of directors. At present, our board of directors consists of six members.

Our directors are appointed by our common stock shareholders at our annual meeting of shareholders and hold the position either until the next annual shareholders meeting or until a successor is appointed. Our directors recently appointed His Highness Sheikh Al Hassan Bin Ali Bin Rashid Al Nuaimi to the board and his appointment will be submitted to the shareholders for approval at the next annual shareholders meeting.

A.

DIRECTORS, OFFICERS AND KEY EMPLOYEES

The following table sets forth information, as of March 4, 2005, regarding our directors, executive officers and key employees:

DONALD E. FOULKES Age 56 Director since May 2002

Mr. Foulkes has been a director and the President of AltaCanada Energy Corp. (TSX: ANG), an oil and gas exploration company, since September 2002.  Mr. Foulkes was the Chairman of the Board of Bushmills Energy Corp. (TSE:BSH), an oil and gas exploration company, from September 2001 until January 2003.  Mr. Foulkes was with Causeway Energy Corporation (TSE:CUW), an oil and gas exploration and production company, from September 1995 to September 2001, where he held the position of President from 1995 until 1998 when he became the Chief Executive Officer.  From 1992 to 1995, Mr. Foulkes was the President of Highridge Exploration Ltd. (TSE:HRE) and from 1988 to 1992, he was the President of Union Pacific Resources Inc., a private oil and gas company.  Mr. Foulkes serves as a board member on our two Canadian subsidiaries, NXT Energy Canada, Inc. and NXT Aero Canada, Inc., as well; he also serves as a board member of 669677 Alberta Ltd., a private company.

Mr. Foulkes is a professional geologist and received a Bachelor of Science degree in Geology from the University of Calgary in 1970.

Mr. Foulkes sits on both our Audit Committee and our Compensation Committee.

HIS HIGHNESS SHEIKH AL HASSAN BIN ALI BIN RASHID AL NUAIMI Age 41 Director since February 2004

His Highness is a member of the United Arab Emirates (UAE) Royal Family. Since 1998, he has been the Chairman of Sea Spray Aluminium Boats "Emirates" L.L.C. which operates four factories, two in the UAE and one factory each in Iran and India that manufacture, work and crew boats serving the oil and gas industry in the Arabian Gulf and Offshore India.

DENNIS HUNTER Age 62 Director since September 1998

Mr. Hunter is an entrepreneur who splits his time equally between private investment activities and real estate development and management.  Since 1973, Mr. Hunter has been President and Chairman of the Board of Investment Development Management Corporation, which acquires, constructs, manages, develops and sells properties in California, Oregon and Nevada.  Mr. Hunter has also been Chairman of the Board since 1992, and Vice Chairman of the Board from 1984, of Northern Empire Bancshares, a holding company of Sonoma National Bank, of which Mr. Hunter was a founder in 1982.  Mr. Hunter has also been a director, since 1988, of Northbay Corporation, a private holding company in the solid waste industry with 35 companies in solid waste hauling, transfer stations, portable toilets, land fill operations and real property ownership.  Mr. Hunter is also the trustee and an investment strategist for five charitable remainder trusts collectively holding over $30 million in net assets. Mr. Hunter sits on the board of directors of our two U.S. subsidiaries, NXT Aero USA, Inc. and NXT Energy USA, Inc.

Mr. Hunter received his Bachelor of Arts degree in Economics from California State University Sacramento.

Mr. Hunter has served on our Compensation Committee since February 2000.

GEORGE LISZICASZ Age 51 Director and Chief Executive Officer since January 1996

Mr. Liszicasz is the inventor of the SFD technology and has been our Chairman and Chief Executive Officer since inception. Mr. Liszicasz was appointed our interim President and interim Chief Financial Officer in July 2002.  Mr. Liszicasz's primary responsibilities, as the Chief Executive Officer, interim President and interim Chief Financial Officer, are to ensure the smooth running of the day-to-day operations and to further develop our SFD technology.  Prior to founding NXT, Mr. Liszicasz was Vice President of Susa Petroleum Inc. from 1993 to 1994.  From 1987 to 1995, Mr. Liszicasz was President of Owl Industries Ltd., a developer of electronic controlling devices, where he had both engineering and business responsibilities.  Mr. Liszicasz serves as a board member of each of our four subsidiaries; NXT Energy Canada, Inc., NXT Energy USA, Inc., NXT Aero Canada, Inc. and NXT Aero USA, Inc.

Mr. Liszicasz studied electronics and general sciences at the University of British Columbia and obtained a High Voltage Controls and Station Operations degree in Electronics from the Landler Jeno Technitken in Hungary in 1973.

DOUGLAS ROWE Age 62 Director since May 2002

Mr. Rowe has been the President, Chief Executive Officer and a director of Birch Mountain Resources Ltd.(TSX:BMD; OTCBB:BHMNF), a Canadian junior mineral exploration company, since 1994.  Prior to that he was Chairman and President of Brougham Geoquest, Ltd., a company engaged in mineral exploration, from 1986 to 1993, and Brougham Energy Corporation, a company engaged in oil and gas exploration and development, from 1984 to 1986.  Mr. Rowe also sits on the board of directors of our two Canadian subsidiaries, NXT Aero Canada, Inc. and NXT Energy Canada, Inc.

Mr. Rowe is a professional engineer with a Bachelors of Science degree in Electrical Engineering from Queen’s University which he obtained in 1967 and has over 30 years of industry experience.

Mr. Rowe is chairman of our Compensation Committee.

SCOTT R. SCHRAMMAR Age 55 Corporate Secretary since September 2002

Mr. Schrammar retired in 1992 .From 1989 to 1992, Mr. Schrammar was an independent trader at the American Stock Exchange.  From 1983 to 1988, he was Head Floor Broker for Moseley, Hallgarten, Estabrook and Weeden at the American Stock Exchange.  Mr. Schrammar is the Corporate Secretary of all of our subsidiaries.

Mr. Schrammar graduated Summa Cum Laude from the City University of New York with his Bachelor degree in Psychology in 1974 prior to continuing his studies at the Brooklyn Law School and receiving his Juris Doctor Degree in 1978.

ROBERT VAN CANEGHAN Age 57 Director since May 2002

Mr. Van Caneghan retired in 1994. He has over 25 years of experience as a market maker and specialist broker.  From 1984 to 1994, he was a principal of Miceli-Van Caneghan, a specialist firm located on the AMEX floor.  Mr. Van Caneghan was also a member of the American Stock Exchange Board of Governance from 1988 to 1994. Mr. Van Caneghan currently is a board member of our two U.S. subsidiaries, NXT Energy USA, Inc. and NXT Aero USA, Inc. and of the Financial Resources Federal Credit Union.

In 1969, Mr. Van Caneghan graduated from Wagner College with a Bachelor of Science in Economics.  He then obtained a Masters Degree in Finance from the New York University Stern School of Business in 1974. Mr. Van Caneghan attended Brooklyn Law School where he graduated with a Juris Doctor degree in 1978.

Mr. Van Caneghan is a member of our Audit Committee.

BRIAN KOHLHAMMER Age 41 Director since December 2004

Mr. Kohlhammer is a Chartered Accountant with over eighteen years experience in financial management reporting including four years public accounting and fourteen years financial forecasting, analysis and reporting.

Since December 2004, Mr. Kohlhammer has been serving as Vice President of Financial and Chief Financial Officer for Delphi Energy Corp., a public junior oil company in Canada traded on the Toronto Stock Exchange and based in Calgary, Alberta.  Mr. Kohlhammer reports to Delphi’s President and Chief Executive Officer.  From 2001 to 2004, Mr. Kohlhammer served as Vice President of Financial and Chief Financial Officer for Virtus Energy Ltd., a public junior oil and gas exploration and production company traded on the TSX Venture Exchange and based in Calgary, Alberta. From 2000 to 2001, Mr. Kohlhammer served as Vice President of Financial and Chief Financial Officer for Patchgear.com Inc., an Internet based B2B e commerce public company in the safety equipment sector that was located in Calgary, Alberta.

Mr. Kohlhammer is a member of our Audit Committee.

None of our executive officers or directors have been involved in any bankruptcy proceedings within the last five years, been convicted in or has pending any criminal proceeding, been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or been found to have violated any federal, state or provincial securities or commodities laws.

B.

COMPENSATION

The following table shows the compensation paid over the past three years with respect to the following persons:

•							Our Chief Executive Officer;
•							Our four other most highly compensated executive officers (if any), whose annual salary and bonus exceeded $100,000 in the aggregate
					Long Term Compensation
		Annual Compensation		Awards	Payouts
	Year	Salary (1)	Bonus	Other (2)	Restricted Stock	Securites Underlying Options and SARs	Log Term Incentive Plan	All Other Compensation
Named Executive Officer and Principal Position
George Liszicasz (6)	2004	$116,373	---	---	---	---	---	---
Chief Executive Officer	2003	$99,415	---	---	---	---	---	---
	2002	$83,671	---	---	---	---	---	---

Daniel C. Topolinsky (3)	2004	$---	---	---	---	---	---	---
Former President and Chief Operating Officer	2003	$---	---	---	---	---	---	---
	2002	$62,187	---	---	---	---	---	---

James R. Ehrets (4)	2004	$----	---	---	---	---	---	---
Former Vice President Exploration (U.S.)	2003	$----	---	---	---	---	---	---
	2002	$194,802	---	---	---	---	---	---

John M. Woodbury (5)	2004	$---	---	---	---	---	---	---
Former Chief Financial Officer & General Counsel	2003	$---	---	---	---	---	---	---
	2002	$90,209	---	---	---	---	---	---

(1)

NXT ordinarily pays salaries to our executive officers in Canadian dollars.  The amounts shown as paid in this table have been converted into United States dollars based upon the average exchange rate for the year of payment used in preparing our consolidated financial statements.

(2)

Includes, among other things, perquisites and other personal benefits, securities or property which exceed in the aggregate the lesser of either $50,000 or 10% of the total annual salary and bonus reported for that year.  (3)

Mr. Topolinsky resigned as NXT's President and Chief Operating Officer and as a director of NXT effective April 19, 2002.

(4)

Effective March 1, 2002, Mr. Ehrets became NXT's Vice President Exploration (U.S.).  Prior to that Mr. Ehrets was NXT's Executive Vice President of Operations.  Mr. Ehrets’ contract expired on October 31, 2002 and was not renewed.

(5)

Mr. Woodbury’s contract expired on July 8, 2002 and was not renewed.

 (6)

In January 2002, Mr. Liszicasz accepted a 50% reduction in his annual salary.

SUMMARY OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS GRANTED TO EXECUTIVE OFFICERS

The following table sets forth information regarding outstanding stock option grants to our officers and directors as of September 30, 2004:

Individual Grants					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted (1)	Exercise or Base Price ($/Sh)(2)	Expiration Date (mm/dd/yy)	5% ($)	10% ($)
Donald Foulkes	40,000 40,000	2.2% 2.2%	0.38 0.43	08/13/07 09/08/08	4,199 4,752	9,280 10,500

Dennis Hunter	45,000 20,000 40,000	2.5% 1.1% 2.2%	2.00 0.38 0.43	02/15/06 thru 04/17/08 08/13/07 09/08/08	24,865 2,100 4,752	54,946 4,640 10,500
George Liszicasz	15,000 30,000 40,000	.8% 1.7% 2.2%	2.00 0.14 0.43	05/05/03 thru 05/20/04 03/27/08 09/08/08	8,927 1,160 4,752	19,926 2,564 10,500
Douglas Rowe	30,000 10,000 40,000	1.6% 0.6% 2.2%	0.38 0.29 0.43	08/13/07 09/20/07 09/08/08	3,150 801 4,752	6,960 1,770 10,500
Robert Van Caneghan	30,000 40,000	1.7% 2.2%	0.38 0.43	08/13/07 09/08/08	3,150 4,752	6,960 10,500
Scott Schrammar	30,000 40,000	1.7% 2.2%	0.14 0.43	03/27/08 09/08/08	1,160 4,752	2,564 10,500

(1)	Based on options vested and exercisable to acquire a total 1,805,135 shares to executive officers, directors and employees.
(2)	The exercise price per share was equal to the fair market value of the common stock on the date of grant as determined by the board of directors.

The following table sets forth information regarding stock option grants to our officers and directors as of March 1, 2005:

Individual Grants					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted (1)	Exercise or Base Price ($/Sh)(2)	Expiration Date (mm/dd/yy)	5% ($)	10% ($)
Donald Foulkes	40,000	2.36%	0.38	08/13/07	4,199	9,280
	40,000	2.36%	0.43	8/9/2008	4,752	10,500
	40,000	2.36%	2.15	12/8/2009	23,760	52,504

Dennis Hunter	45,000	2.66%	2.00	02/15/06 thru	24,865	54,946
				04/17/08
	20,000	1.18%	0.38	08/13/07	2,100	4,640
	40,000	2.36%	0.43	8/9/2008	4,752	10,500
	40,000	2.36%	2.15	12/8/2009	23,760	52,504

George Liszicasz	15,000	0.89%	2.00	05/05/03 thru	8,927	19,926
				05/20/04
	30,000	1.77%	0.14	03/27/08	1,160	2,564
	40,000	2.36%	0.43	8/9/2008	4,752	10,500
	40,000	2.36%	2.15	12/8/2009	23,760	52,504

Douglas Rowe	30,000	1.77%	0.38	08/13/07	3,150	6,960
	10,000	0.59%	0.29	09/20/07	801	1,770
	40,000	2.36%	0.43	8/9/2008	4,752	10,500
	40,000	2.36%	2.15	12/8/2009	23,760	52,504

Robert Van Caneghan	30,000	1.77%	0.38	08/13/07	3,150	6,960
	40,000	2.36%	0.43	8/9/2008	4,752	10,500
	40,000	2.36%	2.15	12/8/2009	23,760	52,504

Brian Kohlhammer	40,000	2.36%	1.47	12/23/2009	16,245	35,898

Scott Schrammar	30,000	1.77%	0.14	03/27/08	1,160	2,564
	40,000	2.36%	0.43	8/9/2008	4,752	10,500
	40,000	2.36%	2.15	12/8/2009	23,760	52,504

Jarmila Manasek	100,000	5.91%	1.47	12/23/2009	40,613	89,745

(1)	Based on options exercisable to acquire a total 1,805,135 shares to executive officers, directors and employees.
(2)	The exercise price per share was equal to the fair market value of the common stock on the date of grant as determined by the board of directors.

The potential realizable value is calculated based on the assumption that the common shares appreciate at the annual rate shown, compounded annually, from the date of grant until the expiry of the term of the option.  These numbers are calculated based on U.S. Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth.  Potential realizable values are computed by:

•	multiplying the number of shares of common stock subject to a given option by the exercise price;
•	assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire term of the option; and
•	subtracting from that result the aggregate option exercise price.

SUMMARY OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS EXERCISED BY EXECUTIVE OFFICERS AND YEAR END BALANCES

The following table provides certain information with respect to each of our executive officers in 2004 concerning any options to purchase our common shares or stock appreciation rights they may have exercised in 2004, and the number and value of their unexercised options as of December 31, 2004:

at December 31, 2004
Named Executive Officer	Shares Acquired On Exercise	Value Realized	Options at FY-End (Exercisable/Unexercisable)	Value of In-the-Money Options at FY-End (1) (2) (Exercisable/Unexercisable)
George Liszicasz	---	---	15,000 / 70,000	$6,750 / $0
Jarmila Manasek	---	---	0 / 100,000	$0 / $37,000
Daniel C. Topolinsky (3)	---	---	270,000 / 0	$0 / $0
James R. Ehrets (4)	---	---	250,800 / 0	$0 / $0
John M. Woodbury (5)	---	---	33,167 / 0	$0 / $0

(1)	The dollar amount shown represents the difference between the fair market value of our common shares underlying the options as of the date of exercise and the option exercise price.
(2)

The dollar value provided represents the cumulative difference in the fair market value of our common shares underlying all in-the-money options as of  December 31, 2004 and the exercise prices for those options.  Options are considered "in-the-money" if the fair market value of the underlying common shares as of the last trading day in 2004 exceeds the exercise price of those options.  The fair market value of our common shares for purposes of this calculation is $1.84, based upon the closing price for our common shares on December 31, 2004, the last trading day in 2004.

(3)

Mr. Topolinsky resigned as NXT's President and Chief Operating Officer and as a director of NXT effective April 19, 2002.  All of his vested options expired on April 19, 2004.  All unvested options expired upon his resignation.

(4)

Effective March 1, 2002, Mr. Ehrets became NXT's Vice President Exploration (U.S.).  Prior to that Mr. Ehrets was NXT's Executive Vice President of Operations.  Mr. Ehrets’ contract expired on October 31, 2002 and was not renewed.  All of his vested options expired on October 31, 2004.  All unvested options expired at the end of his contract.

(5)	Mr. Woodbury’s contract expired on July 8, 2002 and was not renewed at that time. All of his vested options expired on July 8, 2004. All unvested options expired at the end of his contract.

Director Compensation

We do not currently pay any cash compensation to directors for serving on our board, but we do reimburse directors for out-of-pocket expenses for attending board and committee meetings.  Our independent directors receive stock options to purchase our common shares as compensation for their service as directors.  The terms of stock option grants made to independent directors are determined by the board of directors.  We do not provide additional compensation for committee participation or special assignments of the board of directors.

Board Committees

All of our board members will hold office until the next annual meeting of the shareholders or until their successors are appointed.  None of our board members have any service contracts with NXT or any of its subsidiaries.

Our board of directors has established two committees, a Compensation Committee and an Audit Committee.

Messrs. Foulkes, Hunter and Rowe constitute our Compensation Committee.  Our Compensation Committee reviews and makes recommendations with respect to the compensation of our executive officers, and also administers our various stock plans.

The Audit Committee's duties, as outlined in its charter, include recommending to our board of directors the engagement of our independent auditors, reviewing the results of the auditors’ examination of our periodic financial statements, and determining the independence of those auditors. Messrs. Kohlhammer,  Foulkes and Van Caneghan are members of the Audit Committee

Messrs. Foulkes, Kohlhammer and Van Caneghan are considered "independent" within the meaning of the rules of NASDAQ, the New York and American Stock Exchanges and the U.S. Securities and Exchange Commission.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the board of directors reviews and recommends to the board of directors the compensation and benefits of all our executive officers and establishes and reviews general policies relating to compensation and benefits of our employees.  None of our executive officers served as a director, executive officer or member of a compensation committee of another entity of which one of its executive officers served on our Compensation Committee.  Except as described in "Certain Relationships and Related Transactions", no interlocking relationships exist between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Compensation for our Chief Executive Officer was determined by the Compensation Committee after considering his efforts in assisting in the development of our business strategy, the salaries of executives in similar positions and our general financial condition.  The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.

Board and Committee MeetingsOur board of directors was comprised of seven directors as of  December 31, 2004, and eight meetings were held during 2004. Our board of directors also approved four additional corporate matters during 2004 through unanimous written consents.

The Compensation Committee held two informal meetings as a part of regular board of directors’ meetings during 2004.

The Audit Committee held four meetings during 2004 and both Mr. Foulkes and Mr. Van Caneghan were in attendance at all meetings.  Mr. Kohlhammer became a member of the Audit Committee in December 2004.

Our board of directors was comprised of five directors for 2003, and they held seven meetings during 2003. No director attended less than 80% of the total number of those meetings.  Our board of directors also approved three additional corporate matters during 2003 through unanimous written consents.

The Compensation Committee held two meetings during 2003.  Messrs. Foulkes and Rowe attended both meetings and Mr. Hunter attended neither.

The Audit Committee held four meetings during 2003 and all members were in attendance at both meetings.

Indemnification of Directors, Officers and Others

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company, we have been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Our By-laws provide that, to the fullest extent permitted by law, we may indemnify our directors, officers and others who were or are a party to, or are threatened to be made a party to, any threatened, pending or completed action, suit or proceeding.

We do maintain directors and officers indemnity insurance.

Employment Agreement With Our Executive Officer

Mr. Liszicasz is employed as our Chief Executive Officer under a five-year employment agreement entered into on December 1, 2002, which contains the following principal compensatory provisions:

•	An initial base salary of CDN $21,000 per month, with an automatic increase of 5% on each anniversary date. However, Mr. Liszicasz reduced his monthly salary to CDN $10,500.
•	An annual bonus equal to 5% of our "net income after taxes" in the event we earn more than $5 million in net income after taxes in any year.
•	An annual performance bonus, as determined in the sole discretion of our board of directors.

At the conclusion of his initial term, Mr. Liszicasz’s employment agreement renews automatically each year for a successive one-year term, unless we or Mr. Liszicasz elects by a written, 60-day notice not to renew; or the agreement is terminated earlier in accordance with its terms.

Mr. Liszicasz’s employment agreement provides for early termination in the case of any of the following events as defined in the employment agreement:

•	death or disability;
•	a "change in control" of NXT;
•	termination of employment by NXT for "cause;" or
•	termination of employment by Mr. Liszicasz for "good reason."

Under the employment agreement a "change in control" means any of the following:

•	an acquisition whereby immediately after such acquisition, a person holds beneficial ownership of more than 50% of the total combined voting power of our then outstanding voting securities;
•

if in any period of three consecutive years after the date of the employment agreement, the then incumbent members of our board of directors cease to constitute a majority of the board for reasons other than voluntary resignation, refusal by one or more members of our board of directors to stand for election, or removal of one or more board member for good cause; or

•

our board of directors or shareholders approve a merger, consolidation or reorganization of NXT; the complete liquidation or dissolution of NXT; or the agreement for the sale or other disposition of all or substantially all of NXT's assets.

In general, where a termination is for death, disability, "cause" or by Mr. Liszicasz without "good reason", Mr. Liszicasz’s compensation allowances and benefits will accrue only through the effective date of the termination.  However, where a termination is due to a "change in control", without "cause", or Mr. Liszicasz for "good reason", the employment agreement provides that we will pay compensation and certain allowances and benefits to Mr. Liszicasz through the end of the then applicable term.

D.

Employees

We utilize specialized skill and knowledge in the identification and evaluation of prospects and in the research, development and improvement of the SFD technology.  We have obtained the necessary skill and knowledge through our current employees.  As of December 31, 2004, we had a staff of 13 consisting of  7 full-time employees and 6 consultants including 3 financial staff, 6 operations staff, 1 electronics engineer, a research scientist holding a Ph.D. in micro-electronics and 2 administrative staff.

E.

Share Ownership

Information regarding shares of NXT held by members of our officers and directors is provided in the table found below under “MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS”.

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

A.

Major Shareholders

The following table sets forth certain selected information, computed as of March 1, 2005, about the amount and nature of our securities "beneficially owned" by the following persons as of that date:

•	each of our current directors and executive officers;
•	each person who is a beneficial owner of more than 5% of any class of our outstanding securities with voting rights; and
•	the group comprised of our current directors and executive officers.

The information contained in the following tables was given to us by the individuals, our transfer agent or entities named.  We believe that each of these individuals or entities has sole or shared investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

	Stock
Name	Amount	%(1)
Directors & Officers
George Liszicasz (2)	5,154,823(3)	24.31%
383 Arbour Lake Way NW
Calgary, Alberta T3G 4A2

Dennis R. Hunter	432,932(4)	2.04%
Box 9069
Santa Rosa, CA 95405

Donald E. Foulkes	39,999(5)	0.19%
39 Pinnacle Ridge Dr.
Calgary, Alberta T3Z 3N7

His Highness Sheikh Al Hassan Bin Ali Bin Rashid Al Nuaimi	0	0%
Ajman,UAE

Douglas Rowe	39,999(6)	0.19%
246 Artist View Way
Calgary, Alberta T3N 3N1

Robert Van Caneghan	33,333(7)	0.15%
123 Redcliff Road
Staten Island, NY 10305

	Brian Kohlhammer	39,000	0.18%
6612 Silverview Drive NW
Calgary, AB T3B 3K8

	Scott Schrammar(2)	33,333(8)	0.15%
9438 U.S. 19 North, PMB 210
Port Richey, FL 34668

	Jarmila Manasek(2)	0	0.00%
76 Midridge Close SE
Calgary, AB T2X 1G1

	Current directors, director-nominees	5,773,419(9)
and executive officers, as a group

(1)

Rule 13d-3 under the Securities Exchange Act defines the term, "beneficial ownership". Under this rule, the term includes shares over which the indicated beneficial owner exercises voting and/or investment power.  The rules also deem common shares subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options but do not deem such shares to be outstanding for purposes of computing the percentage ownership of any other person. The applicable percentage of ownership for each shareholder  is based on 21,205,171 common shares outstanding as of February 28, 2005, together with applicable options. Except as otherwise indicated, we believe the beneficial owners of the common shares have sole voting and investment power over the number of shares listed opposite their names.

(2)	Executive officer.
(3)	Includes 5,062,490 common shares directly held by Mr. Liszicasz, and options exercisable within 60 days of March 31, 2005 to acquire 48,333 common shares.
(4)	Includes 361,266 common shares and options exercisable within 60 days of March 31, 2005 to acquire 71,666 common shares.
(5)	Includes 25,000 common shares and options exercisable within 60 days of March 31, 2005 to acquire 39,999 common shares.
(6)	Includes 25,000 common shares and options exercisable within 60 days of March 31, 2005 to acquire 39,999 common shares.
(7)	Includes options exercisable within 60 days of March 31, 2005 to acquire 33,333 common shares.
(8)	Includes options exercisable within 60 days of March 31, 2005 to acquire 33,333 common shares.
(9)	Includes 5,506,756 common shares and options exercisable within 60 days of March 31, 2005 to acquire 263,663 common shares.

NXT is not directly or indirectly owned or controlled by another corporation, by any foreign government or by any other material or legal person severally or jointly.  NXT is not aware of any arrangements the operation of which may at any subsequent date result in a change of control of NXT.

A.

Related Party Transactions

Summarized below are certain transactions and business relationships between NXT and persons who are or were our executive officers, directors or holders of more than five percent of any class of our securities since January 1, 2001:

(1) On August 1, 1996, we entered into an agreement with Momentum Resources Corporation entitled “Restated Technology Agreement”. The purpose of this agreement was to supercede a prior agreement dated January 1, 1996. Momentum Resources is a Bahamas corporation which is directly owned and controlled by Messrs. George Liszicasz and R. Dirk Stinson, who were also parties parties to the Restated Technology Agreement. Mr. Liszicasz, who is the inventor of the SFD technology, is also our largest shareholder and the Chief Executive Officer and a director of our company.  Mr. Stinson is a past director and officer of NXT.

The material terms of the Restated Technology Agreement, as amended by the Amendment to the Restated Technology Agreement, dated April 3, 1998, are summarized as follows:

•	We hold the exclusive worldwide right to use, possess and control all SFDs created as of August 1, 1996, as well as any enhancements and know-how relating thereto.

•	We are also entitled to the exclusive use of all SFD data and signals generated by the SFDs for hydrocarbon identification and exploration purposes.

•

Momentum Resources is obligated to use its best efforts to survey with the SFD certain geographic areas throughout the world which have been mutually selected by us and Momentum Resources and to provide all raw SFD data resulting from such surveys to us for our exclusive use for the identification and exploitation of hydrocarbons. Momentum Resources further agreed to provide no less than 500 hours per year of trained manpower to generate the SFD data with respect to the selected areas. Despite this obligation, the Restated Technology Agreement does not set forth any provisions in the event that Momentum Resources fails to live up to these obligations.

•

The agreement provides for NXT to pay Momentum Resources contingent payments calculated as a percentage of project profits, less actual project expenses incurred. NXT is obligated to pay Momentum certain sums contingent on the commercial exploitation of the Prospects, including 1% of the “Prospect Profits” (as defined in the Restated Technology Agreement) earned by NXT on or before December 31, 2000, and 5% of the “Prospect Profits” earned by NXT after December 31, 2000.  “Prospect Profits” means the aggregate of all gross revenues received by NXT and/or its subsidiaries with respect to the commercial exploitation of all Prospects, whether through cash flows of a joint venture, sale of “leads” for Prospects, or revenues from NXT’s direct ownership and sale of hydrocarbons from Prospects, less all project expenses actually paid by NXT and/or its subsidiaries with respect to the commercial exploitation of all SFD Prospects.

•

In addition to the noted royalty payments, the agreement provides that NXT is obligated to grant Momentum Resources performance options entitling it to purchase 16,000 unregistered common shares for each month in which gross production from SFD prospects, in which we have an interest, exceeds 20,000 barrels of hydrocarbons, subject to certain limitations.  The exercise price for these options will be the fair market value of NXT’s common shares as determined by reference to the closing price on the last business day of the quarter of the calculation (or such other calculation as set out in the agreement), and the options lapse to the extent unexercised three years from the date of grant.  As of September 30, 2004, no performance warrants have been earned by Momentum Resources.

•

The initial term of the agreement expires on December 31, 2005, however, it renews automatically for additional one year terms unless we give written notice to Momentum Resources, no later than 60 days prior to the expiration of the pending term, of our election not to automatically renew the license.

(2)

(a)

Mr. Lorne W. Carson, who resigned as a director in May 2002, is a partner of Bennett Jones LLP, a law firm located in Calgary, Alberta, Canada, which received compensation for the provision of legal services in the amount of $46,958, $22,652, $8,061 and $50,896 during our 2002, 2001, 2000 and 1999 years, respectively.

(b)

On November 4, 2004, NXT’s Board of Directors approved two (2) agreements entered into with NXT’S Chief Executive Officer and President, Mr. Liszicasz, regarding the ownership of, use of and access to the technology that NXT has jointly developed with Mr. Liszicasz and is known by the parties as the “SFD technology”.  The agreements entered into by NXT and Mr. Liszicasz are an Interim Operating Agreement and a Technical Services Agreement. The Interim Operating Agreement is effective as of August 25, 2004 and the Technical Services Agreement is effective as of January 1, 2006. Copies of the agreements are filed as Exhibits to this Form 8-K.

Mr. Liszicasz developed the prototype sensor for the SFD technology, which later transferred to Momentum Resources Corporation, a Bahamian corporation (“Momentum”), of which Mr. Liszicasz is a part-owner. Eventually, the prototype became the subject of a Restated Technology Agreement dated August 1, 1996 and amended on April 3, 1998.  Pursuant to this agreement, Momentum agreed to provide certain services for the further technical development and commercial advancement of the Prototype Stress Field Detector, However, Momentum was unwilling or unable to fulfill its obligations under the agreement and NXT was required to financially contribute to the enhancement and development of the second generation of SFD sensors. NXT engaged additional staff with specialized knowledge and skills in semi-conductor and quantum technology to assist Mr. Liszicasz in developing such sensors.

The Interim Operating Agreement states that NXT has an undivided and unencumbered title to the four (4) SFD devices engineered and constructed by Mr. Liszicasz from June 1, 1999, plus all sensors which might be manufactured by Mr. Liszicasz in the future with the financial contribution of NXT.  This agreement also states that Mr. Liszicasz is to provide NXT with his know-how and technical expertise in connection with NXT's use of the sensors, which includes construction, redesign and advancement of the sensors; and interpretation and analysis of data produced by surveys using the sensors. The Interim Operating Agreement expires on December 31, 2005.

The Technical Services Agreement goes into effect following the expiration of the Interim Operating Agreement and expires on January 1, 2011.  This agreement continues the obligations of Mr. Liszicasz to provide NXT with his know-how and technical expertise in connection with NXT’s use of the sensors and confirms NXT’s title to the sensors. The other purpose of this agreement is to provide additional consideration to Mr. Liszicasz for providing his services under this agreement.

The material terms of the Technical Services Agreement are as follows:

-

Mr. Liszicasz is to be employed by NXT as its President and Chief Executive Officer.

-

In the course of his employment, Mr. Liszicasz is to provide the SFD with certain support services so that NXT can carry out its operations in the exploration for hydrocarbon resources.

-

Mr. Liszicasz granted to NXT an exclusive, world-wide license to use, develop, copy and modify the existing sensors and to the extent necessary also the theories of quantum physics which are utilized in the operation of the sensors, and which theories remain the property of Mr. Liszicasz.

-

Mr. Liszicasz shall be paid an annual salary that is set by NXT’s Compensation Committee.

-

Mr. Liszicasz shall be entitled to participate in NXT’s bonus plan or plans that may be provided from time to time by NXT.

-

Mr. Liszicasz shall receive 10,000,000 shares of NXT’s preferred stock which may be converted into shares of NXT’s common stock on a one for one basis; conversion of the preferred shares in conditioned upon NXT reaching certain milestones: (a) the first 2,000,000 shares are immediately convertible; (b) the next 2,000,000 shares are convertible upon NXT reaching $50 million in annual gross revenues; (c) the next 2,000,000 shares are convertible upon NXT reaching $100 million in annual gross revenues; (d) the next 2,000,000 shares are convertible upon NXT reaching $250 million in annual gross revenues; and (e) the final 2,000,000 shares are convertible upon NXT reaching $500 million in annual gross revenues.

Half of the 10,000,000 shares of NXT’s preferred stock to be issued to Mr. Liszicasz are subject to approval by NXT’s shareholders at NXT’s next annual meeting of shareholders. In the event that such approval is not given, 5,000,000 shares of the preferred stock shall be cancelled.

(c) On November 3, 2004, we entered into a loan agreement with our CEO and largest shareholder, Mr. George Liszicasz, in which we borrowed $250,000 CDN, which was converted into US $231,449.  On November 16, 2004, we amended the loan agreement whereby we borrowed an additional $31,000 USD.  On November 17, 2004, we entered into an additional loan agreement with Mr. Liszicasz for a further $100,000 CDN, which we have not yet drawn down on.  These agreements provide that the loans accrue interest at the rate of 0.58% per month (7.0% per annum).  On November 19, 2004, we entered into a Loan Agreement Amendment, whereby the maturity date for all three (3) loans was extended to November 17, 2005.

On November 20, 2004 we received a subscription agreement from one of the members of our Board of Directors, His Highness Sheikh Al Hassan Bin Ali Bin Rashid Al Nuaimi, to purchase 250,000 units at a price of $2.00 per unit.  Each unit consists of one common share and a warrant to purchase one additional common share for $2.75 within the next year.  We expect to close on this subscription agreement and receive the committed funds in the second quarter of 2005.

INTERESTS OF EXPERTS AND COUNSEL

None.

THE OFFER AND LISTING

A.

OFFER AND LISTING DETAILS

The shares offered hereunder by the selling shareholders consist of 3,558,998 common shares of NXT. NXT’s Common Shares have no par value.  It is expected that the selling shareholders will sell the shares at various times during the period in which this prospectus is part of an effective registration statement. It is expected that the sales will take place on the Over-the-Counter/Bulletin Board and that therefore the selling price will be determined by the then-current market price for NXT’s stock.

None of NXT’s shareholders hold any pre-emptive purchase rights. Therefore, NXT has no control or input regarding how the shares will be offered or sold.

Set forth below are the annual high and low market prices for NXT’s stock for each of the last five (5) full financial years on the OTC/Bulletin Board quotation system:

2000

2001

2002

2003      2004

High

42.75

8.00

1.50

2.90          3.00

Low

3.88

0.90

0.06

0.09          1.10

Set forth below is the high and low market prices for each financial quarter during the two most recent full financial years and the quarter ended September 30, 2004 on the OTC/Bulletin Board quotation system:

Year 2003

Quarter

March

June

Sept

Dec

High

$0.20

0.55

1.04

2.90

Low

$0.09

0.13

0.30

0.70

Year 2004

Quarter

March

June

Sept       Dec

High

$2.72

2.68

2.55        3.00

Low

$1.10

1.65

1.85        1.35

Set forth below is the high and low market prices for each month during the last six calendar months on the OTC/Bulletin Board quotation system:

Last Six Months

	Sept 2004	Oct 2004	Nov 2004	Dec 2004	Jan 2005	Feb 2005
High	2.38	3.00	2.67	2.30	2.20	2.30
Low	2.00	2.00	1.60	1.35	1.60	1.71

The shares of common stock, with no par value, being registered under this registration statement are in the form of registered shares. The shares were issued by NXT on September 11, 2003, and are held by the selling shareholders or are shares underlying options and warrants that have been issued by NXT.  The offering price for the shares is described above under paragraph of this section entitle “Offer and Listing Details”.  Upon this registration statement being declared effective by the U.S. Securities and Exchange Commission, the shares offered hereunder will be freely-tradable without restriction.

B.

PLAN OF DISTRIBUTION

There are no entities underwriting or guaranteeing the offering of the securities described in this registration statement. NXT is not aware that any of its major shareholders, directors, or members of its management, supervisory or administrative bodies intend to subscribe in the offering or whether any person intends to subscribe to more than 5% of the offering. NXT is not aware of any particular group or potential investors that may have been targeted by the selling shareholders for this offering. NXT is not aware of the reservation for allocation to any group off targeted investors, including for example offerings to existing shareholders directors, or employees and past employees of NXT or its subsidiaries.

The amount of shares offered hereunder cannot be increased. As described above, under “Offer and Listing Details”¸ it is anticipated that sales of the shares offered hereunder will be conducted primarily in market transactions by the selling shareholders. To that extent, each selling shareholder would most likely engage the services of a broker or dealer at his or her discretion to offer and sell the shares owned by such selling shareholder.

C

MARKETS

NXT’s common shares are quoted on the OTC/Bulletin Board quotation system under the trading symbol “ENXTF”.  NXT’s common stock was also approved for listing on the Frankfurt and Berlin Exchanges in January, 2004.  It is NXT’s understanding, however, that no shares have been traded on either of these exchanges.

D.

SELLING SHAREHOLDERS

Following is a list of selling shareholders whose shares are being registered and offered by this registration statement, which list includes each selling shareholder's name, with the nature of any position, office or other material relationship with NXT or any of its predecessors or affiliates during the past 3 years, the amount of securities owned by each selling shareholder prior to the offering, the amount to be offered for the selling shareholder account and the amount and percentage of the class to be owned both before and after the offering is complete, if more than 1%.

Shareholder Name	Address	Position or Relationship to NXT (Last 3 years)	# of Shares Owned Prior to Offering	% of Class Owned Prior to Offering	# of Shares Offered by Selling Shareholders	# of Shares Owned After Offering	% of Class Owned After Offering
Khalifa Alshuwaihi	Rak UAE	n/a	25,000	0.12	25,000	0	0
424360 Alberta Ltd.	Calgary AB Canada T2Z 2M6	n/a	33,000	0.15	33,000	0	0.00
796047 Alberta Ltd.	DeWinton AB Canada T0L 0X0	n/a	25,000	0.12	25,000	0	0.00
Alan D. Krawchuk	Calgary AB Canada T2T 1S5	n/a	6,000	0.03	6,000	0	0.00
Ali Ahmed Ghaleb	Abu Dhabi UAE	n/a	5,000	0.02	5,000	0	0.00
Ameritrade	Dubai UAE	n/a	25,000	0.12	25,000	0	0.00
Andrew Whitelaw	Dubai UAE	n/a	5,000	0.02	5,000	0	0.00
Anna Hunt-Binkley	Winfield BC Canada V4V 1J2	n/a	5,000	0.02	5,000	0	0.00
Annette Hutchinson	Calgary AB Canada T2K 5R6	n/a	25,000	0.12	25,000	0	0.00
Antony Edginton	Calgary AB Canada T2V 2C1	n/a	10,000	0.05	10,000	0	0.00
Aziz A. Al Dali	Abu Dhabi UAE	n/a	5,000	0.02	5,000	0	0.00
Bamako Investment Management Ltd.	Calgary AB Canada T3Z 3P3	n/a	25,000	0.12	25,000	0	0.00
Bonnie Maksymowich	Priddis AB Canada T0L 1W0	n/a	12,500	0.06	12,500	0	0.00
Brent Marzolf	Calgary AB Canada T3G 1E2	n/a	25,000	0.12	25,000	0	0.00
Brent Smuszko	Calgary AB Canada	n/a	6,000	0.03	6,000	0	0.00
Brian A. Jones	High River AB Canada T1V 1P3	n/a	29,000	0.14	29,000	0	0.00
Brian Kohlhammer	Calgary AB Canada T3B 3K8	Member of the Board of Directors	35,000	0.16	35,000	0	0.00
Brian Lewis	Stallikon Switzerland	n/a	5,000	0.02	5,000	0	0.00
Brian Neale	Dubai UAE	n/a	5,000	0.02	5,000	0	0.00
Brian Schmidt	Calgary AB Canada	n/a	5,000	0.02	5,000	0	0.00
Bruce Wheeler	Calgary AB Canada T2T 3L1	n/a	12,700	0.06	12,700	0	0.00
C. Franklin Agar	Calgary AB Canada T3E 6J9	n/a	4,000	0.02	4,000	0	0.00
Chris Bradley	Calgary AB Canada T3K 2A8	Former CFO	29,000	0.14	29,000	0	0.00
Clark Coopersmith	Calgary AB Canada T2A 1M1	n/a	4,000	0.02	4,000	0	0.00
Colm McLoughlin	Dubai UAE	n/a	30,000	0.14	30,000	0	0.00
Constance McNeil	Calgary AB Canada T2K 2M7	n/a	4,000	0.02	4,000	0	0.00
Cueva Holder	Hamilton HMII, Bermuda	n/a	25,000	0.12	25,000	0	0.00
D. Alec McDougall, P.Eng.	Calgary AB Canada T2S 0R6	n/a	25,000	0.12	25,000	0	0.00
D. Fundytus Professional Corp.	Cochrane AB Canada T4C 1A7	n/a	4,000	0.02	4,000	0	0.00
Dariush Rakhshani	Dubai UAE	n/a	30,000	0.14	30,000	0	0.00
Shareholder Name	Address	Position or Relationship to NXT (Last 3 years)	# of Shares Owned Prior to Offering	% of Class Owned Prior to Offering	# of Shares Offered by Selling Shareholders	# of Shares Owned After Offering	% of Class Owned After Offering
David Sawka	Cochrane AB Canada T4C 1W3	n/a	4,000	0.02	4,000	0	0.00
David Wall	Dubai UAE	n/a	5,000	0.02	5,000	0	0.00
Deloris Bradley	Calgary AB Canada T2E 0X9	n/a	28,000	0.13	28,000	0	0.00
Dennis Fundytus	Cochrane AB Canada T4C 1A7	n/a	5,700	0.03	5,700	0	0.00
Dipak Himatlal Suru	Dubai UAE	n/a	55,000	0.26	55,000	0	0.00
Donald Carruthers	Calgary AB Canada T3C 3M6	n/a	10,000	0.05	10,000	0	0.00
Donald E. Foulkes	Calgary AB Canada T3Z 3N7	Member of the Board of Directors	25,000	0.12	25,000	0	0.00
Douglas G. McIntyre	Toronto ON Canada M8R 1R5	n/a	35,000	0.16	35,000	0	0.00
Douglas J. Rowe	Calgary AB Canada T3Z 3N1	Member of the Board of Directors	25,000	0.12	25,000	0	0.00
Douglas Renwicke	Newmarket ON Canada L3W 4W1	n/a	30,000	0.14	30,000	0	0.00
Douglas Thorson	Calgary AB Canada T2V 4Z2	n/a	4,000	0.02	4,000	0	0.00
Edward Williams	Dubai UAE	n/a	10,000	0.05	10,000	0	0.00
Francis Byrne	Dubai UAE	n/a	25,000	0.12	25,000	0	0.00
Francisco Giles	Dubai UAE	n/a	5,000	0.02	5,000	0	0.00
Fred Kohlhammer	High River AB Canada	n/a	5,000	0.02	5,000	0	0.00
Gary Layden	Red Deer AB Canada T4N 5E3	n/a	50,000	0.23	50,000	0	0.00
George Nicholas	Dubai UAE	n/a	5,000	0.02	5,000	0	0.00
Global S.C. Communications Inc.	Calgary AB Canada T1Y 6Z2	n/a	25,000	0.12	25,000	0	0.00
H.D. Thomson	Calgary AB Canada T2T 4K1	n/a	4,000	0.02	4,000	0	0.00
Hazel Sangster	Millarville AB Canada T0L 1K0	n/a	52,000	0.24	52,000	0	0.00
Igor Dmitriev	Cambridge ON Canada N1R 5S2	n/a	25,000	0.12	25,000	0	0.00
Ilona Meszaros	Nyivegyhaza 4400	n/a	276,983	1.30	75,000	201,983	0.95
J. Kim Noel	Penetang ON Canada L9M 2H7	n/a	10,000	0.05	10,000	0	0.00
Joanne Louise Scott	Calgary AB Canada T2V 0Y6	n/a	61,333	0.29	58,000	3,333	0.02
John Duckett	Calgary AB Canada T2V 4K2	n/a	10,000	0.05	10,000	0	0.00
Jokada Inc.	Toronto ON Canada M1P 2Y6	n/a	70,000	0.33	70,000	0	0.00
Joseph Hanson	Dubai UAE	n/a	35,000	0.16	35,000	0	0.00
June Johanson	Calgary AB Canada T3E 5S8	n/a	9,600	0.05	9,600	0	0.00
Ken Hedstrom	Calgary AB Canada T3K 4X5	n/a	4,000	0.02	4,000	0	0.00
Kerri Sawka	Cochrane AB Canada T4C 1W3	n/a	4,000	0.02	4,000	0	0.00
Shareholder Name	Address	Position or Relationship to NXT (Last 3 years)	# of Shares Owned Prior to Offering	% of Class Owned Prior to Offering	# of Shares Offered by Selling Shareholders	# of Shares Owned After Offering	% of Class Owned After Offering
Kevin J. Tod Professional Corp.	Calgary AB Canada T2L 0W3	n/a	10,000	0.05	10,000	0	0.00
Kodyac Insulation Ltd	Calgary AB Canada T2P 2G6	n/a	4,000	0.02	4,000	0	0.00
Labeed A. Ghaleb	Calgary AB Canada T2C 4C4	n/a	25,000	0.12	25,000	0	0.00
Lanny King McDonald	Calgary AB Canada T3Z 3M1	n/a	25,000	0.12	25,000	0	0.00
Lea Heath	Calgary AB Canada T2T 2X7	n/a	5,000	0.02	5,000	0	0.00
Leonard Jones	Dubai UAE	n/a	5,000	0.02	5,000	0	0.00
Linda Sisson-Jones	Calgary AB Canada T2V 0S7	n/a	4,000	0.02	4,000	0	0.00
Lloyd Robert Lipsett	Calgary AB Canada T2T 6A8	Acting General Manager	25,000	0.12	25,000	0	0.00
Lori Jones	High River AB Canada T1V 1P3	n/a	4,000	0.02	4,000	0	0.00
LRG Holdings Inc.	Toronto ON Canada M6B 1R5	n/a	20,000	0.09	20,000	0	0.00
M.J. Buamaim	Dubai UAE	n/a	35,000	0.16	35,000	0	0.00
Majed Khalifa	Rasal Khaimah UAE	n/a	5,000	0.02	5,000	0	0.00
Marshal D'Sa	Calgary AB Canada T2Z 2E7	n/a	6,000	0.03	6,000	0	0.00
Mary Helen Carwardine	Calgary AB Canada T2V 0K6	n/a	25,000	0.12	25,000	0	0.00
McLeod Hygiene Services Corp.	Calgary AB Canada T3A 4N8	n/a	35,000	0.16	35,000	0	0.00
Mervin Moss	Calgary AB Canada T2K 3P3	n/a	5,769	0.03	5,769	0	0.00
Michael Feerick	Dubai UAE	n/a	5000	0.02	5000	0	0.00
Michael J. Gerbich	Dubai UAE	n/a	30,000	0.14	30,000	0	0.00
Michael Lockwood	Calgary AB Canada T2V 2M8	n/a	8,000	0.04	8,000	0	0.00
Michael Sim	Dubai UAE	n/a	5,000	0.02	5,000	0	0.00
Michael Tracey	Dubai UAE	n/a	48,000	0.23	48,000	0	0.00
NBCN Clearing Inc.	Calgary AB Canada T3L 2N5	n/a	15,000	0.07	15,000	0	0.00
Neil Orr	Calgary AB Canada T3Z 1E2	n/a	25,000	0.12	25,000	0	0.00
Nesa Ilich	Calgary AB Canada T2K 1C8	n/a	4,600	0.02	4,600	0	0.00
Norm & Lynn Davies	Calgary AB Canada T3E 0Z4	n/a	5,000	0.02	5,000	0	0.00
Paul Thornberry	Dubai UAE	n/a	5,000	0.02	5,000	0	0.00
Randy Maksymowich	Priddis AB Canada T0L 1W0	n/a	12,500	0.06	12,500	0	0.00
Renata Concepts Inc.	Calgary AB Canada T3B 3K8	n/a	5,000	0.02	5,000	0	0.00
Riad Daoud	Dubai UAE	n/a	125,000	0.59	125,000	0	0.00
Richard Blair	Dubai UAE	n/a	30,000	0.14	30,000	0	0.00
Rock (Nominees) Ltd.	London UK EC2A4AR	n/a	7,500	0.04	7,500	0	0.00
Shareholder Name	Address	Position or Relationship to NXT (Last 3 years)	# of Shares Owned Prior to Offering	% of Class Owned Prior to Offering	# of Shares Offered by Selling Shareholders	# of Shares Owned After Offering	% of Class Owned After Offering
Rodney Rice	Singapore	n/a	5,000	0.02	5,000	0	0.00
Rodolfo Rivas	Dubai UAE	n/a	25,000	0.12	25,000	0	0.00
Roytor & Co	Toronto ON Canada M5J 2J5	n/a	571,429	2.68	571,429	0	0.00
Ruta Kon Corporation	Calgary AB Canada T3L 2A1	n/a	10,000	0.05	10,000	0	0.00
Saad Ibrahim	Calgary AB Canada T3L 2N5	n/a	40,000	0.19	40,000	0	0.00
Salem Al Zubaidi	Sharjoh UAE	n/a	50,000	0.23	50,000	0	0.00
Scott Law	Calgary AB Canada T3Z 3L8	n/a	4,000	0.02	4,000	0	0.00
Shewan Energy Corporation	Priddis AB Canada T0L 1W0	n/a	60,000	0.28	60,000	0	0.00
Stahis I Stathis	Dubai UAE	n/a	25,000	0.12	25,000	0	0.00
Stephen White	Calgary AB Canada T3Z 3M8	n/a	10,700	0.05	10,700	0	0.00
Steve Barritt	Dubai UAE	n/a	30,000	0.14	30,000	0	0.00
Steve Rainbow	Calgary AB Canada T2K 3K2	n/a	30,000	0.14	25,000	5,000	0.02
Stuart Jaggard	Calgary AB Canada T2L 1N5	n/a	5,000	0.02	5,000	0	0.00
Thomas Barry	Dubai UAE	n/a	35,000	0.16	35,000	0	0.00
Thomas F. Riggs	Dubai UAE	n/a	30,000	0.14	30,000	0	0.00
Trutta Resources Inc.	Elora Ontario Canada N0B 1S0	n/a	25,000	0.12	25,000	0	0.00
Valerie Abernathy	Dubai UAE	n/a	20,000	0.09	20,000	0	0.00
Wayne Dean	Toronto ON Canada M1T 1Y5	n/a	10,000	0.05	10,000	0	0.00
Wayne T. Foster	Dubai UAE	n/a	30,000	0.14	30,000	0	0.00
William Daniel Gantous	Calgary AB Canada T2W 3Z9	n/a	25,000	0.12	25,000	0	0.00
			3,008,314		2,797,998	210,316

Of the 3,558,998 shares of common stock listed above, 1,875,000 were issued by the Company on September 11, 2003 at $0.40 per share for total gross proceeds of $750,000. The shares were issued under the Company’s Confidential Offering Memorandum dated July 22, 2003, which was fully subscribed for The Company paid no commissions in connection with this offering.  124,000 shares listed above were issued by the Company as finders fees to four (4) individuals in connection with the offering, three (3) of which were non-U.S. residents and received 80,000 shares; the fourth individual is a U.S. resident and received 44,000 shares.

1,559,998 shares were issued throughout 2003-2005 at the price of $2.00 per share. . The sale of these shares of common stock was exempt from registration due to the exemptions found in Regulation D (“Reg. D”) and Regulation S (“Reg. S”), each promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

The offer and sale of 761,000 of the shares of common stock listed above to 21 subscribers was exempt from registration pursuant to Rule 506 of Reg. D. Neither the Company nor any person acting on its behalf offered or sold these securities by any form of general solicitation or general advertising. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom. Each purchaser represented to the Company that he was purchasing the securities for his own account and not for the account of any other persons. Each purchaser was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.

Of the total 3,558,998 shares issued under this offering, 2,797,998 shares were issued in offshore transactions since the offerees were not in the United States and 111 of the purchasers were outside the United States at the time of the purchase. Moreover, there were no directed selling efforts of any kind made in the United States. All documents used in connection with the offers and sales of the securities offshore included statements to the effect that the securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Act or an exemption therefrom is available and that no hedging transactions involving those securities may not be conducted unless in compliance with the Act. Each offshore subscriber certified that he or it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom and the Company is required to refuse to register any transfer that does not comply with such requirements.

E.

DILUTION

Since the shares offered hereby are already issued and outstanding, no dilution to existing shareholders will result from this offering.

F.

EXPENSES OF THE ISSUE

All of the expenses incurred in connection with this registration statement shall be paid by NXT.  Such expenses are expected to be $30,000 for legal fees, $30,000 for accountants’ fees and $772.65 for registration fees. No expenses were incurred in connection with this registration statement for transfer agents' fees, printing and engraving costs, engineering fees, any taxes or any insurance for directors or officers for liabilities in connection with the registration offer or sale of the securities included herein. No costs or expenses were incurred in connection with this offering for any other expenses such as printing and engraving or engineering.  Any fees to be incurred by the selling shareholders in connection with the sale of their shares shall be borne by them.

ADDITIONAL INFORMATION

A.

SHARE CAPITAL

At December 31, 2003, NXT had an unlimited number of authorized common shares and 19,306,852 common shares issued, outstanding and fully paid for with no shares issued and not fully paid for.  The common shares have no par value. As of this same date, NXT had an unlimited number of authorized preferred shares with no shares issued and outstanding.  As of March 22, 2005, NXT had 21,281,477 common shares issued, outstanding and fully paid for with no shares issued and not fully paid for.  No preferred shares have been issued as of March 22, 2005.

As of December 31, 2003, NXT had a total of 19,306,852 shares issued and outstanding. Since that time NXT has issued the following shares:

Shares Issued in 2004

There are no shares issued that do not represent capital of NXT.

No common shares of NXT are held by NXT or any of its subsidiaries.

As of the date of this registration statement, NXT had 1,692,335 shares authorized for issuance under outstanding stock options, which have been granted to our employees, officers and directors.  Such options have the following exercise prices, expiration periods and vesting periods.

VESTING	Vested	Remaining to Vest			TOTAL
Exercise Price		2005	2006	2007
$0.14	20,000	20,000	20,000	-	60,000
$0.29	6,666	6,000	-	-	12,667
$0.38	161,665	73,336	-	-	235,001
$0.43	98,332	126,665	126,670	-	351,667
$1.47	-	97,664	97,664	97,672	293,000
$2.00	239,000	11,000	5,000	-	255,000
$2.15	-	118,331	118,331	118,338	355,000
$2.50	120,000	-	-		120,000
$4.13	8,000	2,000	-		10,000
TOTAL	653,663	454,996	367,665	216,010	1,692,335

EXPIRIES	2005	2006	2007	2008	2009	2010	2011	Total
$0.14	-	-		60,000	-	-	-	60,000
$0.29	-	-	12,667	-	-	-	-	12,667
$0.38	-	-	235,001	-	-	-	-	235,001
$0.43	-	-	-	351,667				351,667
$1.47	-	-	-	-	293,000			293,000
$2.00	55,000	61,000	46,000	46,000	31,000	11,000	5,000	255,000
$2.15	-	-		-	355,000			355,000
$2.50	-	50,000	35,000	35,000	-	-	-	120,000
$4.13	-	2,000	2,000	2,000	2,000	2,000	-	10,000
TOTAL	55,000	113,000	330,668	494,667	681,000	13,000	5,000	1,692,335

Employee and Director Options

We have summarized below all outstanding options under various stock option plans and arrangements.

			As of February 7, 2005
Stock Option Plan	Grant Date	Exercise Price	Outstanding	Vested

Independent Grants
	January 4, 2001	$2.00	15,000	15,000

1997 Employee Stock Option Plan
	December 27, 2000	$4.13	10,000	8,000
	January 4, 2001	$2.00	170,000	164,000
	May 15, 2001	$2.50	120,000	120,000
	July 5, 2001	$2.00	25,000	15,000
	August 13, 2002	$0.38	40,001	6,666
	September 20, 2002	$0.29	2,667	-
	March 27, 2003	$0.14	60,000	20,000
	September 8, 2003	$0.43	191,667	45,000
	August 12, 2004	$2.15	210,000	-
	December 23, 2004	$1.47	123,000	-

1999 Executive Stock Option Plan
	August 12, 2004	$2.15	80,000	-
	December 23, 2004	$1.47	100,000	-
2000 Directors Stock Option Plan
	February 15, 2000	$2.00	15,000	15,000
	April 17, 2000	$2.00	30,000	30,000
	August 13, 2002	$0.38	120,000	79,999
	September 20, 2002	$0.29	10,000	6,666
	September 8, 2003	$0.43	160,000	53,332
	August 12, 2004	$2.15	40,000	-

2003 Plan
	August 12, 2004	$2.15	25,000	-
	June 24, 2004	$0.38	75,000	75,000
2004 Stock Option Plan
	December 23, 2004	$1.47	70,000	-
			1,692,335	653,663

Following is a history of NXT’s share capital for the last three years:

On September 18, 2001, we raised $4,374,237 in gross proceeds through a private placement of 3,803,684 common shares at $1.15 per share. Net proceeds to our company from this offering were $4,359,252 after deducting $14,985 in offering expenses. An additional 54,553 shares of common stock were issued as finders' fees in connection with the private placement.

On September 11, 2003, NXT issued 1,875,000 shares of its common stock at $0.40 per share for total gross proceeds of $750,000. The shares were issued under NXT’S Confidential Offering Memorandum dated July 22, 2003, which was fully subscribed for. NXT paid no commissions in connection with this offering.  A total of 124,000 shares were issued as finders fees for this offering.

In December 2003, NXT issued 101,700 common shares in Canada under a private placement of “flow-through” shares for proceeds of $186,517 which are net of $14,922 in finders’ fees.  “Flow-through” shares are a Canadian tax vehicle which allows the company to pass capital expenditures through to the Canadian investors in the flow-through shares as deductions which they can use to reduce their Canadian taxable income. We also issued 7,496 warrants, as additional finders’ fees, with an exercise price of $2.75 per share and which expire one (1) year from the date of issuance

From October 1, 2003 to December 31, 2003, NXT issued a total of 234,999 common shares as the result of the exercise of outstanding options as follows: 25,000 shares were issued at an exercise price of $2.00 per share; 200,000 were issued at an exercise price of $0.21 per share; 6,666 shares were issued at an exercise price of $0.29 per share; and 3,333 shares were issued at an exercise price of $0.38 per share.

On February 12, 2004, NXT completed a private placement of 573,269 units – each unit consists of one (1) common share at $2.00 per share and a warrant for gross proceeds of   $1,143,633. NXT paid $65,360 in finders’ fees in connection with this offering.

From January 1, 2004 to September 30, 2004, NXT issued 129,588 common shares as the result of the exercise of outstanding options as follows: 31,840 shares were issued at an exercise price of $2.00 per share; 1,000 shares were issued at an exercise price of $0.29 per share; and 48,332 shares were issued at an exercise price of $0.38 per share.

The 1,999,000 shares listed in this registration statement and offered for sale by the selling shareholders were authorized for issuance as follows: (a) 1,875,000 shares were authorized by NXT’s board in September, 2003, in connection with its private placement of the same amount of shares; and (b)  124,000 shares were authorized by NXT’s board on April 15, 2004 as finders fees to four (4) individuals in connection with their assistance with the foregoing private placement of 1,875,000 shares.

B.

Memorandum and articles of association

1.

NXT was established pursuant to the issuance on October 24, 2003 of a Certificate of Continuance by the Registrar of Corporations of the Province of Alberta pursuant to the provisions of the ABCA.  NXT’s Alberta Corporate Access Number is 2010730915.  The Articles of Continuance (the “Articles”) of NXT provide that there are no restrictions on the nature of the business that may be carried on by NXT.

2.

The directors may fix the quorum for meetings of directors or of a committee of directors, but unless so fixed, a majority of the directors or of a committee of directors holding office at the time of the meeting constitutes a quorum provided that no business may be transacted unless at least half of the directors present are resident Canadians.  Business cannot be transacted without a quorum.  A quorum of directors may vote on any matter of business properly brought before the meeting provided that where a director is a party to a material contract or proposed material contract or is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with NXT, such director must disclose his or her interest at the earliest possible date, request the conflict be noted in the minutes of the meeting, and with a few limited exceptions enumerated in the By-Law, refrain from voting on the matter in which the director has conflict of interest.  There is no limitation on the Board of Directors to vote on matters of their remuneration as a director, officer, employee or agent of NXT or of an affiliate of NXT.

The Board of Directors may, without authorization of the shareholders of NXT:

(a)

 borrow money on the credit of NXT;

(b)

 issue, reissue, sell or pledge debt obligations of NXT;

(c)

subject to restrictions respecting financial assistance prescribed in the ABCA, give a guarantee on behalf of NXT to secure performance of an obligation of any person; and

(d)

mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of NXT, owned or subsequently acquired, to secure any obligation of NXT.

The directors may, by resolution, delegate to a director, a committee of directors or an officer all or any of the foregoing borrowing powers.

A person is qualified to be or stand for election as a director provided such person is at least 18 years of age, is not a bankrupt and is not mentally incapacitated pursuant to applicable Alberta mental health legislation or pursuant to an order of the Alberta courts.  There is no provision in NXT’s Articles or By-Law relating to the retirement or non-retirement of directors under an age limit requirement.  There is also no requirement in NXT’s Articles or By-Law for a director to hold shares of NXT.

3.

NXT is authorized to issue an unlimited number of shares designated as Common Shares and an unlimited number of shares designated as Preferred Shares.  The Common Shares have attached to them the following rights, privileges, restrictions and conditions.

(a) Except for meetings at which only holders of another specified class or series of shares of NXT are entitled to vote separately as a class or series, each holder of a Common Share is entitled to receive notice of, to attend and to vote at all meetings of the shareholders of NXT.

(b) Subject to the rights, privileges, restrictions and conditions attached to any other class of shares of NXT, the holders of the Common Shares are entitled to receive dividends if, as and when declared by the directors of NXT.

(c) Subject to the rights, privileges, restrictions and conditions attached to any other class of shares of NXT, the holders of the Common Shares are entitled to share equally in the remaining property of NXT upon liquidation, dissolution or winding-up of NXT.

The Preferred Shares have attached to them the following rights, privileges, restrictions and conditions.

(a) The Preferred Shares may be issued in one or more series, each being comprised of the number of shares with the designation, rights, privileges, restrictions and conditions attached to that series of Preferred Shares, including the rate or amount of dividends or the method of calculating dividends, the dates of payment of dividends, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions, as the board of directors of NXT may fix from time to time.

(b) The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of NXT, whether voluntary or involuntary, or any other return of capital or distribution of the assets of NXT among its shareholders for the purpose of winding up its affairs, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares and over any other shares of NXT ranking junior to the Preferred Shares.  The Preferred Shares of any series may also be given other preferences, not inconsistent with the Articles, over the Common Shares and any other shares of NXT ranking junior to the Preferred Shares of a series as may be fixed by the board of directors.

(c) If any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares shall participate rateably in respect of accumulated dividends and return of capital.

(d) Unless the directors otherwise determine in the articles of amendment designating a series of Preferred Shares, the holder of each share of a series of Preferred Shares shall not, as such, be entitled to receive notice of or vote at any meeting of shareholders, except as otherwise specifically provided in the ABCA.

4.

Under the ABCA, any substantive change to the Articles of NXT (including, but not limited to, change of any maximum number of shares that NXT is authorized to issue, creation of new classes of shares, add, change or remove any rights, privileges, restrictions and conditions in respect of all or any of its shares, whether issued or unissued, change the shares of any class or series, whether issued or unissued, into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series) or other fundamental changes to the capital structure of NXT, including a proposed amalgamation or continuance of NXT out of the jurisdiction, requires shareholder approval by not less than 2/3 of the votes cast by shareholders voting in person or by proxy at a shareholders’ meeting called for that purpose.  In certain prescribed circumstances, holders of shares of a class or of a series are entitled to vote separately as a class or series on a proposal to amend the Articles whether or not shares of a class or series otherwise carry the right to vote.  The holders of a series of shares of a class are entitled to vote separately as a series only if the series is affected by an amendment in a manner different from other shares of the same class.

5.

NXT’s By-Law provides that the Board of Directors shall call an annual meeting of shareholders to be held not later than eighteen months after the date of incorporation and subsequently, not later than fifteen months after holding the last preceding annual meeting.  NXT’s By-Law provides that the Board of Directors may at any time call a special meeting of shareholders.  Only the registered holders of shares are entitled to receive notice of and vote at annual and special meetings of shareholders, except to the extent that:

(a)

if a record date is fixed, the person transfers ownership of any of the person’s shares after the record date; or

(b)

if no record date is fixed, the person transfers ownership of any of the person’s shares after the date on which the list of shareholders is prepared; and

(c)

the transferee of those shares

(i)

produces properly endorsed share certificates; or

(ii)

otherwise establishes ownership of the shares; and

(iii)

demands, not later than ten (10) days before the meeting, that the transferee’s name be included in the list before the meeting;

in which case the transferee is entitled to vote the shares.

The ABCA also permits the holders of not less than 5% of the issued voting shares to give notice to the directors requiring them to call and hold a meeting of NXT.

The only persons entitled to be present at a meeting of shareholders are:

(a)

the Shareholders entitled to vote at the meeting;

(a)

the  Directors;

(b)

the external auditor of NXT; and

(c)

any others who, although not entitled or required under the provision of the ABCA, any unanimous shareholder agreement, the Articles or the by-laws to be present at the meeting.

Any other person may be admitted only on the invitation of the Chairperson of the meeting or with the consent of the meeting.

6.

There are no restrictions in NXT’s Articles or By-Law on the number of shares that may be held by non-residents other than restrictions set out in the Investment Canada Act (Canada).

7.

There are no specific provisions in the Articles or By-Law of NXT that have the effect of delaying, deferring or preventing a change of control of NXT and that would operate only with respect to a merger, acquisition or corporate restructuring involving NXT (or any of its subsidiaries).  Notwithstanding this, the Board of Directors, under the general powers conferred to it under NXT’s By-Law, have the authority to approve and invoke a shareholders rights plan that will protect shareholders from unfair, abusive or coercive take-over strategies, including the acquisition or control of NXT by a bidder in a transaction or series of transactions that does not treat all shareholders equally or fairly or that does not afford all shareholders an equal opportunity to share in any premium paid upon an acquisition of control.  NXT has not adopted such a plan.

8.

There are no provisions in NXT’s By-Law regarding public disclosure of individual shareholdings.

9.

NXT was incorporated as a Nevada corporation. On October 24, 2003, NXT was re-incorporated as an Alberta corporation. With respect to items 2 through 8 above, the law applicable to NXT in the Province of Alberta in these areas is not significantly different from that in the State of Nevada. Such laws may be significantly different from those in other state jurisdictions in the United States.

10.

Not Applicable

Limitation of Liability of Directors and Indemnification of Directors and Officers

Alberta Corporation Law

Under the Alberta Business Corporations Act (the "Act"), our Company may indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his corporate role. The Act extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

Article 6 of our Company’s ByLaws , as described above, provides for indemnification of its officers and directors to the fullest extent permitted by law.

Specifically, Section 6 of our By-laws provide for:

6.01 Conflict of Interest:  A director or officer shall not be disqualified by his office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation or subsidiary thereof.  Such a director or officer shall, however, disclose the nature and extent of his interest in the contract at the time and in the manner provided by the Act.  Any such contract or proposed contract shall be referred to the Board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the Board or shareholders.  Subject to the provisions of the Act, a director shall not by reason only of his office be accountable to the Corporation or to its shareholders for any profit or gain realized from such a contract or transaction,  and such contract or transaction shall not be void or voidable by reason only of the director's interest therein, provided that the required declaration and disclosure of interest is properly made, the contract or transaction is approved by the directors or shareholders, and it is fair and reasonable to the Corporation at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction and absents himself from the director's meeting at which the contract is authorized or approved by the directors, except attendance for the purpose of being counted in the quorum.

6.02 Limitation of Liability:  Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interest of the Corporation and exercise the care, diligence and skill that a reasonable and prudent person would exercise in comparable circumstances.  Subject to the foregoing, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act of conformity, or for any loss, damage, or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the

Corporation or for or on behalf of the Corporation or the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Corporation shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.  The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the Board.

6.03 Indemnity:  Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs, executors, administrators and other legal representatives, from and against,

(a)

any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office; and

(b)

all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Corporation, except where such liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation.

The Corporation shall also indemnify such persons in such other circumstances as the Act permits or requires.  Nothing in this Section shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this Section.

6.04 Insurance:  Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in the preceding section against any liability incurred by him in his capacity as a director or officer of the Corporation or of any body corporate where he acts or acted in that capacity at the Corporation's request.

No indemnification agreements have been entered into with officers and directors of our Company as of the date of this prospectus.

C.

MATERIAL CONTRACTS

SFD Technology Agreements

Our rights to use the SFD Technology arises from a technology agreement that we entered into with Momentum Resources Corporation in August 1996 and our subsequent contribution to the development of the SFD sensors by providing research and development funding and technical support.

Our president, Mr. George Liszicasz, developed the prototype sensor for the SFD technology, which later transferred to Momentum Resources Corporation, a Bahamian corporation (“Momentum”), of which Mr. Liszicasz is a part-owner. Eventually, the prototype became the subject of a Restated Technology Agreement dated August 1, 1996 and amended on April 3, 1998.  Pursuant to this agreement, Momentum agreed to provide certain services for the further technical development and commercial advancement of the Prototype Stress Field Detector, However, Momentum was unwilling or unable to fulfill its obligations under the agreement and NXT was required to financially contribute to the enhancement and development of the second generation of SFD sensors. NXT engaged additional staff with specialized knowledge and skills in semi-conductor and quantum technology to assist Mr. Liszicasz in developing such sensors.

The ownership and sharing of the SFD technology has been recently documented and agreed to between NXT and Mr. Liszicasz by entering into an Interim Operating Agreement, which is effective August 25, 2004, and a Technical Services Agreement, which has an effective date of January 1, 2006.

The Interim Operating Agreement states that Mr. Liszicasz each have an undivided and unencumbered title to the four (4) SFD devices engineered and constructed by Mr. Liszicasz from June 1, 1999 plus all sensors which might be manufactured by Mr. Liszicasz in the future with the financial contribution of NXT.  This agreement also states that Mr. Liszicasz is to provide NXT with his know-how and technical expertise in connection with NXT's use of the sensors, which includes construction, redesign and advancement of the sensors; and interpretation and analysis of data produced by surveys using the sensors. The Interim Operating Agreement expires on December 31, 2005.

The Technical Services Agreement goes into effect following the expiration of the Interim Operating Agreement and expires on January 1, 2011.  This agreement continues the obligations of Mr. Liszicasz to provide NXT with his know-how and technical expertise in connection with NXT’s use of the sensors and confirms NXT’s title to the sensors. The other purpose of this agreement is to provide additional consideration to Mr. Liszicasz for providing his services under this agreement.

The material terms of the Technical Services Agreement are as follows:

-

Mr. Liszicasz is to be employed by NXT as its President and Chief Executive Officer.

-

In the course of his employment, Mr. Liszicasz is to provide the SFD with certain support services so that NXT can carry out its operations in the exploration for hydrocarbon resources.

-

Mr. Liszicasz granted to NXT an exclusive, world-wide license to use, develop, copy and modify the existing sensors and to the extent necessary also the theories of quantum physics which are utilized in the operation of the sensors, and which theories remain the property of Mr. Liszicasz.

-

Mr. Liszicasz shall be paid an annual salary that is set by NXT’s Compensation Committee.

-

Mr. Liszicasz shall be entitled to participate in NXT’s bonus plan or plans that may be provided from time to time by NXT.

-

Mr. Liszicasz shall receive shares of NXT’s preferred stock which may be converted into shares of NXT’s common stock on a one for one basis; conversion shall be conditioned upon NXT reaching certain milestones.

The material terms of the Restated Technology Agreement, as amended by the Amendment to the Restated Technology Agreement, dated April 3, 1998, are summarized as follows:

•

We hold the exclusive worldwide right to use, possess and control all SFDs created as of August 1, 1996, as well as any enhancements and know-how relating thereto, through December 31, 2005.

•

We are also entitled to the exclusive use of all SFD data generated by the SFDs for hydrocarbon identification and exploration purposes.

•

The agreement provides for the Company to pay Momentum Resources a data fee equal to (i) 1% of the prospect Profits actually received by us or our subsidiaries with respect to the commercial exploitation of each Prospect for which SFD data is provided by Momentum on or before December 31, 2000; and (ii) 5% of any Prospect Profits actually received by us or our subsidiaries with respect to the commercial exploitation of each Prospect for which SFD data is provided by Momentum after December 31, 2000, up to December 31, 2005. As of the date of this prospectus, we have not generated any Prospect Profits and thus have not paid any data fees to Momentum Resources.

•

In addition to the noted royalty the agreement provides for the Company to grant Momentum Resources "performance options" entitling it to purchase 16,000 unregistered common shares for each month in which production from SFD prospects exceeds 20,000 barrels of hydrocarbons. The exercise price for these warrants will be the "fair market value" of our common shares as determined by the mean between the closing representative bid and asked price for our common shares on the last business day of the quarter of calculation as reported by NASDAQ or NASD or if the common shares are not traded on such date, on the next preceding trading day. As of the date of this prospectus, no performance options have been earned by Momentum Resources.

•

Momentum Resources is prohibited during the term of the license from (i) engaging in the identification or exploitation of hydrocarbons for its own account or any party other than the Company; (ii) granting any license or sublicense to any third party to use SFDs or SFD data to any other party for any purpose; (iii) disclosing confidential and/or proprietary information relating to the SFD or SFD data to any other party; or (iv) selling, assigning or transferring its business, or license or sublicense the SFD or SFD data to any party.

•

We are prohibited during the term of the license from (i) identifying or exploiting deposits other than hydrocarbons which have been identified using the SFD; (ii) licensing or sublicensing or providing the SFD data or interpretations thereof to any party (other than our subsidiaries and joint venture partners); (iii) disclosing confidential and/or proprietary information relating to the SFD or SFD data to any other party; or (iv) selling, assigning or transferring our business, or rights to the SFD data.

•

The initial term of the Agreement expires on December 31, 2005, however, it renews automatically for additional one year terms unless we give written notice to Momentum Resources, no later than 60 days prior to the expiration of the pending term, of our election not to automatically renew the Agreement.  NXT intends to notify Momentum Resources of its election not to automatically renew the Agreement.

•

Momentum Resources, in turn, reserves the right to terminate the SFD technology Agreement upon the occurrence of any of the following events:

o

our failure to make any payment required under the Agreement;

o

our abandonment or discontinuance of the conduct of the oil and gas exploration business;

o

our dissolution or liquidation; our assignment of our assets for the benefit of our creditors, or our filing bankruptcy, or the appointment of a receiver for our business or property; or

o

our failure to perform any other material covenant, agreement or term of the Agreement.

Sale of US Properties

On May 9, 2003, we sold all of our U.S. properties pursuant to a written Purchase and Sale Agreement with SFD Investment LLC, an Arkansas limited liability company, and our wholly-owned subsidiary, NXT Energy USA Inc., a Nevada corporation. The sale price was $1,450,000 and the proceeds were $720,000 in cash with the balance made up by the redemption of all of NXT’s outstanding Series A Preferred Stock. These shares had been issued in 1998 for $6,000,000. NXT pursued this sale as it provided us with the opportunity to raise cash and to remove the burdensome preferential rights associated with the preferred shares, including anti-dilution rights.

NXT does not have any other material contracts that were not entered into in the normal course of business.

D.

EXCHANGE CONTROLS

There are no governmental laws, decrees or regulations in Canada relating to restrictions on the export or import of capital, or affecting the remittance of interest, dividends or other payments to non-residents. Dividends paid to U.S. residents, however, are subject to a 15% withholding tax or a 5% withholding tax for dividends if the shareholder is a corporation owning at least 10% of the outstanding voting shares of NXT pursuant to Article X of the reciprocal tax treaty between Canada and the U.S.

Except as provided in the Investment Canada Act (the “ICA”), which has provisions that restrict the holding of voting shares by non-Canadians, there are no limitations specific to the rights of non-Canadians to hold or vote the common shares under the laws of Canada or the Province of Alberta, or in the charter documents of NXT or its subsidiaries.

Management of NXT believes that the following summary fairly describes those provisions of the ICA pertinent to an investment in NXT by a person who is not a Canadian resident (a “non-Canadian”).

The ICA requires a non-Canadian making an investment which would result in the acquisition of control of a Canadian business (i.e. the gross value of the assets of which exceed a certain monetary threshold) to identify, notify, or file an application for review with the Investment Review Division of Industry Canada (“IRD”).

The notification procedure involves a brief statement of information about the investment on a prescribed form which is required to be filed with the IRD by the investor at any time up to 30 days following implementation of the investment.  It is intended that investments requiring only notification will proceed without government intervention unless the investment is in a specific type of business activity related to Canada’s cultural heritage and national identity.

If an investment is reviewable under the ICA, an application for review in the form prescribed is normally required to be filed with the IRD prior to the investment taking place and the investment may not be implemented until the review has been completed and the Minister of Industry Canada (“Minister”) (the Minister responsible for Investment Canada) is satisfied that the investment is likely to be of net benefit to Canada.  The Minister has up to 75 days to make this determination.  If the Minister is not satisfied that the investment is likely to be of net benefit to Canada, the non-Canadian must not implement the investment or, if the investment has been implemented, may be required to divest himself of control of the business that is the subject of the investment.

The following investments by non-Canadians are subject to notification under the ICA:

1.

An investment to establish a new Canadian business; and

2.

An investment to acquire control of a Canadian business that is not reviewable pursuant to the Act.

The following investments by a non-Canadian are subject to review under the ICA:

1.

An investment is reviewable if there is an acquisition of a Canadian business and the asset value of the Canadian business being acquired equals or exceeds the following thresholds:

(a)

For non-World Trade Organization (“WTO”)  investors, the threshold is $5 million for a direct acquisition and $50 million for an indirect acquisition; the $5 million threshold will apply however for an indirect acquisition if the asset value of the Canadian business being acquired exceeds 50% of the asset value of the global transaction;

(b)

Except as specified in paragraph (c) below, a threshold is calculated annually for reviewable direct acquisitions by or from WTO investors.  The threshold for 2004 is $227 million.  Pursuant to Canada’s international commitments, indirect acquisitions by or from WTO investors are not reviewable;

(c)

The limits set out in paragraph (a) apply to all investors for acquisitions of a Canadian business that:

(i)

engages in the production of uranium and owns an interest in a producing uranium property in Canada;

(ii)

provides any financial service;

(iii)

provides any transportation services; or

(iv)

is a cultural business.

Notwithstanding the above, any investment which is usually only notifiable, including the establishment of a new Canadian business, and which falls within a specific business activity, including the publication and distribution of books, magazines, newspapers, film or video recordings, audio or video music recordings, or music in print or machine-readable form may be reviewed if an Order-in-Council directing a review is made and a notice is sent to the Investor within 21 days following the receipt of a certified complete notification.

Generally speaking, an acquisition is direct if it involves the acquisition of control of the Canadian business or of its direct or indirect Canadian parent and an acquisition is indirect if it involves the acquisition of control of a non-Canadian direct or indirect parent of an entity carrying on the Canadian business.  No change of voting control will be deemed to have occurred if less than one-third of the voting control of a Canadian corporation is acquired by an investor.

A WTO investor, as defined in the ICA, includes an individual who is a national of a member country of the WTO or who has the right of permanent residence in relation that WTO member, a government or government agency of a WTO investor-controlled corporation, a limited partnership, trust or joint venture that is neither WTO-investor controlled or Canadian controlled of which two-thirds of its board of directors, general partners or trustees, as the case may be, are any combination of Canadians and WTO investors.

The ICA exempts certain transactions from the notification and review provisions of ICA, including, among others, (a) an acquisition of voting shares if the acquisition were made in the ordinary course of that persons’ business as a trader or dealer in securities; (b) an acquisition of control of the company in connection with the realization of a security interest granted for a loan or other financial assistance and not for any purpose related to the provisions of the ICA; (c) the acquisition of voting interests by any person in the ordinary course of a business carried on by that person that consists of providing, in Canada, venture capital on terms and conditions not inconsistent with such terms and conditions as may be fixed by the Minister; and (d) acquisition of control of the company by reason of an amalgamation, merger, consolidation or corporate reorganization, following which the ultimate direct or indirect control in fact of the company, through the ownership of voting interests, remains unchanged.

E.

TAXATION

The discussions below summarize the material tax considerations relevant to an investment in common shares by individuals and corporations who, for income tax purposes, are resident in the U.S. for purposes of the Convention (as hereinafter defined) and are not resident in Canada, who hold common shares as a capital asset, and who do not hold the common shares in carrying on a business through a permanent establishment in Canada or in connection with a fixed base in Canada (collectively, "Unconnected U. S. Shareholders" or "Holders"). The tax consequences of an investment in common shares by investors who are not Unconnected U.S. Shareholders may differ substantially from the tax consequences discussed herein. The discussion of U.S. tax consideration is addressed only to Unconnected U. S. Shareholders whose "functional currency" within the meaning of Section 985 of the Internal Revenue Code of 1986, as amended (the "Code"), is the U. S. dollar, and to U. S. citizens who are not residents in the U.S. for the purpose of the Convention, but who otherwise meet the definition of Unconnected U.S. Shareholders. Furthermore, the discussion of U.S. tax consideration does not address the tax treatment of Unconnected U. S. Shareholders that own, or are deemed for U.S. federal income tax purposes to own, 10% or more of the total combined voting power of all classes of voting stock of NXT. The discussion of Canadian tax considerations does not address the tax treatment of a trust, company, organization or other arrangement that is a resident of the U.S. and that is generally exempt from U. S. tax.

This discussion does not address all of the income tax consequences that may be applicable to any Holder subject to special treatment under the U.S. federal income tax law or to any particular Holder in light of such Holder's particular facts and circumstances. Some Holders, including tax exempt entities, banks, insurance companies and persons who hold common shares as part of a hedging transaction may be subject to special or different rules not discussed below. The discussion of U.S. tax considerations is based on the provisions of the Code.

 The discussion of Canadian tax consideration is based upon the provisions of the Income Tax Act (Canada) (the "Tax Act"), the Convention between Canada and the U.S. with Respect to Taxes on Income and Capital, as amended from time to time (the "Convention"), and the Company's understanding of published administrative practices of Canadian Customs and Revenue Agency and judicial decision, all of which are subject to change. The discussion does not take into account the tax laws of the various provinces or territories of Canada or the tax laws of the various state and local jurisdictions in the U. S.

U.S. Federal Income Tax Considerations

Unconnected U.S. Shareholders generally will treat the gross amount of the distributions paid by the Company, including the amount of any Canadian tax withheld, as foreign source dividend income for U.S. federal income tax purposes to the extent of the Company's current or accumulated earnings and profits, as computed for U.S. federal income tax purposes. Distribution in excess of that amount will reduce an Unconnected U.S. Shareholder's tax basis in the common shares, but not below zero, and the remainder, if any, will be treated as taxable capital gains. In general, in computing its U.S. federal income tax liability, an Unconnected U.S. Shareholder may elect for each taxable year whether to claim a deduction or, subject to the limitations described below, a credit for Canadian taxes withheld from dividends paid on its common shares. If the Unconnected U.S. Shareholder elects to claim a credit for such Canadian taxes, the election will be binding for all foreign taxes paid or accrued by the Shareholder for such taxable year. The Code applies various limitations on the amount of foreign tax credit that may be available to a U.S. taxpayer based upon the segregation of foreign source income into separate categories of income. The amount of credit which may be claimed with respect to the category of income to which the dividend is allocated, and to which the foreign taxes are attributable generally may not exceed the same portion of the U.S. tax on worldwide taxable income, before applying the foreign tax credit as the U.S. holder's foreign source taxable income allocation to such category bears to such U.S. holder's entire taxable income. The foreign tax credit is disallowed for dividends on stock unless a minimum holding period is satisfied and additional limitations may restrict the ability of some individuals to claim the foreign tax credit. Accordingly, we urge investors to consult their own tax advisors with respect to the potential consequences to them of the foreign tax credit limitations.

The sale of common shares generally will result in a gain or loss to the Holder in an amount equal to the difference between the amount realized and the Holder's adjusted cost basis in the shares. Provided that the Holder is not considered a "dealer' in the shares sold, gain or loss on the sale of the common shares will generally be capital gain or loss.

Capital losses are deductible to the extent of capital gains. Individual taxpayers may deduct excess capital losses of up to US$3,000 a year, US$1,500 in the case of a married individual filing separately, from ordinary income. Non-corporate taxpayers may carry forward unused capital losses indefinitely.  Unused capital losses of a corporation may be carried back three years and carried forward five years.

Canadian Income Tax

Dividends paid or credited, or that NXT deems to pay or credit, on the common shares to Unconnected U.S. Shareholders will be subject to Canadian withholding tax. Under the Convention, the maximum rate of withholding tax on dividends paid or credited on the common shares is 15% if the beneficial owner of such dividends is an Unconnected U.S. Shareholder. However, that rate is reduced to 5% under the Convention if the beneficial owner of such dividends is an Unconnected U.S. Shareholder that is a corporation that owns at least 10% of the voting stock of NXT.

An Unconnected U.S. Shareholder will generally not be subject to tax in Canada on any capital gain realized upon the disposition or deemed disposition of the common shares, unless the common shares constitute “taxable Canadian property” of the shareholder within the meaning of the of the Tax Act and the Unconnected US Shareholder is not afforded any relief under the Convention. As NXT is resident in Canada and the common shares are not listed on a prescribed exchange as defined under the Tax Act, such shares will constitute taxable Canadian property. However, relief from Canadian tax maybe afforded to an Unconnected US Shareholder under the Convention.

Canada does not currently impose any estate taxes or succession duties.

F.

DIVIDENDS AND PAYING AGENTS

Not applicable.

G.

STATEMENTS BY EXPERTS

The consolidated financial statements included in this prospectus as at and for the years ended December 31, 2003 and 2002 have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their reports appearing herein (which audit report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of procedures relating to certain reclassifications of financial statement amounts in financial statements that were audited by auditors who have ceased operations and for which Deloitte & Touche LLP has expressed no opinion or other form of assurance other than with respect to the disclosure and reclassifications appearing in this Form F-1 of Energy Exploration Technologies Inc. and a separate report titled Comments by Auditor on Canada – United States of America Reporting Difference referring to substantial doubt about the Company’s ability to continue as a going concern) and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements included in this prospectus for the year ended and as at December 31, 2001 have been audited by Arthur Andersen LLP, independent chartered accountants, as indicated in their report dated March 22, 2002 in respect of the consolidated balance sheets as at December 31, 2001 and the consolidated statements of loss and comprehensive loss, shareholders’ equity (deficit) and cash flows for the year then ended, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Because Arthur Andersen LLP ceased to practice public accounting in Canada on June 3, 2002, we are not able to obtain the consent of Arthur Andersen LLP to the incorporation of their report into this registration statement.  As a result, you will not be able to recover against Arthur Andersen LLP under the statutory rights of action for damages or rescission provided by Canadian securities laws or under Section 11 of the United States Securities Act of 1933 for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.  Furthermore, Arthur Andersen LLP may not possess sufficient assets to satisfy any claims that may arise out of Arthur Andersen LLP's audit of our financial statements included in this prospectus.

H.

DOCUMENTS ON DISPLAY

All documents filed in connection with this registration statement have been filed with the Securities and Exchange Commission using the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system.  The Securities and Exchange Commission maintains a Web site on the Internet at the address http://www.sec.gov that contains reports, proxy information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. You may also inspect and copy any document we file with the SEC at its public reference rooms in Washington, D.C.  For obtain information about these references rooms you should call the SEC at 1-800-SEC-0330.

We are also a reporting company under the Exchange Act and, as such, are obligated to file annual reports on Form 10-K, quarterly reports on form 10-Q, proxy statements and other reports, statements and information with the SEC in accordance with the Exchange Act.  While we mail our annual proxy materials and annual reports on Form 10-K to our shareholders prior to our annual meeting of shareholders, we do not mail any other periodic reports and other information to our shareholders other than in response to specific requests for these materials. Selected documents we file with the SEC are also available for print-out in PDF format on our corporate website at www.nxtenergy.com.

DESCRIPTION OF SECURITIES OTHER THAN EQUITY SECURITIES

A.

DEBT SECURITIES

Not Applicable.

B.

Warrants and RIGHTS

Not Applicable.

C.

OTHER SECURITIES

Not Applicable.

D.

AMERICAN DEPOSITARY SHARES

Not Applicable.

A.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Not Applicable.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

TRANSFER AGENT

The transfer agent and registrar for our Common Stock is Jersey Transfer & Trust Co.; 201 Bloomfield Avenue, #16, Verona, NJ 07044-2203; Telephone No: 973-239-2712.

DEALER PROSPECTUS DELIVERY REQUIREMENT

Until ninety (90) days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Business Corporations Act (Alberta) (“ABCA”) generally allows NXT to indemnify a director or officer of NXT, a former director or officer of NXT or a person who acts or acted at NXT’s request as a director or officer of a body corporate of which NXT is or was a shareholder or creditor and the director’s or officer’s heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director of officer of that corporation or body corporate if the director or officer acted honestly and in good faith with a view to the best interests of NXT and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful.

The By-Law of NXT provides that NXT shall indemnify a director or officer, a former director or officer and a person who acts or acted at NXT’s request as a director or officer of a body corporate of which NXT is or was a shareholder or creditor (the “Indemnified Parties”) and the heirs and legal representatives of each of them, against all costs, charges and expenses, which includes, without limiting the generality of the foregoing, the fees, charges and disbursements of legal counsel on an as-between-a-solicitor-and-the-solicitor’s-own-client basis and an amount paid to settle an action or satisfy a judgment, reasonably incurred by an Indemnified Party, or the heirs or legal representatives of an Indemnified Party, or both, in respect of any action or proceeding to which any of them is made a party by reason of an Indemnified Party being or having been a director or officer or a director or officer of that body corporate, if:

(a) the Indemnified Party acted honestly and in good faith with a view to the best interests of NXT; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

NXT’s By-Law also provides that NXT shall indemnify an Indemnified Party and the heirs and legal representatives of an Indemnified Party in any other circumstances that the ABCA permits or requires.  Nothing in NXT’s By-Law limits the right of a person entitled to indemnity to claim indemnity apart from the provisions of the By-Law.

NXT’s By-Law and the ABCA provide that NXT may purchase and maintain insurance for the benefit of a person referred to above against the liabilities and in the amounts the ABCA permits and the Board of Directors of NXT approves.

RECENT SALES OF UNREGISTERED SECURITIES

On September 11, 2003, the Company issued 1,875,000 shares of its common stock at $0.40 per share for total gross proceeds of $750,000. The shares were issued under the Company’s Confidential Offering Memorandum dated July 22, 2003, which was fully subscribed for.  The sale of theses shares of common stock was exempt from registration due to the exemptions found in Regulation D (“Reg. D”) and Regulation S (“Reg. S”), each promulgated by the Securities and Exchange Commission under the Securities Act of 1933. The Company paid no commissions or finders fees in connection with this offering.  The shares were sold to the followinf persons:  Bamako Investment Management Ltd, M.J. Buamaim, Jokada Inc., Bibi S. Daprile, Joseph John Hanson, Salem Al Zubaidi, Stahis I. Stathis, McLeod Hygiene Services Corp. Bonnie Maksymowich, Randy Maksymowich, LOM Securities (Bermuda) Limited, Trutta Resources Inc., Sandra Sims, Shewan Energy Corporation, Joanne Louise Scott, Douglas J. Rowe, Douglas Renwicke, Steve Rainbow, Peter A. Proly, Douglas G. McIntyre, Louis Miceli, Marcie A. Newman, Brent Marzolf, D. Alec McDougall, Lanny King McDonald, Brian A. Jones, Brian Paul Kohlhammer, Gary Layden, Thomas P. Barry, Saad Ibrahim, Annette Hutchinson, Global S.C. Communications Inc., William Daniel Gantous, Donald E. Foulkes, Mary Helen Carwardine, Labeed A. Ghaleb, Michael D. Fitzgerald, Igor Dmitriev, 796047 Alberta Ltd., Delores L. Bradley, Chris Bradley, Lloyd R. Lipsett, Neil Orr, 424360 Alberta Ltd., Gordon Ratcliffe, Ilona Meszaros, John & Vera Cryan, Joan McCarthy, Tibor Szenasi, Jim Currie, David J.W. Mitchell, Wayne Foster, Rodolfo Rivas, Thomas F. Riggs, Steve Barritt, Richard Blair, Colm McLoughlin, Dipak Suru, Michael Gerbich, Dariush Rakhshani, Majed O. Khalifa Alshuwaihi.

The sale of the common stock was exempt from registration pursuant to Rule 506 of Reg. D. Neither the Company nor any person acting on its behalf offered or sold these securities by any form of general solicitation or general advertising. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom. Each purchaser represented to the Company that he was purchasing the securities for his own account and not for the account of any other persons. Each purchaser was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom. Following is a list of the people that subscribed to this offering under Regulation D.

 Of the total 1,875,000 shares issued under this offering, 525,000 shares were issued in offshore transactions since the offerees were not in the United States and the purchasers were outside the United States at the time of the purchase. Moreover, there were no directed selling efforts of any kind made in the United States. All documents used in connection with the offers and sales of the securities offshore included statements to the effect that the securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Act or an exemption therefrom is available and that no hedging transactions involving those securities may not be conducted unless in compliance with the Act. Each offshore subscriber certified that he or it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom and the Company is required to refuse to register any transfer that does not comply with such requirements.

On February 12, 2004, NXT completed a private placement of 573,269 units at $2.00 per unit for gross proceeds of $1,143,633. Each unit consisted of one (1) common share and a warrant to purchase an additional share for $2.75, with a term of one (1) year. No underwriters were utilized in this offering. NXT paid finders fees of $80,356 in connection with this offering. The offering was sold to a total of 56 investors, who are employees, former employees and consultants of NXT as well as certain accredited investors introduced to NXT by its management and employees.

On July 22, 2004, NXT raised $264,245 in gross proceeds through a private placement of 133,000 units.  Each unit consisted of a common share at $2.00 ($2.60 CDN) per share and a warrant with a strike price of $2.75 and a one year life.  No underwriters were utilized in this offering.  NXT paid finders fees of $8,480 in connection with this offering.  The offerings were sold to a total of 18 investors, who are employees, former employees and consultants of NXT as well as certain accredited investors introduced to NXT by its management and employees.

Of the 706,269 units sold, 380,269 were exempt from registration due to the exemption found in Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933. These sales were offshore transactions since all of the offerees were not in the United States and the purchasers were outside the United States at the time of the purchase. Moreover, there were no directed selling efforts of any kind made in the United States neither by us nor by any affiliate or any person acting on our behalf in connection with any of these offerings. All offering materials and documents used in connection with the offers and sales of the securities included statements to the effect that the securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Act or an exemption there from is available and that no hedging transactions involving those securities may not be conducted unless in compliance with the Act. Each purchaser under Regulation S certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption there from and we are required to refuse to register any transfer that does not comply with such requirements.

Of the remaining 326,000 units, such units were exempt from registration pursuant to Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933. Neither we nor any person acting on our behalf offered or sold these securities by any form of general solicitation or general advertising. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption there from. Each purchaser represented to us that he was purchasing the securities for his own account and not for the account of any other persons. Each purchaser was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.

Exhibits

2.1 (1)	Reorganization Plan dated September 28, 1994 between Mega-Mart, Inc. and Auric Mining Corporation
2.2 (1)	Reorganization Plan dated December 31, 1995 between Auric Mining Corporation and Fiero Mining Corporation
2.3 (1)	Reorganization Plan dated January 20, 1996 between Auric Mining Corporation and Pinnacle Oil Inc.
2.4 (1)	Articles of Incorporation of Auric Mining Corporation as filed with the Nevada Secretary of State on September 27, 1994
3.2 (1)	Amendment to Articles of Incorporation of Auric Mining Corporation as filed with the Nevada Secretary of State on February 23, 1996
3.3 (1)	Certificate of Amendment to Articles of Incorporation of Pinnacle Oil International, Inc. as filed with the Nevada Secretary of State on April 1, 1998
3.4 (6)	Certificate of Amendment to Articles of Incorporation of Pinnacle Oil International, Inc. as filed with the Nevada Secretary of State on June 13, 2000
3.5 (1)	Amended Bylaws for Energy Exploration Technologies
3.6 (1)	Pinnacle Oil International, Inc. specimen common stock certificate
3.7 (1)	Pinnacle Oil International, Inc. specimen series 'A' preferred stock certificate
3.8 (1)	Energy Exploration Technologies specimen common stock certificate
3.9 (1)	Form of Non-Qualified Stock Option Agreement for grants to directors
3.10 (1)	1997 Pinnacle Oil International, Inc. Stock Plan
3.11 (3)	Form of Stock Option Certificate for grants to employees under the 1997 Pinnacle Oil International, Inc. Stock Plan
3.12 (1)	Warrant certificate for 200,000 Common Shares issued to SFD Investment LLC
3.13 (4)	1999 Pinnacle Oil International, Inc. Executive Stock Option Plan
3.14 (4)	Form of Stock Option Certificate for grants to directors under the 2000 Pinnacle Oil International, Inc. Executive Stock Option Plan
3.15 (7)	2000 Pinnacle Oil International, Inc. Directors' Stock Plan
3.16 (7)	Form of Stock Option Certificate for grants to directors under the 2000 Pinnacle Oil International, Inc. Directors' Stock Plan
3.17 (1)	Stockholder Agreement dated April 3, 1998 among Pinnacle Oil International, Inc., R. Dirk Stinson, George Liszicasz and SFD Investment LLC
3.18 (10)	Amended By-laws of Energy Exploration Technologies, Inc. - Amended September 20, 2002
3.19 (12)

Articles of Continuance for the continuance of the Registrant in the Province of Alberta, filed with the Alberta Registrar of Corporations on October 24, 2003 under the name “Energy Exploration Technologies Inc.”

3.20 (12)	Bylaws of Energy Exploration Technologies Inc. dated October 24, 2003
10.1 (1)	Partnership Agreement of Messrs. Liszicasz and Stinson dated September 1, 1995
10.2 (1)	Agreement between Pinnacle Oil Inc. and Mr. Liszicasz dated January 1, 1996
10.3 (1)	Transfer Agreement by Momentum Resources Corporation dated June 18, 1996
10.4 (1)	Restated Technology Agreement dated August 1, 1996
10.5 (1)	Amendment to Restated Technology Agreement with Momentum Resources Corporation dated April 3, 1998
10.6 (8)	SFD Technology License Agreement with Momentum Resources Corporation dated December 31, 2000
10.7 (1)	Letter Agreement with Encal Energy Ltd. dated December 13, 1996
10.8 (1)	Exploration Joint Venture Agreement with Encal Energy Ltd. dated February 19, 1997
10.9 (1)	Exploration Joint Venture Agreement with Encal Energy Ltd. dated September 15, 1997
10.10 (8)	Letter Amending Joint Venture Agreement with Encal Energy Ltd. dated April 1, 2000
10.11 (1)	Letter Agreement with Renaissance Energy Ltd. dated April 16, 1997
10.12 (1)	SFD Survey Agreement with Renaissance Energy Ltd. dated November 1, 1997
10.13 (1)	SFD Survey Agreement with Renaissance Energy Ltd. dated February 1, 1998 (Prospect Lands #1)
10.14 (1)	SFD Survey Agreement with Renaissance Energy Ltd. dated February 1, 1998 (Prospect Lands #2)
10.15 (1)	Joint Exploration and Development Agreement with CamWest Limited Partnership dated April 3, 1998
10.16 (1)	Assignment of Joint Exploration and Development Agreement with CamWest Exploration LLC dated January 29, 1999
10.17 (1)	Canadian Data License Agreement with Pinnacle Oil Canada Inc. dated April 1, 1997
10.18 (1)	American Data License Agreement with Pinnacle Oil Inc. dated April 1, 1997
10.19 (1)	Cost Recovery Agreement with Pinnacle Oil Canada Inc. dated April 1, 1997
10.20 (1)	Assignment Agreement with Pinnacle Oil Canada Inc. dated September 15, 1997
10.21 (1)	Assignment Agreement with Pinnacle Oil Canada Inc. dated April 1, 1997
10.22 (1)	Assignment Agreement with Pinnacle Oil Canada Inc. dated November 1, 1997

10.23 (1)	Employment Agreement dated April 1, 1997 with Mr. Dirk Stinson
10.24 (1)	Employment Agreement dated April 1, 1997 with Mr. George Liszicasz
10.25 (1)	Unsecured Convertible Promissory Note ($500,000) in favor of Mr. Liszicasz
10.26 (1)	Unsecured Convertible Promissory Note ($500,000) in favor of Mr. Stinson
10.27 (1)	Promissory Notes of Pinnacle Oil Inc. in favor of Messrs. Liszicasz and Stinson dated October 21, 1995
10.28 (1)	Registration and Participation Rights Agreement dated April 3, 1998 between Pinnacle Oil International, Inc. and SFD Investment LLC
10.29 (1)	Form of Indemnification Agreement between Pinnacle Oil International, Inc. and each Director and Executive Officer
10.30 (1)	Lease Agreement between Phoenix Place Ltd. and Pinnacle Oil International, Inc. dated November 25, 1997
10.31 (2)	Employment Agreement dated July 9, 1998 with John M. Woodbury, Jr.
10.32 (5)	Assignment Of Joint Exploration and Development Agreement between CamWest Limited Partnership and CamWest Exploration LLC dated January 29, 1999
10.33 (5)	Settlement Agreement dated April 27, 1999
10.34 (5)	Employment Agreement dated May 1, 1999 with Daniel C. Topolinsky
10.35 (5)	Employment Agreement dated May 1, 1999 with James R. Ehrets
10.36 (9)	Promissory Note by NXT Aero USA Inc. dated November 6, 2000 to Aviation Finance Group LLC
10.37 (9)	Aircraft Loan Agreement by NXT Aero USA Inc. dated November 6, 2000 with Aviation Finance Group LLC
10.38 (9)	Aircraft Security Agreement by NXT Aero USA Inc. dated November 6, 2000 with Aviation Finance Group LLC
10.39 (9)	Commercial Guaranty by Energy Exploration Technologies dated November 6, 2000 to Aviation Finance Group LLC
10.40 (9)	Terminating Events Addendum dated November 6, 2000 with Aviation Finance Group LLC
10.41 (11)	Employment Agreement dated December 1, 2002 with George Liszicasz
10.42(14)	Interim Operating Agreement dated August 25, 2004 by and between NXT and Mr. George Liszicasz, NXT’s CEO and President
10.43(14)	Technical Services Agreement dated August 25, 2004 and effective January 1, 2005, by and between NXT and Mr. George Liszicasz, NXT’s CEO and President
10.44	Loan Agreement dated November 3, 2004 and entered into with our CEO, Mr. George Liszicasz
10.45	Loan Agreement dated November 16, 2004 and entered into with our CEO, Mr. George Liszicasz
10.46	Loan Agreement dated November 17, 2004 and entered into with our CEO, Mr. George Liszicasz
10.47	Loan Agreement Amendment dated November 19, 2004 and entered into with our CEO, Mr. George Liszicasz
10.48	February 17, 2004 – Announcement of appointment of His Highness Sheik Al Hassan Bin Ali Bin Rashid Al Nuaimi to the board of directors of Energy Exploration Technologies Inc.
10.49	November 5, 2004 – Announcement of shareholder approval on October 24, 2003 of the continuance of Energy Exploration Technologies Inc. from Nevada, U.S., to Alberta, Canada.
10.50

Announcement of appointment of Jarmila Manasek as VP Finance of Energy Exploration Technologies Inc. and of appointment of Brian Kohlhammer to the board of directors of Energy Exploration Technologies Inc.

14(13)	Code of Ethics
21(8) 23.1	List of significant subsidiaries Consent of Independent Registered Chartered Accountants, filed herewith
31	Rule 13a-14(a)/15d-14(a) Certification
32	Section 1350 Certification

99.1 (1)	Report captioned "Evaluation of Stress Field Detector Technology—Implications for Oil and Gas Exploration in Western Canada" dated September 30, 1996 prepared by Rod Morris, P. geologist, A.P.E.G.G.A.
99.2 (1)	Report regarding "Stress Field Detector Technology" dated May 22, 1998 prepared by Encal Energy Ltd.
99.3 (2)	Report captioned "SFD Data Summary" dated August 26, 1998 prepared by CamWest, Inc.
99.4 (1)

Report captioned "Pinnacle Oil International Inc.—Stress Field Detector Documentation of Certain Exploration and Evaluation Activities" dated February 27, 1998 prepared by Gilbert Laustsen Jung Associates Ltd.

	(1)	Previously filed by our company as part of our Registration Statement on Form 10 filed on June 29, 1998 (SEC File No. 0-24027)
	(2)	Previously filed by our company as part of our Amendment No. 1 to Registration Statement on Form 10 filed on August 31, 1998
	(3)	Previously filed by our company as part of our Annual Report on Form 10-K for our year ended December 31, 1998 as filed on March 31, 1999
	(4)	Previously filed by our company as part of our Registration Statement on Form S-8 (SEC File No. 333-89251) as filed on March 31, 1999
	(5)	Previously filed by our company as part of our Annual Report on Form 10-K for our year ended December 31, 1999 as filed on April 17, 2000
	(6)	Previously filed by our company as part of Amendment No. 1 to our Annual Report on Form 10-K for our year ended December 31, 1999 as filed on July 28, 2000
	(7)	Previously filed by our company as part of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 as filed on May 15, 2000.
	(8)	Previously filed by our company as part of our Annual Report on Form 10-K for the year ended December 31, 2000 as filed on April 2, 2001.
	(9)	Previously filed by our company as part of our Annual Report on Form 10-K for the year ended December 31, 2001 as filed on April 1, 2002.
	(10)	Previously filed by our company as part of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 as filed on November 14, 2002
	(11)	Previously filed by our company as part of our Annual Report on Form 10-K for the year ended December 31, 2002 as filed on March 31, 2003.
	(12)	Previously filed by our company as part of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 as filed on November 14, 2003.
	(13)	Previously filed as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2003 as filed on April 14, 2004.
	(14)	Previously filed as an Exhibit to a Current Report on Form 8-K dated November 4, 2004 as filed on November 12, 2004.

Undertakings

We hereby undertake to:

1.

File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Securities and Exchange Commission under Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table on the face page of the effective registration statement; or

(iii)

Include any additional or changed material information on the plan of distribution.

1.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

2.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

3.

File a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.

NXT hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to which the prospectus is given: NXT's latest filing on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that reasonable grounds to believe that it meets all of the requirements for filing Form F-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on March 31, 2005.

ENERGY EXPLORATION TECHNOLOGIES INC., an Alberta corporation
By: /s/ George Liszicasz Chief Executive Officer (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George Liszicasz and W. Scott Lawler, Esq. and each of them, as the undersigned's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this registration statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, which relates to this registration statement) and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

By:/s/ George Liszicasz George Liszicasz	Chief Executive Officer (principal executive officer) and Chairman	March 31, 2005
By: Dennis R. Hunter	Director
By: /s/Donald E. Foulkes Donald E. Foulkes	Director	March 31, 2005
By: /s/Doug Rowe Doug Rowe	Director	March 31, 2005
By: Robert Van Caneghan	Director
By: His Highness Sheikh Al Hassan Bin Ali Bin Rashid Al Nuaimi	Director
By: /s/Brian Kohlhammer Brian Kohlhammer	Director	March 31, 2005